                                                                    EXHIBIT 2.01



                      AGREEMENT AND PLAN OF REORGANIZATION



                                      AMONG

                              SILICON IMAGE, INC.,

                             DUKE ACQUISITION CORP.

                               CMD TECHNOLOGY INC.

                                       AND

                   CERTAIN SHAREHOLDERS OF CMD TECHNOLOGY INC.


                                  JUNE 1, 2001

                      AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization (this "AGREEMENT") is entered into as of June 1, 2001 by and among Silicon Image, Inc., a Delaware corporation ("PARENT"), Duke Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), CMD Technology Inc., a California corporation ("COMPANY"), and the shareholders of Company listed on the signature page hereto (collectively, the "SIGNIFICANT SHAREHOLDERS" and each individually, a "SIGNIFICANT SHAREHOLDER"), each of whom immediately prior to the consummation of the Merger (as defined below) will be a shareholder of Company.

                                    RECITALS

     A. The parties intend that, subject to the terms and conditions hereinafter set forth, Merger Sub will merge with and into Company (the "MERGER"), with Company to be the surviving corporation of the Merger, all pursuant to the terms and conditions of this Agreement, the Agreement of Merger substantially in the form attached hereto as EXHIBIT A-1 (the "AGREEMENT OF MERGER") and the Certificate of Merger substantially in the form attached hereto as EXHIBIT A-2 (the "CERTIFICATE OF MERGER") and the applicable provisions of the laws of the States of California and Delaware. The parties intend for the Merger to be treated as a non-taxable reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "CODE"), and to be accounted for as a purchase transaction for financial accounting purposes.

     B. The Boards of Directors of Parent, Merger Sub and Company have determined that the Merger is in the best interests of their respective companies and shareholders, have approved the Merger and, accordingly, have agreed to effect the Merger provided for herein upon the terms and conditions of this Agreement.

     C. Concurrently with the execution of this Agreement, and as a condition and inducement for parties' willingness to enter into this Agreement, each shareholder of Company is executing an investment representation letter in the form attached hereto as EXHIBIT B (the "INVESTMENT REPRESENTATION LETTER").

     D. Upon the effectiveness of the Merger, (i) all of the outstanding common stock of Company (the "COMPANY COMMON STOCK"), except Dissenting Shares (as defined in Section 1.3), will be automatically converted into the right to receive, and shall be exchangeable for, Parent common stock, $0.001 par value per share ("PARENT COMMON STOCK"), (ii) options, warrants and other rights to purchase Company Capital Stock (as defined in Section 1.2(c)) that are outstanding immediately prior to the effectiveness of the Merger will be converted into options, warrants and other rights to purchase Parent Common Stock, and (iii) Merger Sub will be merged with and into Company, in each case, in the manner and on the basis provided in this Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. PLAN OF REORGANIZATION

          1.1 THE MERGER. As soon as practicable after the Closing (as defined in Section 6.1), the Agreement of Merger will be filed with the Secretary of State of the State of California and the Certificate of Merger will be filed with the Secretary of State of the State of Delaware. The effective time of the Merger (the "EFFECTIVE TIME") shall be the time of filing of the Certificate of Merger unless otherwise specified in the Certificate of Merger which will occur on the Closing Date (as defined in Section 6.1) at 10:00 a.m. or at such other date or time as Parent and Company may mutually agree. Subject to the terms and conditions of this Agreement, Merger Sub will be merged with and into Company in a statutory merger pursuant to the Agreement of Merger and in accordance with applicable provisions of California law and pursuant to the Certificate of Merger and in accordance with applicable provisions of Delaware law.

          1.2 CONVERSION AND EXCHANGE OF SHARES.

               (a) CONVERSION OF MERGER SUB STOCK. At the Effective Time, each share of Merger Sub common stock that is issued and outstanding immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation (as defined below in Section 1.5). Each certificate evidencing ownership of shares of Merger Sub common stock will evidence ownership of such shares of common stock of the Surviving Corporation.

               (b) CONVERSION OF COMPANY STOCK. A share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger, and without further action on the part of any holder thereof, be automatically converted into the right to receive, and shall be exchangeable for (subject to Sections 1.2(d), 1.2(f), 1.3, 1.10 and 1.11), at the Effective Time, that number of fully paid and nonassessable shares of Parent Common Stock equal to the Company Exchange Number (as defined in Section 1.2(c)); PROVIDED, HOWEVER, that each share of Company Common Stock that is held in the treasury of Company shall not be so converted but shall be cancelled and retired and no consideration shall be delivered in exchange therefor. The Parent Common Stock will be allotted and issued to the shareholders of Company (collectively, the "COMPANY SHAREHOLDERS"), in each case in exchange for all of the issued and outstanding Company Capital Stock (as defined in Section 1.2(c)).

               (c) DEFINITIONS. The term "COMPANY EXCHANGE NUMBER" means the quotient of (i) the Merger Consideration divided by (ii) the total number of outstanding shares of Company Capital Stock as of the Effective Time.(1) The term "MERGER CONSIDERATION" means 7,755,689 shares of Parent Common Stock. The term "COMPANY CAPITAL STOCK" means the outstanding shares of Company Common Stock, including, without limitation or duplication, all shares of such stock that are issuable upon the exercise of any outstanding options, warrants and other rights thereto which are vested as of the Effective Time.

--------
(1) For example, assuming that as of the Effective Time, there are 8,809,575 outstanding shares of Company common stock and 1,802,728 shares of Company common stock subject to outstanding vested options, resulting in 10,612,303 outstanding shares of Company Capital Stock, then the Company Exchange Number would be 0.73082.

               (d) ADJUSTMENTS FOR CAPITAL CHANGES. If, between the date hereof and the Effective Time (as to the Parent Common Stock to be issued at the Effective Time), Parent (i) recapitalizes either through a split-up of its outstanding shares into a greater number of shares, or through a combination of its outstanding shares into a lesser number of shares, (ii) reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or
(iii) declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the calculation of the Company Exchange Number will be proportionally and equitably adjusted.

               (e) CONTINUATION OF VESTING AND CERTAIN REPURCHASE RIGHTS. If any shares of Company capital stock that are outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other similar condition (which will not expire solely as a consequence of the Merger) providing that such shares may be forfeited or repurchased by Company upon any termination of the shareholders' employment, directorship or other relationship with Company (and/or any affiliate of Company) under the terms of any restricted stock purchase agreement or other agreement with Company (such shares being referred to herein as "COMPANY RESTRICTED STOCK") then the Parent Common Stock issued upon the conversion of such shares of Company Capital Stock in the Merger will continue to be unvested and subject to the same repurchase options, risks of forfeiture or other similar conditions following the Effective Time. The certificates representing such Parent Common Stock may accordingly be marked with appropriate legends noting such repurchase options, risks of forfeiture or other similar conditions. Company and Parent agree that from and after the Effective Time they waive any repurchase rights for vested shares and rights of first refusal contained in the Company Stock Plans (as defined in Section 1.4(a)) and agreements related thereto with respect to shares of Silicon Image Common Stock exchanged for Company Common Stock pursuant to the Merger or subject to Parent Options (as defined in Section 1.4(a)).

               (f) FRACTIONAL SHARES. No fractional shares of Parent Common Stock will be issued in connection with the Merger, but in lieu thereof, the holder of any shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock will receive, promptly after the Effective Time, an amount of cash equal to the last sale price on the Nasdaq National Market of Parent Common Stock on the last trading day prior to the Effective Time, multiplied by the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled at the Effective Time.

               (g) CALCULATION. Unless specified otherwise herein, each calculation called for by this Agreement shall be carried out to five (5) decimal places.

          1.3 DISSENTING SHARES. Holders of Dissenting Shares (if any) will be entitled to appraisal rights under Section 1300 ET. SEQ. of the California General Corporation Law ("CALIFORNIA LAW") with respect to such Dissenting Shares and such Dissenting Shares will not be converted into Parent Common Stock in the Merger; PROVIDED, HOWEVER, that nothing in this Section 1.3 is intended to remove, release, waive, alter or effect any of the conditions to Parent's and Merger Sub's obligations to consummate the Merger set forth in Section 7.8, or any other provision of this Agreement relating to Dissenting Shares. Shares of Company Common Stock that are outstanding immediately prior to the Effective Time of the Merger and with respect to which dissenting shareholders' rights of appraisal under California Law have either (a) not been properly exercised and perfected or (b) with the consent of Company and Parent, been withdrawn, will, when such dissenting shareholders' rights can no longer be legally exercised under California Law, be converted into Parent Common Stock as provided in Section 1.2(b). "DISSENTING SHARES" means any shares of Company capital stock that (i) are outstanding immediately prior to the Effective Time and (ii) with respect to which dissenters' rights to obtain payment for such dissenting shares in accordance with Section 1300 ET. SEQ. of California Law have been duly and properly exercised and perfected in connection with the Merger.

          1.4 COMPANY STOCK OPTIONS.

               (a) At the Effective Time, each of the then outstanding Company Options shall, by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by Parent and converted into an option to purchase that number of Parent Common Stock (a "PARENT OPTION") obtained by multiplying the number of Company Common Stock issuable under such Company Option by the Company Exchange Number. If the foregoing calculation results in a Company Option being exercisable for a fraction of a share of Parent Common Stock, then the number of shares of Parent Common Stock subject to such option shall be rounded down to the nearest whole number of shares. The exercise price of each Company Option shall be equal to the exercise price of the Company Option from which such Parent Option was converted divided by the Company Exchange Number, rounded up to the nearest whole cent. Except as otherwise set forth in this Section 1.4, the term and vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all the terms and conditions of each Parent Option will, to the extent permitted by law and otherwise reasonably practicable, be the same in all material respects as the corresponding Company Option. An optionholder's continuous employment with Company shall be credited as employment with Parent for purposes of determining the vesting of the Parent Options. Other than Company Options that shall become vested and exercisable pursuant to acceleration provisions specifically disclosed in
SCHEDULE 2.3(b), no Company Options shall become vested or exercisable solely as a result of the Merger. Company will take or cause to be taken, all actions that are necessary, proper, or advisable under the Stock Plans to make effective the transactions contemplated by this Section 1.4. "COMPANY OPTIONS" means any option or warrant granted and not exercised or expired, to a current or former employee, director or independent contractor or consultant of Company or any predecessor thereof or to any other party to purchase Company Common Stock pursuant to any stock option, warrant, stock bonus, stock award or stock purchase plan, program or arrangement of Company or any predecessor thereof (collectively, the "STOCK PLANS") or any other contract or agreement entered into by Company.

               (b) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery pursuant to the terms set forth in this Section 1.4. As soon as reasonably practicable and no later than ten (10) business days following the Effective Time, Parent shall cause the Parent Common Stock issuable upon exercise of the assumed Company Options to be registered, or to be issued pursuant to an effective registration statement on Form S-8 (or successor form) promulgated by the U.S. Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 ACT") and shall use reasonable efforts to maintain the effectiveness of such registration statement or registration statements for so long as such Parent Options remain outstanding and Parent Common Stock is registered under the Securities Exchange Act of 1934, as amended (the "1934 ACT"). Notwithstanding the foregoing, Parent shall not be obligated to register or maintain the registration under the 1933 Act of the issuance of any Parent Common Stock that is subject to a Parent Option held by a person who is ineligible to have such person's securities registered on Form S-8 (or successor form).

          1.5 EFFECTS OF THE MERGER. At the Effective Time: (a) the separate existence of Merger Sub will cease and Merger Sub will be merged with and into Company and Company will be the surviving corporation in the Merger (the "SURVIVING CORPORATION") pursuant to the terms of the Agreement of Merger and the separate existence of Merger Sub will thereupon cease; (b) the Articles of Incorporation and Bylaws of the Surviving Corporation will be in substantially the forms attached hereto as EXHIBIT C-1 and EXHIBIT C-2; (c) each share of Company Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive and will become exchangeable for, Parent Common Stock as provided in Section 1.2(b); (d) each share of common stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of the sole stockholder of Merger Sub, be converted into and become one share of common stock of the Surviving Corporation (and the shares of Surviving Corporation into which the shares of Merger Sub common stock are so converted shall be the only shares of Company Common Stock that are issued and outstanding immediately after the Effective
Time); (e) each share of Company's capital stock held by the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof; (f) the directors and executive officers of Merger Sub will become the directors and executive officers of the Surviving Corporation; and (g) the Merger will, at and after the Effective Time, have all of the effects provided by applicable law.

          1.6 FURTHER ASSURANCES. Company and the Significant Shareholders agree that if, at any time after the Effective Time, Parent considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect, confirm or continue in the Surviving Corporation, Merger Sub or Parent, title to any property or rights of Company as provided herein, Parent and any of its officers are hereby authorized by Company and the Significant Shareholders to execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect, confirm or continue title to such property or rights in the Surviving Corporation, Merger Sub or Parent, and otherwise to carry out the purposes of this Agreement, in the name of Company and the Significant Shareholders or otherwise.

          1.7 SECURITIES LAW ISSUES; REGISTRATION RIGHTS. Based in part on the representations of Company Shareholders made in the Investment Representation Letters, the Parent Common Stock to be issued in the Merger will be issued pursuant to an exemption from registration under Section 4(2) of the 1933 Act and/or Regulation D promulgated under the 1933 Act and exemptions from qualification under applicable state securities laws. Parent and Company Shareholders will enter into a registration rights agreement in the form attached hereto as EXHIBIT D (the "REGISTRATION RIGHTS AGREEMENT") with respect to the Parent Common Stock to be issued to Company Shareholders. Subject to compliance by Parent with its obligations under the Registration Rights Agreement, holders of Parent Common Stock to be issued in the Merger will be wholly responsible for compliance with all federal and state securities laws regarding the sale, transfer or other disposition of such shares. Parent will file any required Nasdaq Stock Market notification forms for a change in the number of shares outstanding and for listing of additional shares with respect to the Parent Common Stock issued in the Merger and subject to the Parent Options.

          1.8 TAX-FREE REORGANIZATION. The parties intend that the Merger shall constitute a non-taxable reorganization within the meaning of Section 368(a)(1)(A) of the Code. However, Parent makes no representations or warranties to Company or to any Company Shareholder or other holder of Company securities regarding the tax treatment of the Merger, whether the Merger will qualify as a tax-free plan of reorganization under the Code, or any of the tax consequences to any Company Shareholder or such holder of this Agreement, the Merger or any of the other transactions or agreements contemplated hereby, and Company and the Company Shareholders acknowledge that Company and the Company Shareholders are relying solely on their own tax advisors in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement.

          1.9 PURCHASE ACCOUNTING. The parties intend that the Merger be treated as a purchase transaction for financial accounting purposes.

          1.10 ESCROW AGREEMENT. Pursuant to an Escrow Agreement to be entered into on or before the Closing Date in the form of EXHIBIT E (the "ESCROW AGREEMENT"), among Parent, the Significant Shareholders, the Representative (as defined in the Escrow Agreement) of the Significant Shareholders and State Street Bank and Trust Company (the "ESCROW AGENT"), Parent will withhold from the Significant Shareholders (in proportion to their respective ownership interests in Company Common Stock) thirteen percent (13%) of the total shares of Parent Common Stock to be issued in the Merger (collectively, the "ESCROW SHARES"). Promptly after the Closing Date, Parent will deposit or cause to be deposited the Escrow Shares in escrow with the Escrow Agent pursuant to the Escrow Agreement. The Escrow Shares will be held in escrow as collateral for the indemnification obligations of the Significant Shareholders under Section 8 below and the Severance Escrow Agreement pending release from escrow pursuant to the Escrow Agreement.

          1.11 SEVERANCE ESCROW AGREEMENT. Pursuant to a Severance Indemnification and Escrow Agreement to be entered into on or before the Closing Date in the form of EXHIBIT F (the "SEVERANCE ESCROW AGREEMENT"), among Parent, the Significant Shareholders, the Representative (as defined in the Severance Escrow Agreement) of the Significant Shareholders and the Escrow Agent, Parent will withhold from the Significant Shareholders (in proportion to their respective ownership interests in Company Common Stock), in addition to and not in substitution for the Escrow Shares, a total of 600,000 shares of Parent Common Stock to be issued to them in the Merger (the "SEVERANCE ESCROW SHARES"). Promptly after the Closing Date, Parent will deposit or cause to be deposited the Severance Escrow Shares in escrow with the Escrow Agent pursuant to the Severance Escrow Agreement. The Severance Escrow Shares will be held in escrow as collateral for the indemnification obligations of the Significant Shareholders under the Severance Escrow Agreement pending release from escrow pursuant to the Severance Escrow Agreement.

     2. REPRESENTATIONS AND WARRANTIES OF COMPANY

          Company represents and warrants to Parent that, except as set forth in the letter addressed to Parent from Company and dated as of the date of this Agreement, including all schedules thereto (which shall specifically reference the Sections of this Agreement to which the specific items of disclosure therein constitute an exception) which has been delivered by Company to Parent concurrently with the parties' execution of this Agreement (the "COMPANY DISCLOSURE LETTER"), each of the representations, warranties and statements contained in the following sections of this Section 2 is true and correct as of the date of this Agreement. For all purposes of this Agreement, the statements contained in the Company Disclosure Letter shall also be deemed to be representations and warranties made and given by Company under Section 2 of this Agreement.

          2.1 ORGANIZATION AND GOOD STANDING. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has continuously been in good standing under the laws of the State of California at all times since its inception. Company has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (each such jurisdiction being listed on SCHEDULE 2.1). Company has delivered to Parent true and correct copies of the currently effective Articles of Incorporation and Bylaws of Company, each as amended to date. Company is not in violation of its Articles of Incorporation or Bylaws.

          2.2 POWER, AUTHORIZATION AND VALIDITY.

               (a) Company has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and the Agreement of Merger and Certificate of Merger (collectively, the "COMPANY ANCILLARY AGREEMENTS"). This Agreement and the Company Ancillary Agreements have been duly and validly approved by Company.

               (b) No filing, authorization, consent or approval, governmental or otherwise, or filing with any governmental authority or court is necessary to enable Company to enter into, and to perform its obligations under, this Agreement or the Company Ancillary Agreements, except for the filing of the Agreement of Merger with the California Secretary of State and the filing of the Certificate of Merger with the Delaware Secretary of State.

               (c) This Agreement and the Company Ancillary Agreements have been duly executed and delivered by Company. This Agreement and the Company Ancillary Agreements are valid and binding obligations of Company enforceable against Company in accordance with their respective terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and
(iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

          2.3 CAPITALIZATION.

               (a) AUTHORIZED AND OUTSTANDING CAPITAL STOCK OF COMPANY. The authorized capital stock of Company consists solely of 25,000,000 shares of Company Common Stock. A total of 8,809,575 shares of Common Stock are issued and outstanding as of the date of this Agreement. The number of issued and outstanding shares of Company Common Stock held by each Company Shareholder is set forth in SCHEDULE 2.3(a), and no shares of Company Common Stock are issued or outstanding that are not set forth in SCHEDULE 2.3(a). Company holds no treasury shares. To Company's knowledge, each Company Shareholder has good and marketable title to that number of shares of Company Common Stock as set forth beside such Company Shareholder's name on SCHEDULE 2.3(a), free and clear of all encumbrances, liens, agreements, voting trusts, proxies and other arrangements or restrictions of any kind whatsoever. No equity securities of Company shall be issued and outstanding at the Effective Time other than Company Common Stock and Company Options. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission, right of first refusal or preemptive right and have been offered, issued, sold and delivered by Company in compliance with all requirements of applicable laws and all requirements sets forth in applicable agreements or instruments. There is no liability for dividends accrued and unpaid by Company. The vote required to approve this Agreement, the Merger and the transactions contemplated hereby is a majority of the Company Common Stock. The term "KNOWLEDGE," when used with reference to: (i) a Significant Shareholder, means the knowledge of such individual after reasonable inquiry;
(ii) Company, means the collective knowledge of its directors and Jeffrey Blaalid, Kirk Andrews, Robert Rudy, David Guy, Terry Sutherland, Richard Wilcox and William Bistline, after reasonable inquiry by such persons; and
(iii) Parent, means the collective knowledge of its officers and directors, after reasonable inquiry by such persons.

               (b) OPTIONS/RIGHTS. Company has reserved an aggregate of 9,000,000 shares of Company Common Stock for issuance pursuant to the Stock Plans (including shares subject to outstanding Company Options). A total of 5,002,270 shares of Company Common Stock are subject to outstanding Company Options as of the date of this Agreement. SCHEDULE 2.3(b) sets forth for each Company Option (i) the name of the holder of such Company Option, (ii) the exercise price of such Company Option, (iii) the number of shares covered by such Company Option, (iv) the vesting schedule for such Company Option, (v) the extent such Company Option is vested as of the date of this Agreement, and (vi) whether the exercisability of such Company Option will be accelerated in any way by any of the transactions contemplated by this Agreement or upon any other event or condition and the extent of acceleration, if any. No Company Options have been amended, modified, supplemented, replaced or exchanged to provide for (or increase the scope of) any acceleration of vesting or exercisability since January 1, 2000. In addition, SCHEDULE 2.3(b) sets forth all holders of shares of Company Restricted Stock and for each such person, the number of shares of Company Restricted Stock held, the terms of Company's rights to repurchase such Company Restricted Stock, the schedule on which such rights lapse and whether such repurchase rights lapse in full or in part as a result of the Merger or upon any other event. True and correct copies of each Stock Plan, the standard agreement under each Stock Plan and each agreement for each Company Option that does not conform to the standard agreement under each Stock Plan have been delivered by Company to Parent or its legal counsel, Fenwick & West LLP. All outstanding Company Options have been issued and granted in compliance with all requirements of applicable laws and all requirements set forth in applicable agreements or instruments. Except for Company Options, there are no stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any shares of Company capital stock or any securities or debt convertible into or exchangeable for Company capital stock or obligating Company to grant, extend or enter into any such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement. There are no voting agreements, registration rights, rights of first refusal, preemptive rights, co-sale rights, notice rights, information rights, tag-along rights, redemption rights or other restrictions applicable to any outstanding securities of Company. Company is not under any obligation to register under the 1933 Act any of its presently outstanding shares of stock or other securities or any stock or other securities that may be subsequently issued.

          2.4 SUBSIDIARIES. Company has no Subsidiaries or any equity interest, direct or indirect, in, or loans to, any corporation, partnership, joint venture, limited liability company or other business entity. Company is not obligated to make, nor bound by any agreement or obligation to make, any investment in or capital contribution in or on behalf of any other entity. "SUBSIDIARY" of an entity means a corporation or other business entity in which such entity owns, directly or indirectly, at least a fifty percent (50%) interest or that is otherwise, directly or indirectly, controlled by such entity. Company is not a general partner of any general partnership, limited partnership or other entity.

          2.5 NO VIOLATION OF ARTICLES OF INCORPORATION OR EXISTING AGREEMENTS. Neither the execution and delivery of this Agreement or the Company Ancillary Agreements, nor the consummation of any of the transactions provided for herein, will (a) conflict with or violate any provision of the Articles of Incorporation or Bylaws of Company, as currently in effect, (b) conflict with, violate, constitute a default under, result in a termination, acceleration or breach of, or provide any party with any right of termination or acceleration or any other material rights or remedies under (in each case with or without notice or lapse of time, or both) any instrument, contract, agreement, permit, mortgage, license, letter of intent or commitment (whether verbal or in writing) to which Company is a party or by which Company or any of its assets or properties is bound or have any Material Adverse Effect (as defined below) upon any rights of Company pursuant to the terms of any such instruments, contracts, agreements, permits, mortgages, licenses, letters of intent or commitments, or (c) conflict with or violate any judgment, writ, decree, order, statute, rule or regulation applicable to Company or its assets or properties. Except as set forth on SCHEDULE 2.5, the Merger will not require the consent of any third party. "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT," when used with reference to any entity or group of related entities, means any event, change, violation, inaccuracy, circumstance or effect (regardless of whether or not such events or changes are inconsistent with the representations or warranties made by such party in this Agreement) that is or is reasonably likely to be, individually or in the aggregate, materially adverse to the condition (financial or otherwise), prospects, capitalization, properties, employees, assets (including intangible assets), business, operations or results of operations of such entity and its subsidiaries, taken as a whole; PROVIDED, that in no event shall a change in the price of the publicly traded stock of Parent constitute, in and of itself, a Material Adverse Change or Material Adverse Effect in Parent.

          2.6 LITIGATION. There is no action, proceeding, suit, arbitration, mediation, claim, or to Company knowledge investigation pending or, to Company's knowledge, threatened against Company (or against any officer, director, employee or agent of Company in their capacity as such or relating to their employment, services or relationship with Company) before any court or administrative agency other than actions, proceedings, suits, arbitrations, mediations, claims or investigations that neither (a) are pending or, to the Company's knowledge, threatened on the date of this Agreement, nor (b), may reasonably be expected to have a Material Adverse Effect on Company or any of the transactions completed hereby. There is no judgment, decree, injunction, rule or order of any court, governmental authority or arbitrator outstanding against Company. There is no basis for any person, firm, corporation or entity to assert a claim against Company (or Parent, Merger Sub or the Surviving Corporation as a successor in interest to Company) based upon: (a) ownership or rights to ownership of any shares of Company capital stock, (b) any rights as a securities holder of Company, including, without limitation, any option or other right to acquire any shares of Company capital stock, any preemptive rights or any rights to notice or to vote, or (c) any rights under any agreement between Company and any securities holder or former securities holder in such holder's capacity as such.

          2.7 COMPANY FINANCIAL STATEMENTS. Company has delivered to Parent
(a) its unaudited balance sheet as of December 31, 2000 and its unaudited income statement and statement of cash flows for the year then ended, (b) its audited balance sheets as of December 31, 1998 and 1999, and its audited income statements and statements of cash flows for the years then ended, and
(c) its unaudited balance sheets as of March 31, 2001 and April 30, 2001 and its unaudited income statements and statements of cash flows for the three month period ended March 31, 2001 and the one month period ended April 30, 2001 (collectively, the "FINANCIAL STATEMENTS"), a copy of each of which is included as SCHEDULE 2.7. The Financial Statements (a) are in accordance with the books and records of Company and (b) fairly and accurately represent the financial condition of Company at the respective dates specified therein and the results of operations for the respective periods specified therein in accordance with generally accepted accounting principles ("GAAP") consistently applied and in accordance with the past practices of Company, except that the financial statements for the three-month period ended March 31, 2001 and the one-month period ended April 30, 2001 do not contain notes and are subject to normal recurring adjustments which are not material in amount. Company has no debt or liability of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for (i) those set forth in the Financial Statements, (ii) those incurred in the ordinary course of Company's business, consistent with past practice that are not individually material in amount and do not result from any breach of contract, tort or violation of law, provided that if such debt, liability or obligation was incurred before April 30, 2001 (the "BALANCE SHEET DATE"), it is not required under GAAP to be set forth in the Financial Statements, (iii) accruals of expenses, accounts payable and purchase orders arising in the ordinary course of Company's business since the Balance Sheet Date to the extent such accruals are of the same nature and not materially greater in amount than those accruals incurred according to Company's past practice during comparable periods, and (iv) liabilities incurred pursuant to this Agreement or in connection with the transactions contemplated hereby or with the prior written consent of Parent, and except as disclosed anywhere in the Company Disclosure Letter to the extent it is reasonably evident that such disclosure qualifies this representation. There has been no change in Company's accounting policies other than as specifically described in the notes to the Financial Statements. Notwithstanding the foregoing, (i) after the Closing, Company shall be entitled to deliver a SCHEDULE 2.7.1 containing audited financial statements for December 31, 2000 (and the year then ended), together with corresponding changes to Company's unaudited financial statements for March 31, 2001 and April 30, 2001 (and the three and one month periods then ended) and (ii) to the extent such updated financial statements differ from the corresponding financial statements included in SCHEDULE 2.7 as of the date of this Agreement as to inventory reserves and accounts and amounts necessarily affected by changes in inventory reserves (collectively, the "INVENTORY RESERVE CHANGES"), then such updated financial statements, with respect to the Inventory Reserve Changes only, will supersede and replace the corresponding financial statements included in SCHEDULE 2.7 as of the date of this Agreement and be deemed "Financial Statements" hereunder for purposes of the foregoing representations and warranties in this Section 2.7 and the other provisions of this Agreement.

          2.8 COMPANY FINANCIAL PROJECTIONS. Company has delivered to Parent financial projections for each calendar quarter in the period from April 2001 to June 2002 (the "FINANCIAL PROJECTIONS"), a copy of each of which is included as SCHEDULE 2.8. The Financial Projections have been prepared in good faith by Company based upon assumptions that Company believes are reasonable and represent Company's good faith projections as to Company's future results of operations given reasonable equity and working capital. Such Financial Projections, however, are subject to significant business, economic and competitive factors and uncertainties, many of which are beyond Company's control, and such factors and uncertainties may cause Company's actual results to differ materially from the Financial Projections.

          2.9 TAXES. Company has timely filed all returns, reports, estimates, and information statements relating to taxes ("RETURNS") required to be filed by Company. All such Returns are true, complete and correct. Company has paid when due all taxes required to be paid in respect of all periods for which Returns have been filed, has made all necessary estimated tax payments, and has no liability for taxes in excess of the amount so paid with respect to such Returns, except to the extent adequate reserves have been established in the Financial Statements. No adjustment relating to any Returns filed by Company has been proposed in writing formally or informally by any tax authority to Company or any representative thereof. No deficiencies for any tax have been threatened, claimed, proposed or assessed against Company which have not been settled or paid. No tax return of Company has ever been audited by the Internal Revenue Service or any other taxing agency or authority, no such audit is in progress and Company has not been notified of any request for such an audit or other examination. Company has no current or deferred tax liabilities and will not as a result of the transactions contemplated herein become liable for any tax not adequately reserved against on the Financial Statements. Company has not executed any currently effective waiver of any statute of limitations on or extending the period for the assessment or collection of any tax. Company is not obligated to make any "excess parachute payment," as defined in Section 280G(b)(1) of the Code, nor will any excess parachute payment be deemed to have occurred as a result of or arising out of the Merger to the extent
Section 280G of the Code is applicable to Company. Company has complied with all applicable laws, rules and regulations relating to the payment and withholding of taxes (including, without limitation, withholding of taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or similar provisions under any foreign law), has, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws and has timely filed all withholding tax returns. Company is not a party to any tax-sharing or allocation agreement. Company does not owe any amount under any tax-sharing or allocation agreement. Company has not been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Company) or has no liability for the taxes of any person (other than Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise. Since its inception, Company has not been a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code, and in Section 1.897-2(b) of the Treasury Regulations issued thereunder (the "REGULATIONS"). Company has withheld with respect to its employees all federal and state income taxes, taxes pursuant to the Federal Insurance Contribution Act ("FICA"), taxes pursuant to the Federal Unemployment Tax Act ("FUTA") and other taxes required to be withheld, except such taxes which are not material to Company. For the purposes of this Section 2.9, the terms "TAX" and "TAXES" include all income, gains, franchise, excise, property, sales, use, employment, license, payroll, services, occupation, recording, value added or transfer taxes, governmental charges, fees, levies, assessments or other taxes (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax. Company has not incurred a dual consolidated loss within the meaning of Section 1503 of the Code.

          2.10 TITLE TO PROPERTIES; CONDITION OF EQUIPMENT AND PROPERTY. Company has good and marketable title to all of its assets used in its business or as shown on the balance sheet as of the Balance Sheet Date included in the Financial Statements, free and clear of all liens, charges, encumbrances or restrictions (other than Permitted Liens as defined below), other than such assets, set forth on Schedule 2.10, as were sold in the ordinary course of business, consistent with past practice, since the Balance Sheet Date or which are subject to capitalized leases. Such assets are sufficient for the continued operation of the business of Company consistent with current practice. The term "PERMITTED LIEN" means any mechanics', carriers', workers' and other similar liens arising in the ordinary course of business. All leases of real or personal property to which Company is a party are fully effective and afford Company peaceful and undisturbed possession of the subject matter of the lease. All of the buildings and fixtures on owned real property were constructed in accordance with all applicable laws and Company has adequate rights of ingress and egress into any real property used in the operation of its business. The machinery and equipment (the "EQUIPMENT") owned or leased by Company is (a) suitable for the uses to which they are currently employed,
(b) in generally good operating condition, (c) regularly and properly maintained, (d) not obsolete or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business, consistent with past practice, and (e) to the Company's knowledge, free from any material defects.

          2.11 ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date, Company has carried on its business in the ordinary course in accordance with the procedures and practices in effect on the Balance Sheet Date, and since the Balance Sheet Date there has not been with respect to Company:

               (a) any Material Adverse Change with respect to Company;

               (b) any contingent liability incurred as guarantor or surety with respect to the obligations of others;

               (c) any mortgage, encumbrance or lien placed on any of its properties or granted with respect to any of its assets other than Permitted Liens;

               (d) any material obligation or liability incurred other than in the ordinary course of business consistent with past practice, or any borrowing of moneys in excess of $50,000 in the aggregate;

               (e) any purchase, license, sale or other disposition, or any agreement or other arrangement for the purchase, license, sale or other disposition, of any of the properties or assets of Company other than sales of inventory and purchases of raw materials in the ordinary course of business, consistent with past practice;

               (f) any material damage, destruction or loss, whether or not covered by insurance, affecting the properties, assets or business of Company;

               (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Company, any split, stock dividend, combination or recapitalization of the capital stock of Company or any direct or indirect redemption, purchase or other acquisition by Company of its capital stock;

               (h) any material labor dispute or claim of material unfair labor practices;

               (i) any change with respect to the officers or management or supervisory employees of Company named in SCHEDULE 2.11(i) (which shall include all employees with severance agreements with Company) ("MANAGEMENT EMPLOYEES");

               (j) any material modification of the benefits payable or to become payable to any directors or employees of the Company, or any increase in the compensation payable or to become payable to any of Company's directors or employees of the Company, or any bonus payment or arrangement made to or with any of such directors or employees, except salary increases (not in excess of ten percent (10%) for any individual) with respect to persons who are not officers or directors of Company in the ordinary course of business consistent with past practice in connection with promotions or annual performance evaluations;

               (k) any increase in or modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of Company's employees or directors of Company;

               (l) any making of any loan, advance or capital contribution to, or investment in, any person other than (i) travel loans or advances made in the ordinary course of business consistent with past practice of Company and (ii) other loans and advances in an aggregate amount which does not exceed $50,000 outstanding at any time;

               (m) any entry into, amendment of, relinquishment, termination or nonrenewal by Company of any contract, lease transaction, commitment or other right or obligation other than in the ordinary course of business, consistent with past practice (including without limitation entering into purchase orders), but in no event involving obligations (contingent or otherwise) of, or payments to Company in excess of $50,000 individually or $100,000 in the aggregate;

               (n) any payment or discharge of a material lien or liability thereof, which lien or liability was not either (i) shown on the balance sheet as of the Balance Sheet Date included in the Financial Statements or
(ii) incurred in the ordinary course of business, consistent with past practice after the Balance Sheet Date;

               (o) any obligation or liability incurred by Company to any of their officers, directors or shareholders, except liabilities for salary, vacation and other employment benefits accrued in the ordinary course of business;

               (p) any amendment or change in the Articles of Incorporation or Bylaws or other charter documents of Company;

               (q) any deferral of the payment of any accounts payable outside the ordinary course of business or in an amount which is material or any discount, accommodation or other concession made outside the ordinary course of business in order to accelerate or induce the collection of any receivable;

               (r) any acceleration or release of any vesting condition to the right to exercise any option, warrant or other right to purchase or otherwise acquire any shares of Company's capital stock, or any acceleration or release of any right to repurchase shares of Company's capital stock upon the shareholder's termination of employment or services with Company or pursuant to any right of first refusal;

               (s) any material change in the manner in which Company extends discounts, credits or warranties to customers or otherwise deals with its customers;

               (t) any termination of the employment of a material number of employees of Company;

               (u) sale, issuance, grant or authorization of the issuance or grant of: (A) any shares of its capital stock of any class or other security (other than (1) options issued to employees in the ordinary course of business consistent with past practice and identified in Schedule 2.3(b) (all of which had been granted as of the date of this Agreement), or (2) pursuant to exercise of outstanding stock options and warrants); (B) any option, call, warrant, obligation, subscription, or other right to acquire any capital stock or any other security, except for stock options described in Schedule 2.3(b) or (C) any instrument convertible into or exchangeable for any capital stock or other security;

               (v) any revaluation by Company of any of its assets;

               (w) any agreement or arrangement made by Company to do any of the foregoing or to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty of Company set forth in Section 2 of this Agreement untrue or incorrect as of the date when made.

          2.12 AGREEMENTS AND COMMITMENTS. Except as specifically identified in SCHEDULE 2.12, Company is not a party or subject to any of the following (whether oral or written):

               (a) any contract, commitment, agreement, quotation or purchase order providing for payments by or to Company in an aggregate amount of (i) $75,000 or more in the ordinary course of business, consistent with past practice, or (ii) $50,000 or more not in the ordinary course of business, consistent with past practice;

               (b) any agreement under which Company is licensor of Intellectual Property (as defined in Section 2.13), or under which Company is licensee of any Intellectual Property of any other Person (except for standard "shrink wrap" licenses for off-the-shelf software products);

               (c) any agreement by Company to encumber, transfer or sell rights in or with respect to any Intellectual Property (as defined in Section
2.13 below);

               (d) any agreement for the sale or lease of real or personal property involving more than $25,000 per year;

               (e) any dealer, distributor, sales representative, original equipment manufacturer, value added remarketer, volume purchase agreement or other agreement for the distribution or sale of Company's products (other than individual purchase orders in the ordinary course of business consistent with past practice);

               (f) any franchise agreement;

               (g) any stock redemption or purchase agreement;

               (h) any joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons or the payment of royalties to any other person;

               (i) any instrument evidencing indebtedness for borrowed money or guarantees thereof;

               (j) any contract containing covenants purporting to limit Company's freedom to compete in any line of business in any geographic area;

               (k) any agreement of indemnification or warranting other than standard warranties in connection with the sale of products and/or services in the ordinary course of business, consistent with past practice;

               (l) any agreement, contract or commitment relating to capital expenditures and which involves future payments in excess of $50,000;

               (m) any agreement, contract or commitment relating to the disposition or acquisition of any assets (other than Inventory, as defined in Section 2.26) by Company or any Intellectual Property, which involves payments individually in excess of $50,000 or in the aggregate in excess of $100,000 in the ordinary course of business, consistent with past practice;

               (n) any purchase order or contract for the purchase of raw materials which involves payments individually in excess of $75,000 or in the aggregate in excess of $125,000 in the ordinary course of business, consistent with past practice;

               (o) any agreement relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of capital stock or other securities of Company or any options, warrants or other rights to purchase or otherwise acquire any such shares of capital stock, other securities or options, warrants or other rights therefor, except for those agreements conforming to the standard agreement under the Stock Plans;

               (p) any contract providing for development of technology for Company;

               (q) any contract or agreement for the employment of any officer, employee or consultant of Company or any other type of contract, agreement or understanding with any officer, employee or consultant of Company that is not immediately terminable by Company without cost or liability;

               (r) any contract for consulting or similar services with a term of more than sixty (60) days and which is not terminable without penalty with notice of sixty (60) days or less; or

               (s) any contract granting most favored nation pricing and/or terms to any customer, licensee, purchaser, reseller, promoter or remarketer of any products or services;

               (t) any contract with or commitment to any labor union; or

               (u) any other oral or written agreement, obligation or commitment that is material to Company, its financial condition, business or prospects.

               All agreements, contracts, obligations and commitments listed in SCHEDULES 2.12, 2.13 and 2.16. (collectively "MATERIAL AGREEMENTS") are valid and in full force and effect. Neither Company nor, to the knowledge of Company, any other party is in breach of or default under any material term of any Material Agreement, nor will Company nor, to Company's knowledge, any other party be in breach of or default (with or without notice or lapse of time, or both) under any such term after giving effect to the Merger or the transactions contemplated hereby. No party to any such Material Agreement has given notice that Company is in breach or default thereunder, and to the knowledge of Company, no party to any such Material Agreement intends to cancel, withdraw, modify or amend such Material Agreement. A true and complete copy of each Material Agreement and all amendments and schedules thereto has been delivered to Parent's counsel.

               Company is not a party to any Material Agreement or any other agreement, contract or instrument with any customer, supplier, landlord or labor union or association that (i) contains any provision that is or could reasonably be expected to become materially burdensome to Company, other than provisions that are in the ordinary course of Company's businesses and are consistent with industry practice; (ii) provides for the reduction of prices charged by Company to any Significant Customer (as defined in Section 2.24) for its products or services other than price reductions that are proportionate to reductions in the related costs (including, without limitation, any "most favored customer" provisions); (iii) provides for any increases in the prices to be paid by Company to any Significant Supplier (as defined in Section 2.25) for any products or services; or (iv) provides for any warranty or similar obligations with respect to products or services other than an obligation to repair or replace products in the event of defective workmanship or materials provided by Company.

          2.13 INTELLECTUAL PROPERTY

               (a) Company owns, or has the valid right or license to use, possess, sell, license, copy, distribute, market, advertise and/or dispose of all Intellectual Property (as defined below) necessary or required for the conduct of its businesses as presently conducted and for the development, manufacture, license, sale or use of any product or service currently under development (such Intellectual Property being hereinafter collectively referred to as the "COMPANY IP RIGHTS"), and such rights to use, possess, sell, license, copy, distribute, market, advertise and/or dispose of are sufficient for such conduct of such businesses. As used herein, the term "INTELLECTUAL PROPERTY" means, collectively, all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark registrations and applications therefor, trade dress rights, trade names, service marks, service mark registrations and applications therefor, Internet domain names, Internet and World Wide Web URLs or addresses, copyrights, copyright registrations and applications therefor, mask work rights, mask work registrations and applications therefor, franchises, licenses, inventions, trade secrets, know-how, customer lists, supplier lists, proprietary processes and formulae, software source code and object code, algorithms, net lists, architectures, structures, screen displays, photographs, images, layouts, inventions, development tools, designs, blueprints, specifications, technical drawings (or similar information in electronic format) and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, programmers' notes, memoranda and records.

               (b) Neither the execution, delivery and performance of this Agreement, any Company Ancillary Agreement nor consummation of the transactions contemplated hereby or thereby will: (a) constitute a material breach of or default under any instrument, contract, license or agreement governing any Company IP Rights to which Company is a party; (b) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Company IP Right; or (c) materially impair the right of Company to use, possess, sell or license any Company IP Right or portion thereof. There are no royalties, honoraria, fees or other payments payable by the Company to any third person by reason of the ownership, use, possession, license, sale, marketing, advertising or disposition of any Company IP Rights by Company.

               (c) Neither the manufacture, marketing, license, sale, furnishing or intended use of any product or service currently licensed, utilized, sold, provided or furnished by the Company, or currently under development by the Company, violates any license or agreement between the Company and any third party or infringes or misappropriates any Intellectual Property right of any other party; and there is no pending or, to the knowledge of Company, threatened, claim or litigation contesting the validity, ownership or right of the Company to use, possess, sell, market, advertise, license or dispose of any Company IP Right nor, to the knowledge of Company, is there any basis for any such claim, nor has the Company received any notice asserting that any Company IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of Company, is there any basis for any such assertion.

               (d) To Company's knowledge, no employee, consultant or independent contractor of Company: (i) is in material violation of any term or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, non-disclosure agreement, noncompetition agreement or any other contract or agreement with any other party by virtue of such employee's, consultant's, or independent contractor's being employed by, or performing services for, the Company or using trade secrets or proprietary information of others; or (b) has developed any technology, software or other copyrightable, patentable, or otherwise proprietary work for the Company that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including without limitation Intellectual Property) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work or any Intellectual Property related thereto. To Company's knowledge, the employment of any employee of the Company or the use by the Company of the services of any consultant or independent contractor does not subject Company to any liability to any third party related to misappropriation of trade secrets, violation of any noncompetition agreement, violation of any form of non-disclosure agreement, or the infringement of intellectual property rights.

               (e) Except for fees paid or payable pursuant to standard "shrink-wrap" license agreements granting Company the right to use general purpose office computer software, there are no and will be no royalties, honoraria, fees or other payments (other than salaries payable to employees and amounts payable to independent contractors not contingent on or related to use of their work product) payable by the Company, before or after the Closing Date, to any third person by reason of the ownership, use, possession, license, copying, modifying, making derivative works of, sale, marketing, advertising and/or disposition of any Company IP Rights by the Company.

               (f) Company has taken all reasonable steps to protect, preserve and maintain the secrecy and confidentiality of the Company IP Rights and all of the Company's ownership interests and proprietary rights therein. All officers, employees and consultants of the Company having access to proprietary information of the Company, its customers or business partners, have executed and delivered to Company an agreement regarding the protection of such proprietary information and the assignment of inventions to the Company; and copies of the form of all such agreements have been delivered to Parent's counsel. The Company has secured written assignments from all consultants, contractors and employees who were involved in, or who contributed to, the creation or development of any Company IP Rights, of the rights to such contributions that may be owned by such persons or that the Company does not already own by operation of law. No current or former employee, officer, director, consultant or independent contractor of the Company has any right, license, claim or interest whatsoever in or with respect to any Company IP Rights.

               (g) SCHEDULE 2.13(g) contains a true and complete list of (i) all worldwide registrations of any patents, copyrights, mask works, trademarks, service marks, Internet domain names or Internet or World Wide Web URLs or addresses owned by the Company with any governmental or quasi-governmental authority; (ii) all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by the Company to secure, perfect or protect their interests in Company IP Rights, including, without limitation, all patent applications, copyright applications, and applications for registration of trademarks and service marks, and (iii) all unregistered copyrights, trademarks and service marks that are currently used in connection with the business of the Company. All patents, and all registered trademarks, registered service marks, registered Internet domain names, registered Internet or World Wide Web URLs or addresses and registered copyrights held by the Company are valid, enforceable and subsisting.

               (h) SCHEDULE 2.13(h) contains a true and complete list of (i) all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which any person or entity is authorized to use any Company IP Rights, and (ii) all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third party Intellectual Property which would be infringed by, or are incorporated in, or form a part of, any product or service sold, licensed, distributed, provided or marketed by the Company.

               (i) To Company's knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Company IP Rights by any third party, including any employee or former employee of the Company. Company has not agreed to indemnify any person for any infringement of any Intellectual Property of any third party by any product or service that has been sold, licensed, leased, supplied, marketed, distributed, or provided by the Company.

          2.14 COMPLIANCE WITH LAWS. Company has complied in all material respects and is in compliance in all material respects with all applicable laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to Company or to the assets, properties and business Company. Company has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are material to the conduct of its business as presently conducted, and there exists no current default under or violation of any such permit or approval. SCHEDULE 2.14 includes a summary of all violations of, or conflicts with, any applicable statute, law, rule, regulation, ruling, order, judgment or decree, and all allegations of any such violations, of which Company has received notice from each such governmental entity since January 1, 1996.

          2.15 CERTAIN TRANSACTIONS AND AGREEMENTS. No person who is an officer, director or Significant Shareholder of Company, or a member of any officer's, director's or Significant Shareholder's immediate family, (a) has any direct or indirect ownership interest in or any employment or consulting agreement with any firm or corporation that competes with Company or Parent (except with respect to any interest in less than one percent (1%) of the outstanding voting shares of any corporation whose stock is publicly traded),
(b) is directly or indirectly interested in any material contract or informal arrangement with Company, except for compensation for services as an officer, director or employee of Company as listed in SCHEDULE 2.16, (c) has any interest in any property, real or personal, tangible or intangible, used in the business of Company, except for the normal rights of a shareholder, or
(d) has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to Company any goods, property, technology or intellectual or other property rights or services; or (ii) any contract or agreement to which Company is a party or by which it may be bound or affected.

          2.16 EMPLOYEES.

               (a) Company is not subject to any collective bargaining agreements. Company has good labor relations, and Company does not have knowledge of any facts indicating that the consummation of the transactions provided for herein will have a material adverse effect on Company's labor relations. Company does not have knowledge that any of the Management Employees, or any significant number of other employees, intends to leave Company's employ. To Company's knowledge, between January 1, 2001 and the date of this Agreement, no Management Employee or significant number of other employees of Company, has given notice that such employee intends to terminate his or her employment with Company. There are no activities or proceedings of any labor union to organize any employees of Company and there are no strikes, material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of Company. Company is in compliance in all material respects with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including without limitation, ERISA (as defined below), the Worker Adjustment Retraining and Notification Act, as amended, or any similar state or local law).

               (b) Company is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, immigration, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, and has made commercially reasonable efforts to correctly classify employees as exempt employees and non-exempt employees under the Fair Labor Standards Act. A list of all employees, officers and consultants of Company and their current title and/or job description and compensation is set forth on SCHEDULE 2.16(b). Company does not have any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

               (c) Company has no pension plan, which constitutes, or has since the enactment of ERISA constituted, a "multiemployer plan" as defined in Section 3(37) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"). No pension plan of Company is subject to Title IV of ERISA.

               (d) (1) SCHEDULE 2.16(d) lists each employment, severance or other similar contract, arrangement or policy, each "employee benefit plan" as defined in Section 3(3) of ERISA and each plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance or benefits for employees, consultants or directors which is entered into, maintained or contributed to by Company or any ERISA Affiliate and covers any employee or former employee of Company. Such contracts, plans and arrangements as are described in this Section 2.16(d) are collectively referred to herein as "EMPLOYEE PLANS". For purposes of this
Section 2.16, "ERISA AFFILIATE" shall mean any entity which is a member of:
(i) a "controlled group of corporations", as defined in Section

414(b) of the Code; (ii) a group of entities under "common control", as defined in Section 414(c) of the Code; or (iii) an "affiliated service group", as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes the Company or any of is subsidiaries.

                    (2) Each Employee Plan has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plan and each such Employee Plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA which is intended to qualify under Section 401(a) of the Code has received a favorable opinion, advisory, notification and/or determination letter, as applicable, that such plan satisfied the requirements of the Tax Reform Act of 1986 and the GUST amendments (a copy of which letter(s) have been delivered to Parent and its counsel), or has a remaining period of more than six (6) months time to apply for such letter. No Employee Plan will be subject to any surrender fees or service fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans. No employee of the Company or any of its subsidiaries, and no person subject to any health plan of the Company or any of its subsidiaries has made medical claims through such health plan during the 12 months preceding the date hereof for more than $50,000 in the aggregate for which the Company is responsible (other than responsibility for insurance premiums).

                    (3) Company has delivered to Parent or its counsel a complete and correct copy and description of each Employee Plan.

                    (4) Company has timely filed and delivered to Parent and its counsel the most recent annual report (Form 5500) for each Employee Plan that is an "employee benefit plan" as defined under ERISA.

                    (5) Company has not ever been a participant in any "prohibited transaction," within the meaning of Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which Company sponsors as employer or in which Company participates as an employer, which was not otherwise exempt pursuant to Section 408 of ERISA (including any individual exemption granted under Section 408(a) of ERISA), or which could result in an excise tax under the Code.

                    (6) All contributions due and owing from Company with respect to any of Employee Plans have been made or have been accrued on Company's financial statements, and no further contributions will be due or will have accrued thereunder as of the Closing Date.

                    (7) To Company's knowledge, all individuals who, pursuant to the terms of any Employee Plan, are entitled to participate in any such Employee Plan, are currently participating in such Employee Plan or have been offered an opportunity to do so and have declined.

                    (8) Company will have no liability to any employee or to any organization or any other entity as a result of the termination of any employee leasing arrangement.

               (e) There has been no amendment to, written interpretation or announcement (whether or not written) by Company relating to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof during the calendar year 2000.

               (f) The group health plans (as defined in Section 4980B(g) of the Code) that benefit employees of Company are in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA, the Americans with Disabilities Act of 1990, as amended and the Family Medical Leave Act of 1993, as amended, and the regulations thereunder, as such requirements affect Company and its employees. As of the Closing Date, there will be no material outstanding, uncorrected violations under the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any of Employee Plans, covered employees, or qualified beneficiaries that could result in a Material Adverse Effect on Company, or in a Material Adverse Effect on Parent after the Effective Time.

               (g) Company is not a party to any: (a) agreement with any executive officer or other key employee thereof (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Company in the nature of the Merger or any of the other transactions contemplated by this Agreement, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, except as required by applicable law; or (b) agreement or plan, including any stock option plan, phantom stock plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of the Merger or any of the other transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

               (h) Each International Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. No International Employee Plan has material unfunded liabilities that, as of the Effective Time, will not be offset by insurance or that are not fully accrued on the Company balance sheet. Except as required by law, no condition exists that would prevent the Company or any of its subsidiary from terminating or amending any International Employee Plan at any time for any reason in accordance with the terms of each such International Employee Plan (other than expenses typically incurred in a termination event). "INTERNATIONAL EMPLOYEE PLAN" shall mean each Employee Plan that has been adopted or maintained by the Company or any of its subsidiary, whether informally or formally, for the benefit of employees outside the United States.

          2.17 BOOKS AND RECORDS. The books, records and accounts of Company
(a) are in all material respects true and complete, (b) have been maintained in accordance with reasonable business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Company, and (d) accurately and fairly reflect the basis for the Financial Statements. Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions have been executed in accordance with management's general or specific authorization; (b) transactions have been recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP applied on a consistent basis, and (ii) to maintain accountability for assets; and (c) the amount recorded for assets on the books and records of Company has been compared with the existing assets at reasonable intervals and appropriate action has been taken with respect to any differences.

          2.18 INSURANCE. SCHEDULE 2.18 sets forth all material claims made under insurance policies since January 1, 1999 and Company has maintained since inception, and now maintains all legally required workers' compensation insurance and errors and omissions, casualty, fire and general liability insurance. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and Company is otherwise in compliance with the terms of such policies and bonds and all such policies are in full force and effect. Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. All policies of insurance held by Company since January 1, 1999 are set forth in SCHEDULE 2.18, together with the name of the insurer under each policy, the type of policy, the policy coverage amount and any applicable deductible, and with respect to each policy currently in effect, the applicable provisions, as of the date of this Agreement.

          2.19 ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

               (a) Company and its predecessors and affiliates have complied in all material respects and are in compliance in all material respects with all Environmental, Health, and Safety Requirements. For purposes of this Agreement, the term "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" means all statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

               (b) No Site is a treatment, storage or disposal facility, as defined in and regulated under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET. SEQ., is or ever was listed or is proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET. SEQ., or any similar state list of sites requiring investigation or cleanup. The term "SITE" means any of the real properties currently or previously owned, leased, used or operated by Company, any predecessors of Company or any entities previously owned by Company, including all soil, subsoil, surface waters and groundwaters thereat.

               (c) Company and its predecessors and affiliates have not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

               (d) None of the following exists at any Site: (i) underground storage tanks, (ii) asbestos-containing material in any form or condition,
(iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or disposal areas.

               (e) Company and its predecessors and affiliates have not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to any Environmental, Health, and Safety Requirements. To Company's knowledge, neither this Agreement nor the consummation of the transactions that are the subject of this Agreement will result in any obligations of Company for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so called "transaction triggered" or "responsible property transfer" or Environmental, Health and Safety Requirements.

               (f) Company and its predecessors and affiliates have not either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other person or entity relating to Environmental, Health, and Safety Requirements.

               (g) To the best knowledge of Company, no facts, events or conditions relating to any Site will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

          2.20 PRODUCT AND SERVICE WARRANTIES. During the twelve months ended December 31, 2000, Company did not experience any product or service warranty claims materially greater than the same type of claims reflected in the Financial Statements for the twelve months ended December 31, 1999. During the three months ended March 31, 2001, Company did not experience any product or service warranty claims materially greater than the same type of claims reflected in the financial statements of Company for the three months ended March 31, 2000. Company's sales documentation provides that Company's obligations with respect to defects in materials or workmanship is limited to an obligation to repair or replace the product in question. There is not presently nor has there been since January 1, 1999 any failure or defect in any product sold by Company that has required, or that may require, a general recall or replacement campaign or similar action with respect to such product or a reformulation or change of such product.

          2.21 CUSTOMERS; BACKLOG; RETURNS AND COMPLAINTS. Company has no outstanding material disputes concerning its goods and/or services with any customer who, in the year ended December 31, 2000 or the four months ended April 30, 2001, was one of the twenty largest sources of revenues for Company, based on amounts paid (a "SIGNIFICANT CUSTOMER") and Company has no knowledge of any dissatisfaction on the part of any Significant Customer of Company. Company has not received any information from any current Significant Customer that the customer will not continue as a customer of Company (or the Surviving Corporation) after the Closing or that any such customer intends to terminate or materially modify existing contracts or arrangements with Company (or the Surviving Corporation). Since January 1, 1999, Company has not had any of its products returned by a purchaser thereof except for normal warranty returns consistent with past history and those returns that would not result in a reversal of any revenue, additional reserves or increases in expenses by Company.

          2.22 SUPPLIERS. Company has no outstanding material disputes concerning goods or services provided by any supplier who, in the year ended December 31, 2000 or the four months ended April 30, 2001, was one of the twenty (20) largest suppliers of goods and services to Company, based on amounts paid ("SIGNIFICANT SUPPLIER"). Company has not received any information from any Significant Supplier that the supplier will not continue as a supplier of Company (or the Surviving Corporation) after the Closing or that any such supplier intends to terminate, interrupt or materially modify existing contracts or arrangements with Company (or the Surviving Corporation). Company has access, on commercially reasonable terms, to all goods and services reasonably necessary to it to carry on its business as currently conducted and Company has no knowledge of any reason why it will not continue to have such access on commercially reasonable terms.

          2.23 INVENTORY. Except for items which have been written down to realizable market value, or for which adequate reserves have been provided in accordance with GAAP consistently applied and in accordance with the past practices of Company, in each balance sheet included in the Financial Statements, the inventory of Company (the "INVENTORY") is of good and merchantable quality and is readily usable and salable in the ordinary course of Company's business and fit for the purpose for which it was procured or manufactured and none of such Inventory is slow-moving, obsolete, damaged, or defective. The Inventory is and (as of the date of each balance sheet included in the Financial Statements) was valued at cost (determined on a first-in, first-out basis) or market, whichever is lower. All items included in the Inventory are owned by Company, free and clear of all liens and encumbrances (except Permitted Liens). All Inventory in excess of reasonable estimated requirements for Company based on projected operations for the next six (6) months as reflected in the Financial Projections is set forth on
SCHEDULE 2.23. Company has reserved all excess inventory in each balance sheet included in the Financial Statements in accordance with GAAP consistently applied and in accordance with the past practices of Company. For all Inventory manufactured to (or acquired based on) customer specifications effectively rendering the Inventory salable only to that customer, Company has received a purchase order or other binding commitment from a customer relating to such Inventory, the terms of which require the customer to acquire such Inventory if it is manufactured and delivered in accordance with such sales contracts, and Company has not received any information that the customer has terminated or canceled such purchase order or commitment or intends to do so.

          2.24 ACCOUNTS RECEIVABLE. The receivables shown on the balance sheet of Company on the Balance Sheet Date arose in the ordinary course of business consistent with past practice, and have been collected or are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts provided for in the balance sheet of Company on the Balance Sheet Date. Allowances for doubtful accounts and warranty returns are adequate and have been prepared in accordance with GAAP consistently applied and in accordance with the past practices of Company. The receivables of Company arising after the Balance Sheet Date and prior to the Closing Date arose in the ordinary course of business, consistent with past practice, and have been collected or are collectible in the book amounts thereof, less allowances for doubtful accounts and warranty returns determined in accordance with GAAP consistently applied and in accordance with the past practices of Company. The receivables of Company are not subject to any material claim of offset, recoupment, setoff or counter-claim (for which an adequate allowance or reserve has not been established and shown on the balance sheet of Company on the Balance Sheet Date) and Company has no knowledge of any specific facts or circumstances (whether asserted or unasserted) that could give rise to any such claim. No material amount of receivables are contingent upon the performance by Company of any obligation or contract other than normal warranty repair and replacement. No person has any lien on any receivables of Company (except Permitted Liens). Except as reflected in allowances or reserves shown on the balance sheet of Company on the Balance Sheet Date, no agreement for deduction or discount has been made with respect to the receivables of Company. SCHEDULE 2.24 sets forth an aging of accounts receivable of Company in the aggregate and by customer, and indicates the amounts of allowances for doubtful accounts and warranty returns and the amounts of accounts receivable which are subject to asserted warranty claims. SCHEDULE 2.24 sets forth such amounts of accounts receivable which are subject to asserted warranty claims by customers and reasonably detailed information regarding asserted warranty claims made within the last year, including the type and amounts of such claims.

          2.25 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon Company which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of Company, any acquisition of property by Company, the conduct of business of Company as currently conducted or as currently proposed to be conducted, or the conduct by Company of any business activities permitted by applicable law.

          2.26 CERTAIN PAYMENTS. Since inception, neither Company nor any officer or director thereof, has offered, paid, promised to pay, or authorized payment of, or given any money, gift or anything of value to (a) any governmental official or employee, (b) political party or candidate thereof, or (c) any person while knowing that all or a portion of such money or thing of value will be given or offered to any governmental official or employee or political party or candidate thereof; with the purpose of influencing any act or decision of the recipient in his or her official capacity or to induce the recipient to use his or her influence to affect an act or decision of a government official or employee.

          2.27 BANK ACCOUNTS. SCHEDULE 2.27 sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which Company maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

          2.28 OTHER ENTITIES' LIABILITIES. Company has no debts, liabilities or obligations, contingent or otherwise, with respect to the operations, transactions, debts, liabilities or obligations of any other entity.

          2.29 DEBT. SCHEDULE 2.29 accurately lists all of Company's indebtedness for money borrowed ("DEBT"), including, for each item of Debt, the interest rate, maturity date and any assets securing such Debt. All Debt may be prepaid at the Closing without penalty under the terms of agreements governing the Debt. Company has not received any information that a lender or creditor under any agreement governing Debt has declared any portion of the Debt subject to such agreement due and payable, whether immediately or at some other date, or intends to do so.

          2.30 CORPORATE DOCUMENTS. Company has provided to Parent's counsel complete and correct copies of all documents identified in the Company Disclosure Letter and each of the following: (a) copies of its Articles of Incorporation and Bylaws as currently in effect; (b) copies of its minute book containing records of all proceedings, consents, actions and meetings of Company's directors, committees of the board of directors and shareholders;
(c) copies of its stock ledger, journal and other records reflecting all stock issuances and transfers and all stock option grants and agreements; and
(d) all permits, orders and consents issued by any regulatory agency with respect to Company, or any securities of Company, and all applications for such permits, orders and consents.

          2.31 NO BROKERS. Neither Company nor any affiliate of Company is obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other transaction contemplated by this Agreement, and Parent will not incur any liability, either directly or indirectly, to any such investment banker, broker, finder or similar party as a result of, this Agreement, the Merger or any act or omission of Company, any of its employees, officers, directors, shareholders, agents or affiliates.

          2.32 DISCLOSURE. This Agreement, its exhibits and schedules, and any of the certificates or documents to be delivered by Company and the Significant Shareholders to Parent under this Agreement, taken together in their entirety, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

          2.33 DIRECTORS AND OFFICERS. SCHEDULE 2.33 accurately identifies all of the directors and officers of Company.

          2.34 S CORPORATION. Effective as of its inception (the "INCEPTION DATE"), Company made a valid election under Section 1362 of the Code and any corresponding state or local tax provision to be an S corporation within the meaning of Sections 1361 and 1362 of the Code effective for all taxable periods beginning on or subsequent to the Inception Date. At no time on or after the Inception Date, including up through and including the Effective Time, has or will Company experience any of the following: (1) any corporate level tax event under Section 1374 or any other provision of the Code; or (2) any type or form of voluntary, involuntary or inadvertent termination of its S corporation status other than the termination that will take place as a result of the Merger. Company and the Company Shareholders since the Inception Date, have at no time taken any action or tax return position inconsistent with the treatment of Company as an S corporation from the Inception Date through the date of this Agreement. Similarly, neither Company nor any Company Shareholder has, at any time on or after the Inception Date through the date of this Agreement, failed to take any action required in order to maintain Company's S corporation status under the Code or any other tax law. SCHEDULE 2.34 sets forth each state and locality where Company has made a valid election under the applicable law of such jurisdiction to be an S corporation effective for all taxable periods beginning on or subsequent to the date of such election, and the date of such election. Company has documentary evidence of its S corporation election from the Internal Revenue Service (and other relevant taxing authorities), and Company has delivered such documents along with the other tax records of Company to Parent as part of the transactions contemplated by this Agreement.

          2.35 INFORMATION STATEMENT. Company has delivered to each Company Shareholder the Information Statement (as defined in Section 7.16) and appointed a "purchaser representative" satisfying the requirements set forth in Rule 501 promulgated under the 1933 Act ("RULE 501") for each Company Shareholder who is not an "accredited investor" (as such term is defined in Rule 501). The information furnished by Company in the Information Statement regarding a description of its business and risk factors related to its business does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     3. REPRESENTATIONS AND WARRANTIES OF THE SIGNIFICANT SHAREHOLDERS

          The Significant Shareholders jointly and severally represent and warrant to Parent that, each of the representations, warranties and statements contained in the following sections of this Section 3 is true and correct as of the date of this Agreement.

          3.1 POWER, AUTHORIZATION AND VALIDITY.

               (a) Each Significant Shareholder has the right, power, legal capacity and authority to enter into and perform its respective obligations under this Agreement and the Escrow Agreement, the Severance Escrow Agreement, the Registration Rights Agreement, its Investment Representation Letter and its Noncompetition Agreement (collectively, the "SIGNIFICANT SHAREHOLDERS ANCILLARY AGREEMENTS"). This Agreement and the Significant Shareholders Ancillary Agreements have been duly and validly approved by the Significant Shareholders.

               (b) No filing, authorization, consent or approval, governmental or otherwise, or filing with any governmental authority or court is necessary to enable the Significant Shareholders to enter into, and to perform their respective obligations under, this Agreement or the Significant Shareholders Ancillary Agreements, except for the filing of the Agreement of Merger with the California Secretary of State and the filing of the Certificate of Merger with the Delaware Secretary of State.

               (c) This Agreement and the Significant Shareholders Ancillary Agreements have been duly executed and delivered by the Significant Shareholders. This Agreement and the Significant Shareholders Ancillary Agreements are valid and binding obligations of the Significant Shareholders enforceable against the Significant Shareholders in accordance with their respective terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

          3.2 TITLE TO SHARES. Each Significant Shareholder has good and marketable title to that number of shares of Company Common Stock as set forth beside such Significant Shareholder's name on SCHEDULE 2.3(a), free and clear of all encumbrances, liens, agreements, voting trusts, proxies and other arrangements or restrictions of any kind whatsoever. Each Significant Shareholder does not directly or indirectly own, either beneficially or of record, any other shares of capital stock or securities of Company or rights to acquire any shares of capital stock or securities of Company. There are no registration rights, rights of first refusal, preemptive rights, co-sale rights, notice rights, information rights, tag-along rights, redemption rights or other similar rights applicable to any outstanding shares of Company Common Stock of a Significant Shareholder.

          3.3 NO VIOLATION. Neither the execution and delivery of this Agreement or the Significant Shareholder Ancillary Agreements, nor the consummation of any of the transactions provided for herein, will (a) conflict with, violate, constitute a default under, result in a termination, acceleration or breach of, or provide any party with any right of termination or acceleration or any other material rights or remedies under (in each case with or without notice or lapse of time, or both) any instrument, contract, agreement, permit, mortgage, license, letter of intent or commitment (whether verbal or in writing) to which a Significant Shareholder is a party or by which any of its assets or properties (including without limitation its shares of Company Common Stock) is bound or (b) conflict with or violate any judgment, writ, decree, order, statute, rule or regulation applicable to a Significant Shareholder or its assets or properties (including without limitation its shares of Company Common Stock).

     4. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Parent and Merger Sub represent and warrant to Company and the Company Shareholders that, except as set forth in the letter addressed to Company from Parent and dated as of the date of this Agreement, including all schedules thereto (which shall specifically reference the Sections of this Agreement to which the specific items of disclosure therein constitute an exception) which has been delivered by Parent to Company concurrently with the parties' execution of this Agreement (the "PARENT DISCLOSURE LETTER"), each of the representations, warranties and statements contained in the following sections of this Section 4 is true and correct as of the date of this Agreement. For all purposes of this Agreement, the statements contained in the Parent Disclosure Letter shall also be deemed to be representations and warranties made and given by Parent and Merger Sub under Section 4 of this Agreement.

          4.1 ORGANIZATION. Parent is a corporation duly organized and validly existing under the laws of Delaware and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business in each jurisdiction in which such qualification is required. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted.

          4.2 POWER, AUTHORIZATION AND VALIDITY.

               (a) Parent has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and the Escrow Agreement, the Severance Escrow Agreement, and the Registration Rights Agreement (collectively, the "PARENT ANCILLARY AGREEMENTS"). The execution, delivery and performance of this Agreement and the Parent Ancillary Agreements have been duly and validly approved and authorized by all necessary corporate and shareholder action on the part of Parent. Merger Sub has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and the Agreement of Merger (the "MERGER SUB ANCILLARY AGREEMENT"). The execution, delivery and performance of this Agreement and the Merger Sub Ancillary Agreement have been duly and validly approved and authorized by all necessary corporate and shareholder action on the part of Merger Sub.

               (b) No filing, authorization, consent or approval, governmental or otherwise, is necessary to enable Parent and Merger Sub to enter into, and to perform their respective obligations under, this Agreement, the Parent Ancillary Agreements or the Merger Sub Ancillary Agreement, except for: (i) the filing of the Agreement of Merger with the California Secretary of State and the filing of the Certificate of Merger with the Delaware Secretary of State; (ii) such post-closing filings as may be required to comply with federal and state securities laws; and (iii) the filing with the SEC and the effectiveness of any registration statement under the 1933 Act that is required to be filed by Parent after the Effective Time pursuant to the terms and conditions of this Agreement or the Registration Rights Agreement.

               (c) This Agreement and the Parent Ancillary Agreements are valid and binding obligations of Parent enforceable in accordance with their respective terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities. This Agreement and the Merger Sub Ancillary Agreement are valid and binding obligations of Merger Sub enforceable in accordance with their respective terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

          4.3 NO VIOLATION OF CHARTER DOCUMENTS OR EXISTING AGREEMENTS. Neither the execution and delivery of this Agreement nor any Parent Ancillary Agreement, nor the consummation of the transactions contemplated herein or therein, will conflict with or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Certificate of Incorporation or Bylaws of Parent, as currently in effect, (b) in any material respect, any material instrument, contract, agreement, permit, mortgage, license, letter of intent or commitment (whether verbal or in writing) to which Parent is a party or by which Parent is bound, or (c) except as would not have a Material Adverse Effect on Parent, any national, provincial, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Parent or its assets or properties. Neither the execution and delivery of this Agreement nor any Merger Sub Ancillary Agreement, nor the consummation of the transactions contemplated herein or therein, will conflict with or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Certificate of Incorporation or Bylaws of Merger Sub, as currently in effect, or (b) except as would not have a Material Adverse Effect on Merger Sub, any national, provincial, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Merger Sub or its assets or properties.

          4.4 LITIGATION. There is no action, claim, proceeding or investigation pending or, to Parent's knowledge, threatened against Parent or any of its Subsidiaries before any court or administrative agency that, if determined adversely to Parent or any of its Subsidiaries, may reasonably be expected to have a Material Adverse Effect on Parent.

          4.5 ABSENCE OF CERTAIN CHANGES. Since December 31, 2000, there has not been any change in the financial condition, properties, assets, liabilities, business or results of operations of Parent, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, consistent with past practice, has had or can reasonably be expected to have a Material Adverse Effect on Parent.

          4.6 DISCLOSURE. Parent has furnished to Company and to each Significant Shareholder an investor disclosure package consisting of Parent's annual report on Form 10-K, for the fiscal year ending December 31, 2000, all Forms 10-Q and 8-K and amendments thereto filed by Parent with the SEC since December 31, 2000 and up to the date of this Agreement and all proxy materials distributed to Parent's shareholders since December 31, 2000 and up to the date of this Agreement, in each case excluding any exhibits or attachments thereto (the "PARENT DISCLOSURE PACKAGE"). The documents in the Parent Disclosure Package (a) conformed, as of the dates of their respective filing with the SEC, in all material respects, to the requirements of the 1933 Act and the 1934 Act, as amended, and (b) when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent, including the notes thereto, included in the documents in the Parent Disclosure Package (the "PARENT FINANCIAL STATEMENTS") fairly and accurately represented in all material respects the consolidated financial condition of Parent as of their respective dates and Parent's consolidated results of operations for the respective periods specified therein in conformity with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC and subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments).

          4.7 PARENT COMMON STOCK. The Parent Common Stock to be allotted and issued pursuant to the Merger will be duly authorized, and when the share certificates in respect of such Parent Common Stock are issued in accordance with the terms hereof, will be validly issued and fully paid.

          4.8 CAPITALIZATION. The authorized capital stock of Parent consists solely of 150,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of April 30, 2001, a total of 54,383,751 shares of Parent Common Stock were issued and outstanding. As of the date of this Agreement, no shares of Parent preferred stock are issued or outstanding. Parent has reserved an aggregate of 8,391,714 shares, 1,000,000 shares and 1,554,341 shares of Parent Common Stock for issuance pursuant to its 1999 Equity Incentive Plan, outstanding non-plan options and its 1999 Employee Stock Purchase Plan, respectively. As of April 30, 2001, a total of 11,701,583 shares of Parent Common Stock were subject to outstanding stock options and a total of 571,428 shares of Parent Common Stock were subject to outstanding warrants.

     5. CLOSING MATTERS

          5.1 THE CLOSING. The closing of the transactions provided for herein (the "CLOSING") will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306 on June 7, 2001 at 10:00 a.m., Pacific Time or, if all conditions to Closing have not been satisfied or waived by such date, on the third business day after the date on which all such conditions have been satisfied or waived, or at such other place, time and date as Company and Parent may mutually select (the "CLOSING DATE"). As soon as practicable after the Closing, Agreement of Merger will be filed in the office of the California Secretary of State and the Certificate of Merger will be filed in the office of the Delaware Secretary of State. Accordingly, the Merger will become effective at the Effective Time.

          5.2 CONVERSION OF SHARES AND EXCHANGE OF CERTIFICATES

               (a) As of the Effective Time, all shares of Company Common Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist, and all such shares will be automatically converted into the right to receive from Parent, and shall be exchangeable for, the number of Parent Common Stock and cash determined as set forth in Section 1.2, subject to Sections 1.2(d), 1.2(f), 1.3 and 1.10.

               (b) At and after the Effective Time, each certificate representing outstanding shares of Company Common Stock will represent the right to receive share certificates covering the number of Parent Common Stock as determined pursuant to Section 1.2 hereof, subject to Sections 1.2(d), 1.2(f), 1.3 and 1.10, for which such shares of Common Stock have been or will be exchanged, and such Parent Common Stock will be registered in the name of the holder of such certificate. Parent shall make available to Mellon Investor Services, L.L.C. (the "EXCHANGE AGENT") certificates representing Parent Common Stock to be issued in exchange for outstanding shares of Company Common Stock and cash in an amount sufficient to permit the payment of cash in lieu of fractional shares pursuant to Section 1.2(f). As soon as practicable after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "CERTIFICATES") and which shares were converted into the right to receive Parent Common Stock pursuant to Section 1.2, (a) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in form and contain an agreement to be bound by the indemnification provisions hereof and have such other provisions as Parent may reasonably specify) and
(b) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation or upon delivery of an affidavit of lost certificate and an indemnity in form and substance satisfactory to Parent (the "AFFIDAVIT") to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, Parent or its transfer agent will (a) issue to each tendering holder of a Certificate or an Affidavit (a "TENDERING COMPANY HOLDER"), certificates for the number of Parent Common Stock to which such holder is entitled pursuant to Section 1.2, subject to the provisions of Section 1.2(f) and 1.10, and (b) pay by check to each Tendering Company Holder cash in the amounts payable in accordance with Section 1.2(f).

               (c) All share certificates covering the number of Parent Common Stock as determined pursuant to Section 1.2, subject to Sections 1.2(d), 1.2(f), 1.3 and 1.10 (and, if applicable, cash in lieu of fractional shares) to be delivered upon the surrender of Certificates in accordance with the terms hereof will be delivered to the registered holder of such Certificate. After the Effective Time, there will be no further registration of transfers of the shares of Company Capital Stock on the stock transfer books of Company.

               (d) Subject to Section 5.2(c), until Certificates representing Company Common Stock, outstanding prior to the Merger are surrendered pursuant to Section 5.2(b) above, such Certificates will be deemed, for all purposes, to evidence only ownership of (i) the right to receive share certificates covering the number of Parent Common Stock for which the shares of Company Common Stock are to be exchanged, and (ii) if applicable, cash in lieu of fractional shares.

               (e) No dividends or distributions payable to holders of record of Parent Common Stock after the Effective Time will be paid to the holder of any unsurrendered Certificate unless and until the holder of such unsurrendered Certificate surrenders such Certificate or an Affidavit to Parent as provided above. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any Certificate or Affidavit, there will be delivered to the person entitled thereto, without interest, the amount of any dividends and distributions theretofore paid with respect to Parent Common Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

          5.3 DISSENTING SHARES. If holders of Company Common Stock are entitled to appraisal rights pursuant to California Law in connection with the Merger, any Dissenting Shares will not be converted into the right to receive Parent Common Stock, but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to California Law. Company shall give Parent prompt notice (and in no event more than two (2) business days) of any demand received by Company for appraisal of Company Common Stock, and Parent shall have the right to control all negotiations and proceedings with respect to such demand. Company agrees that, except with the prior written consent of Parent, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. In the event that any Company Shareholder fails to make an effective demand for payment or otherwise loses his status as a holder of Dissenting Shares (a "DISSENTING SHAREHOLDER"), Parent shall, as of the later of the Effective Time or ten
(10) business days from the occurrence of such event, issue and deliver, upon surrender by such Dissenting Shareholder of its Certificate(s), the shares of Parent Common Stock and any cash payment in lieu of fractional shares, in each case without interest, thereon, to which such Dissenting Shareholder would have been entitled to under Section 1.2, subject to Section 1.10.

          5.4 POST-CLOSING COMPANY EMPLOYEE MATTERS. Each Company employee who continues to be employed by Company following the Effective Time will be entitled to participate in Parent's employee benefit plans in existence in the country of employment commensurate with his position in accordance with Parent's standard policies in effect from time to time and on terms no less favorable than those offered by Parent to employees of Parent in accordance with the eligibility criteria thereof. Any such employee of Company shall receive full credit for years of service with Company prior to the Effective Time for purposes of determining eligibility to participate, vesting and level of benefit accruals under any applicable Parent employee benefit plan.

     6. CONDITIONS TO OBLIGATIONS OF COMPANY AND THE SIGNIFICANT SHAREHOLDERS

          The obligations of Company and the Significant Shareholders hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Company and the Significant Shareholders, but only in writing signed on behalf of Company and the Significant Shareholders by Company's President or Chief Financial Officer):

          6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub set forth in Section 4 (a) that are qualified by materiality shall be true and accurate and (b) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the date of this Agreement (except for any such representations and warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warrants that are qualified as to materiality shall be true and correct, and such representations and warranties that are not qualified by materiality shall be true and correct in all material respects, on and as of such specified date or dates), and Company shall have received a certificate dated as of the date of this Agreement to such effect executed on behalf of Parent and Merger Sub by a duly authorized officer.

          6.2 COMPLIANCE WITH LAW. There shall not be issued or enacted or adopted, or threatened in writing by any governmental authority, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action or proceeding, or any judgment or ruling by any governmental authority that prohibits or renders illegal or imposes limitations on the Merger or any other material transaction contemplated by this Agreement or any Parent Ancillary Agreement or any Merger Sub Ancillary Agreement. No litigation or proceeding shall be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of the Merger or any of the other material transactions contemplated by this Agreement.

          6.3 GOVERNMENT CONSENTS. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other actions, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws.

          6.4 REGISTRATION RIGHTS AGREEMENT. Parent shall have executed and delivered to the Company Shareholders the Registration Rights Agreement.

          6.5 OPINION OF PARENT'S COUNSEL. Company shall have received from Fenwick & West LLP, counsel to Parent, an opinion substantially in the form attached hereto as EXHIBIT G.

          6.6 COVENANTS. Parent shall have performed and complied in all material respects with all of its covenants contained in Section 11 on or before the Closing (to the extent that such covenants require performance by Parent on or before the Closing), and Company shall have received a certificate dated the Closing Date to such effect executed on behalf of Parent by a duly authorized officer.

     7. CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB

          The obligations of Parent and Merger Sub hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Parent and Merger Sub, but only in writing signed on behalf of Parent and Merger Sub by Parent's Chief Executive Officer or Chief Financial Officer):

          7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Company set forth in Section 2 and the Significant Shareholders set forth in Section 3 (a) that are qualified as to materiality shall be true and correct and (b) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the date of this Agreement (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified as to materiality shall be true and correct, and such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects, on and as of such specified date or dates), and at the Closing Parent shall have received a certificate dated as of the date of this Agreement to such effect executed by Company's President or Chief Executive Officer. The representations and warranties of each Company Shareholder set forth in such Company Shareholder's Investment Representation Letter shall be true and correct.

          7.2 MATERIAL AGREEMENTS. The consummation of the Merger shall not have any Material Adverse Effect on any Material Agreements.

          7.3 COMPLIANCE WITH LAW; NO LEGAL RESTRAINTS; NO LITIGATION. There will not be any issued, enacted or adopted, or threatened in writing by any Governmental Authority any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action or proceeding by any governmental authority that prohibits or renders illegal or imposes limitations on: (a) the Merger or any other material transaction contemplated by this Agreement or any Company Ancillary Agreement; or (b) Parent's right (or the right of any subsidiary of Parent) to own, retain, use or operate any of its products, properties or assets (including equity, properties or assets of Company) on or after consummation of the Merger or seeking a disposition or divestiture of any such properties or assets.

          7.4 GOVERNMENT CONSENTS. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws.

          7.5 DOCUMENTS. Parent shall have received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of any and all material contracts and leases of Company, and for Parent to consummate the transactions contemplated hereby in form reasonably satisfactory to Parent, including consents to the transactions contemplated hereby from each party identified on SCHEDULE 2.5 (which shall include all Company agreements regarding Debt and the license by Company of Intellectual Property and with respect to all such Company agreements regarding the license by Company of Intellectual Property, shall provide that Company shall be entitled to use such Intellectual Property).

          7.6 NO LITIGATION. No litigation or proceeding shall be threatened or pending which will have the probable effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement. No litigation or proceeding shall be pending which could reasonably be expected to have a Material Adverse Effect on Company or Parent.

          7.7 OPINION OF COMPANY'S COUNSEL. Parent shall have received from Paul, Hastings, Janofsky & Walker LLP, counsel to Company, an opinion substantially in the form attached hereto as EXHIBIT H.

          7.8 REQUISITE APPROVALS; DISSENTING SHARES LIMITATION. The principal terms of this Agreement and the Merger shall have been approved and adopted by the vote or written consent of Company Shareholders holding not less than ninety-seven percent (97%) of the total number of outstanding shares of Company Common Stock and the number of dissenting shares of Company shall not exceed three percent (3%) of the total number of outstanding shares of Company Common Stock.

          7.9 DUE DILIGENCE SATISFACTORY. Parent shall be satisfied with the results of its due diligence inquiry into Company and the Significant Shareholders and the agreements, assets, financial condition and other affairs of Company and the Significant Shareholders.

          7.10 EMPLOYMENT AND NONCOMPETITION MATTERS.

               (a) Each of the employees of the Company listed on EXHIBIT I-1 shall have executed and delivered to Parent an employment offer letter in substantially the form attached hereto as EXHIBIT I-2.

               (b) Each of the individuals listed on EXHIBIT J-1 shall have executed and delivered to Parent a noncompetition agreement in substantially the form attached hereto as EXHIBIT J-2 (the "NONCOMPETITION AGREEMENT").

               (c) Each of the individuals listed on EXHIBIT K-1 shall have executed and delivered to Parent an amendment to his or her employment, severance, option or similar agreement with Company containing the terms set forth on EXHIBIT K-2.

          7.11 INVESTMENT REPRESENTATION LETTERS; EXEMPTIONS AVAILABLE. Parent shall have received an executed counterpart of the Investment Representation Letter executed by each Company Shareholder other than dissenting shareholders. The offer and sale of the Parent Common Stock to the Company Shareholders pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act (pursuant to Rule 506 promulgated under the 1933 Act) and the registration and/or qualification requirements of all other applicable state securities laws.

          7.12 DEBT. Company shall have delivered to Parent waivers or consents in form reasonably satisfactory to Parent from holders of Debt necessary to waive any and all prior defaults by Company under its agreements governing Debt.

          7.13 RESIGNATIONS OF DIRECTORS AND OFFICERS. The directors and officers of Company in office immediately prior to the Effective Time of the Merger will have resigned as directors of Company in writing effective as of the Effective Time.

          7.14 INFORMATION STATEMENT. Company shall have delivered to each Company Shareholder no later than three (3) business days prior to the Closing Date an information statement regarding the transactions contemplated by this Agreement in a form acceptable to Parent (the "INFORMATION STATEMENT") and appointed a "purchaser representative" satisfying the requirements set forth in Rule 501 for each Company Shareholder who is not an "accredited investor" (as such term is defined in Rule 501).

          7.15 EMPLOYEE PLANS. Company shall have taken such actions as are necessary to terminate all such Employee Plans that Parent has requested to be terminated. Company shall have terminated any and all group severance, separation, retention and salary continuation plans, programs or arrangements that Parent has requested to be terminated.

          7.17 OPINION OF FINANCIAL ADVISOR. Parent shall have been advised by its financial advisor Needham & Company, Inc., that in such advisor's opinion, as of May 25, 2001, the Merger Consideration to be delivered to the Company Shareholders is fair, from a financial point of view, to the stockholders of Parent.

          7.18 TRANSACTION EXPENSES CERTIFICATE. Company shall have delivered to Parent a certificate signed by Company's President or Chief Executive Officer setting forth all of the Transaction Expenses (as defined in Section 9.8) of Company as of the Closing, including the Transaction Expenses payable to each provider of accounting, legal, investment banking or other professional services.

          7.19 COVENANTS. Company and the Significant Shareholders shall have performed and complied in all material respects with all of their covenants contained in Section 10 (to the extent that such covenants require performance by Company or the Significant

Shareholders on or before the Closing) on or before the Closing and Parent shall have received a certificate to such effect signed on behalf of Company by its President or Chief Executive Officer.

     8. SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES

          8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Company and the Significant Shareholders (contained in this Agreement or in any certificate or instrument delivered by or on behalf of Company or any Significant Shareholder pursuant hereto or in connection herewith) will remain operative and in full force and effect, regardless of any investigation or disclosure made by or on behalf of the parties to this Agreement, until the one year anniversary of the Closing Date. Notwithstanding the foregoing, any Indemnified Person (as defined below) may seek recovery of Special Damages or Shareholder Damages (as defined below) at any time prior to the expiration of the applicable statute of limitations. The date of expiration of an Indemnified Person's right to seek recovery of Damages (as defined below) for a particular claim for indemnification hereunder (a "CLAIM") shall be referred to as the "RELEASE DATE" for such Claim. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall terminate as of the Closing (without prejudice to any rights the Company Shareholders may have for any violations of applicable law).

          8.2 INDEMNIFICATION BY THE SIGNIFICANT SHAREHOLDERS. Subject to the limitations set forth in this Section 8.2, the Significant Shareholders will jointly and severally indemnify and hold harmless Parent, its Subsidiaries, and its respective officers, directors, agents and employees, and each person, if any, who controls or may control Parent within the meaning of the 1933 Act (hereinafter in this Section 8.2 referred to individually as an "INDEMNIFIED PERSON" and collectively as "INDEMNIFIED PERSONS") from and against any and all claims, demands, actions, causes of action, losses, reductions in value of assets (to the extent such reductions result in a charge or expense under GAAP), costs, damages, liabilities and expenses including, without limitation, reasonable legal fees (collectively, "DAMAGES"):

               (a) proximately caused by or arising out of:

                    (1) any failure, inaccuracy, misrepresentation, breach or default of or in, any of the representations, warranties and covenants of Company (contained in this Agreement or in any certificate or instrument delivered by or on behalf of Company pursuant hereto or in connection herewith) and the Significant Shareholders (contained in this Agreement or their Investment Representation Letters);

                    (2) any fraudulent conduct, fraudulent misrepresentation or other willful misconduct on the part of the Company or any officer, director or Management Employee of Company or any Significant Shareholder in connection with the transactions contemplated by this Agreement; or

                    (3) any failure of Company's 401(k) plan or the administration thereof at any time prior to the date hereof to comply with any applicable laws, regulations or rules of any governmental authority;

          or (b) which are Inventory Damages (as defined below).

; PROVIDED, HOWEVER, that Damages shall be calculated net of any insurance proceeds actually available to Company or Parent and not subject to dispute with or conditions of the insurer (other than customary conditions set forth in the insurance contract regarding the making and processing of claims which can be satisfied by Company or Parent without undue time, effort or expense).

          8.3 LIMITATIONS. In seeking indemnification for Damages under this
Section 8, the Indemnified Persons shall make no claim for Damages unless and until such Damages aggregate at least $150,000, exclusive of legal fees (the "BASKET"), in which event such Indemnified Person may make claims for all Damages (including the first $150,000 thereof); provided, however, that notwithstanding anything herein to the contrary, the Basket shall NOT be applicable to any claim by any Indemnified Person for indemnification for any Special Damages or Shareholder Damages. The aggregate liability of each Significant Shareholder pursuant to this Section 8 (other than for Special Damages and Shareholder Damages) shall be limited to the value of such shareholder's proportionate interest in the Escrow Shares deposited in escrow pursuant to the Escrow Agreement. As used herein, "SPECIAL DAMAGES" means Damages proximately caused by or arising out of (i) any fraudulent conduct, fraudulent misrepresentation or other willful misconduct on the part of the Company or any officer, director or Management Employee of Company or any Significant Shareholder in connection with the transactions contemplated by this Agreement, (ii) any failure, inaccuracy or misrepresentation in the representations and warranties of the Company set forth in Sections 2.9 (Taxes) and 2.34 (S Corporation) hereof, or (iii) any failure of Company's 401(k) plan or the administration thereof at any time prior to the date hereof to comply with any applicable laws, regulations or rules of any governmental authority. As used herein, "SHAREHOLDER DAMAGES" means Damages proximately caused by or arising out of any failure, inaccuracy, misrepresentation, breach or default of or in, any of the representations, warranties and covenants of the Significant Shareholders (contained in this Agreement or their Investment Representation Letters). Notwithstanding anything contained in this Section 8 to the contrary, the Indemnified Persons shall not be entitled to any indemnification for Damages arising out of a breach of the representation and warranty contained in Section 2.35 (Information Statement) unless such Damages are the result of a claim, action or proceeding brought by a former Company Shareholder or governmental authority.

          As used herein, "INVENTORY DAMAGES" shall mean the dollar amount, if any, equal to the Net April Inventory balance as of April 30, 2002. As used herein, the initial "NET APRIL INVENTORY" is determined by subtracting the mathematical average of the inventory reserves shown on the December 31, 2000 and April 30, 2001 balance sheets of Company included in the Financial Statements from the gross inventory shown on the April 30, 2001 balance sheet of Company included in the Financial Statements (the "GROSS APRIL INVENTORY"). The amount of Net April Inventory shall be subject to adjustment as follows during the period from May 1, 2001 through April 30, 2002: (i) as the Gross April Inventory has been or is sold, the Net April Inventory shall be reduced by the lesser of the gross value of the inventory sold (valued as of April 30, 2001) or the actual proceeds received on sale; and (ii) the Net April Inventory shall be reduced by the gross value (measured as of April 30, 2001) of any then-remaining Gross April Inventory pertaining to any product line discontinued after the Closing and before April 30, 2002. During the time from the Closing Date through April 30, 2002, Parent agrees to exercise commercially reasonable efforts to sell the Gross April Inventory and thereby reduce the Net April Inventory balance.

          8.4 SURVIVAL OF CLAIMS. Notwithstanding anything to the contrary, if, prior to the applicable Release Date, an Indemnified Person makes a claim for indemnification under this Agreement, then the Indemnified Person's rights to indemnification under this Section 8 for such Claim shall survive beyond such Release Date.

          8.5 RECOVERY OF DAMAGES. Parent acknowledges and agrees (on behalf of itself and the other Indemnified Persons) that, from and after the Closing, except for Special Damages and Shareholder Damages, its sole remedy against the Significant Shareholders for any of the matters set forth in
Section 8.2(a) is against the Escrow Shares as set forth in this Section 8 and the Escrow Agreement. With respect to Shareholder Damages, Parent shall be entitled, at its sole discretion, to recover against the Escrow Shares pursuant to the Escrow Agreement and/or pursue separate claims against the Significant Shareholder(s) whose behavior gave rise to such Shareholder Damages (which claims shall to the extent practicable be resolved according the procedures set forth in Section 9.1); provided, that in the event the amount of Shareholder Damages exceeds the value of the Escrow Shares then available to satisfy such damages (calculated in the manner set forth in the Escrow Agreement), Parent may only seek recovery of such excess from the Significant Shareholder(s) whose behavior gave rise to such Shareholder Damages. With respect to Special Damages, Parent shall (notwithstanding any provision to the contrary herein) be entitled, at its sole discretion, to recover against the Escrow Shares pursuant to the Escrow Agreement and/or pursue separate claims against the Significant Shareholders (which claims shall to the extent practicable be resolved according the procedures set forth in Section 9.1).

     9. MISCELLANEOUS

          9.1 GOVERNING LAW; DISPUTE RESOLUTION. The internal laws of the State of California (irrespective of its conflicts of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Any dispute hereunder ("DISPUTE") shall be settled by arbitration in Santa Clara County, California, and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA RULES") then in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Dispute.

               (a) COMPENSATION OF ARBITRATOR. Any such arbitration will be conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

               (b) SELECTION OF ARBITRATOR. The American Arbitration Association will have the authority to select an arbitrator from a list of arbitrators who are lawyers familiar with California contract law; PROVIDED, HOWEVER, that such lawyers cannot work for a firm then performing services for either party, that each party will have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish and that the American Arbitration Association will select the arbitrator from the list of arbitrators as to whom neither party makes any such objection. In the event that the foregoing procedure is not followed, each party will choose one person from the list of arbitrators provided by the American Arbitration Association (provided that such person does not have a conflict of interest), and the two persons so selected will select from the list provided by the American Arbitration Association the person who will act as the arbitrator.

               (c) PAYMENT OF COSTS. Parent and Company Shareholders will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator will award to the prevailing party, as determined by the arbitrator, all costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party.

               (d) BURDEN OF PROOF. For any Dispute submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

               (e) AWARD. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award. The arbitrator may not award punitive damages.

               (f) TERMS OF ARBITRATION. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

               (g) EXCLUSIVE REMEDY. Except as specifically otherwise provided in this Agreement, arbitration will be the sole and exclusive remedy of the parties for any Dispute arising out of this Agreement or any Company Ancillary Agreement.

          9.2 ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          9.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

          9.4 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories.

          9.5 OTHER REMEDIES. Except as otherwise provided herein, and subject to Section 8.1, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

          9.6 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by writing signed by each party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto at any time before or after approval of Company Shareholders.

          9.7 NO WAIVER. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions. The waiver by any party of the right to enforce any of the provisions hereof on any occasion will not be construed to be a waiver of the right of such party to enforce such provision on any other occasion.

          9.8 EXPENSES. Each party will bear its respective expenses and fees of its own accountants, attorneys, investment bankers and other professionals incurred with respect to this Agreement and the transactions contemplated hereby (such expenses being referred to herein as "TRANSACTION EXPENSES"). If the Merger is consummated, Parent will pay at the Closing the reasonable Transaction Expenses incurred by Company that are solely related to the Merger. If for any reason Parent pays any amounts in excess of $900,000, Parent will be entitled to treat the amount of excess payment as Damages recoverable as an uncontested claim under the Escrow Agreement, without giving effect to the Basket.

          9.9 NOTICES. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally or by facsimile (evidenced by confirmation showing successful transmission) or by mail or express delivery, postage prepaid, and will be deemed given upon actual delivery or, if mailed by registered or certified mail, on the third business day following deposit in the mails, addressed as follows:

               (a) If to Parent:

                   Silicon Image, Inc.
                   1060 East Arques Ave.
                   Sunnyvale, CA 94086
                   Attention: Howard Freedland, Esq.
                              General Counsel
                   Phone:  (408) 616-4000
                   Fax:  (408) 830-9531

                   with a copy to:

                   Fenwick & West LLP
                   275 Battery, Suite 1500
                   San Francisco, CA 94111
                   Attention:  David K. Michaels, Esq.
                   Phone:  (415) 875-2300
                   Fax:  (415) 281-1350

               (b) If to Company:

                   CMD Technology, Inc.
                   9501 Jeronimo Road
                   Irvine, CA 92618-2032
                   Phone:  (949) 454-0800
                   Fax:  (949) 455-1656

                   with a copy to:

                   Paul, Hastings, Janofsky & Walker LLP
                   695 Town Center Drive, 17th Floor
                   Costa Mesa, CA 92626
                   Attention:  William Simpson, Esq.
                   Phone:  (714) 668-6200
                   Fax:  (714) 979-1921

               (c) If to the Significant Shareholders:

                   At the addresses indicated under their names on the signature page hereto or to such other address as the party in question may have furnished to the other parties by written notice given in accordance with this Section 9.9.

          9.10 STAMP DUTY. Any stamp duty, transfer tax or similar tax payable in connection with the transfer of Company Common Stock by any Company Shareholder shall be payable by such Shareholder.

          9.11 CONSTRUCTION OF AGREEMENT. The language hereof will not be construed for or against either party. A reference to a section, schedule or exhibit will mean a section in, schedule to, or an exhibit to, this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole.

          9.12 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by another party to evidence and reflect the transactions provided for herein and to carry into effect the intent of this Agreement.

          9.13 ABSENCE OF THIRD-PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner or employee of any party hereto or any other person or entity, unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

          9.14 PUBLIC ANNOUNCEMENT. Upon or following execution of this Agreement, Parent may issue a press release, previously reviewed by Company and with Company's consent, announcing the Merger, it being understood, however, that Company may make such private announcements to its employees and such customers as may be approved in writing by Parent concerning the subject matter of this Agreement that it deems are reasonably necessary or advisable to carry into effect the transactions contemplated hereby. Thereafter, Parent may issue such press releases, and make such other disclosures regarding the Merger, as it reasonably and in good faith determines are required under applicable securities laws or regulatory rules; PROVIDED, HOWEVER, that Company and its counsel will have a reasonable opportunity to review any such disclosure to be made before the Effective Time prior to its issuance.

          9.15 ENTIRE AGREEMENT. This Agreement, the Company Ancillary Agreements, the Significant Shareholders Ancillary Agreements, the Parent Ancillary Agreements, the Merger Sub Ancillary Agreement and the exhibits and schedules hereto and thereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

          9.16 EFFECT OF SCHEDULES. Notwithstanding anything to the contrary contained in this Agreement or in any of the Schedules, any information disclosed in one of such Schedules shall not be deemed to be disclosed in any other Schedules.

          9.17 MUTUAL DRAFTING. This Agreement is the joint product of Parent, Company, the Significant Shareholders and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Parent, Company and the Significant Shareholders and shall not be construed for or against any party thereto.

          9.18 NO JOINT VENTURE. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other, and the parties' status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section 9.18.

          9.19 CONFIDENTIALITY AGREEMENT. All parties to the Confidentiality Agreement dated ___________ acknowledge and reaffirm their obligations thereunder pending the Closing, subject to Section 9.14.

          9.20 OWNERSHIP OF COMPANY INCOME TAX ATTRIBUTES. The parties hereto agree and acknowledge that all income tax benefits and attributes which are, or were, of a pass-through nature to the Company Shareholders (including, but not limited to, tax refunds and operating losses) relating to tax years ending on or prior to the Closing Date are the property of the Company Shareholders.

     10. PRE-CLOSING COVENANTS OF COMPANY AND THE SIGNIFICANT SHAREHOLDERS

          10.1 During the period from the date of this Agreement until the Closing, Company (and the Significant Shareholders where so specified) covenant to and agree with Parent and Merger Sub as follows:

               (a) ACCURACY OF REPRESENTATIONS. Company will exercise reasonable efforts to ensure that the representations and warranties of Company set forth in Section 2 (a) that are qualified as to materiality will be true and correct and (b) that are not qualified as to materiality will be true and correct in all material respects, in each case on and as of the Closing Date with the same force and effect as if they had been made at the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates). The Significant Shareholders will exercise reasonable efforts to ensure that the representations and warranties of the Significant Shareholders set forth in
Section 3 (a) that are qualified as to materiality will be true and correct and (b) that are not qualified as to materiality will be true and correct in all material respects, in each case on and as of the Closing Date with the same force and effect as if they had been made at the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates).

               (b) MAINTENANCE OF BUSINESS. If Company becomes aware of a material deterioration in the relationship with any Significant Customer, Significant Supplier, officer or other Management Employee or significant number of other employees, it will promptly bring such information to the attention of Parent in writing and, if requested by Parent, will exert reasonable efforts to restore and retain the relationship. Company will promptly advise Parent in writing of any Material Adverse Change.

               10.2 NECESSARY CONSENTS. Company and the Significant Shareholders will each use reasonable efforts to obtain such written consents and take such other actions as may be necessary or appropriate to facilitate and allow the consummation of the transactions provided for herein and to facilitate and allow Parent and Merger Sub to carry on Company's business after the Closing Date and to keep in effect and avoid the breach, violation of, termination of, or adverse change to, any Material Agreement.

          10.3 EXCLUSIVITY. Company agrees that, from the date of this Agreement until this Agreement has been terminated pursuant to its terms, it will not, directly or indirectly, through any officer, director or employee of Company or through any agent or otherwise, (i) solicit, initiate, or encourage submission of or receive any proposals or offers from any corporation, partnership, persons or group relating to any acquisition, purchase or option to purchase any of the business, assets or stock of Company, or any merger, consolidation, recapitalization or other business combination of any kind involving Company, or any other transaction that is incompatible with the transaction described in this Agreement, or (ii) furnish to any person or any entity any information with respect to the foregoing except to professionals representing Company.

          10.4 SATISFACTION OF CONDITIONS PRECEDENT. Company and the Significant Shareholders will use reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 7, and will use reasonable efforts to cause the transactions provided for in this Agreement to be consummated and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

     11. PRE-CLOSING COVENANTS OF PARENT AND MERGER SUB

          During the period from the date of this Agreement until the Closing, Parent (and Merger Sub where so specified) covenant to and agree with Company as follows:

          11.1 ACCURACY OF REPRESENTATIONS. Parent and Merger Sub will exercise reasonable efforts to ensure that the representations and warranties of Parent and Merger Sub set forth in Section 4 (a) that are qualified as to materiality will be true and correct and (b) that are not qualified as to materiality will be true and correct in all material respects, in each case on and as of the Closing Date with the same force and effect as if they had been made at the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates).

          11.2 NECESSARY CONSENTS. Parent shall use reasonable efforts to obtain such written consents and take such other actions as may be necessary or appropriate to facilitate and allow the consummation of the transactions provided for herein.

          11.3 SATISFACTION OF CONDITIONS PRECEDENT. Parent will use reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 6, and Parent will use reasonable efforts to cause the transactions provided for in this Agreement to be consummated and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

     12. TERMINATION OF AGREEMENT

          12.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing, whether before or after approval of the Merger by the Company Shareholders:

               (a) by the mutual written consent of Parent and Company;

               (b) by either Parent or Company if all conditions to such party's obligations to consummate the transactions contemplated hereby have not been satisfied or waived, and the Closing has not occurred, on or before June 7, 2001; provided, that if either Parent or Company is exercising diligent efforts to cause the conditions to the obligations of the other party to consummate the transactions contemplated hereby to be satisfied, then the other party may not terminate this Agreement pursuant to this clause
(b) until after June 15, 2001;

               (c) by Company or Parent, if a permanent injunction or other order by any federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Merger will have been issued and will have become final and nonappealable.

               Any termination of this Agreement under clauses (b) or (c) of this Section 12.1 will be effective by the delivery of written notice of the terminating party to the other party hereto.

          12.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 12.1, this Agreement shall be of no further force or effect; PROVIDED, HOWEVER, that (a) this Section 12.2 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect, and (b) the termination of this Agreement shall not relieve any party from any liability for any breach of this Agreement.

                  [Remainder of page intentionally left blank]

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SILICON IMAGE, INC.                          CMD TECHNOLOGY INC.

By:  /s/ Dan Atler                           By:  /s/ Simon Huang
   ----------------------------------           -------------------------------
Name:  Dan Atler                             Name:  Simon Huang
     --------------------------------             -----------------------------
Title:  Chief Financial Officer              Title:  Ceo & President
      -------------------------------              ----------------------------


DUKE ACQUISITION CORP.

By:  /s/ Howard Freedland
   ----------------------------------
Name:  Howard Freedland
     --------------------------------
Title:  President
      -------------------------------


SIGNIFICANT SHAREHOLDERS

Simon Huang and Mary Huang Family Trust, dated September 15, 1993
9 Kent
Irvine, CA 92715

By:  /s/ Simon Huang                         By:  /s/ Mary Huang
     --------------------------------             -----------------------------
      Simon Huang, Trustee                        Mary Huang, Trustee

Wen Hai Chu Trust, dated January 11, 1994
3851 Salem
Irvine, CA 92714

By:  /s/ Wen Hai Chu
     --------------------------------
      Wen Hai Chu, Trustee

Thomas C. Chen and Sonia L. Chen Family Trust, dated November 3, 1993 175 Starlight Dr.
Anaheim, CA 92807

By:  /s/ Thomas C. Chen
     --------------------------------
      Thomas C. Chen, Trustee

Chie-Ning Wang and Roberta Wang Family Trust, dated December 21, 1983 12 Spring Grove
Irvine, CA 92620

By:  /s/ Chie-ning Wang
     --------------------------------
      Chie-Ning Wang, Trustee

            [Signature Page to Agreement and Plan of Reorganization]

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of June 7, 2001 by and between Silicon Image, Inc., a Delaware corporation ("PARENT"), and the individuals and entities listed on EXHIBIT A attached hereto (the "HOLDERS").

                                    RECITALS

         A. This Agreement is entered into pursuant to that certain Agreement and Plan of Reorganization dated as of June 1, 2001 (the "MERGER AGREEMENT") by and among Parent, Duke Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("MERGER SUB"), and CMD Technology Inc., a California corporation ("COMPANY").

         B. The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Company in a statutory merger in which all outstanding Company Common Stock will be converted into the right to receive, and will be exchangeable for, Parent Common Stock (and cash in lieu of fractional shares).

         C. As an inducement for Company to enter into the Merger Agreement, Parent desires to grant the registration rights to the Holders as contained herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

         1.       DEFINITIONS AND REFERENCES.

         Unless otherwise defined herein, the capitalized terms in this Agreement have the same meanings given to them in the Merger Agreement. For purposes of this Agreement, in addition to the definitions set forth elsewhere herein, the following terms shall have the following respective meanings:

         "AFFILIATE" of a Holder shall mean a person who controls, is controlled by or is under common control with such Holder, or the spouse or children (or a trust exclusively for the benefit of a spouse and/or children) of such Holder.

         "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "1933 ACT"), and the declaration or ordering of effectiveness of such registration statement or document by the United States Securities and Exchange Commission (the "SEC").

         "REGISTRABLE STOCK" shall mean (a) the Parent Common Stock issued to a Holder pursuant to the Merger Agreement; and (b) any Parent Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Parent Common Stock. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when (a) a Registration Statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective Registration Statement, or (b) such Registrable Stock is sold by a person in a transaction that is exempt from registration pursuant to Rule 144 promulgated under the 1933 Act ("RULE 144") (or any similar provision then in force) or a transaction in which the Holders' rights under this Agreement are not assigned. In addition, the Registrable Stock held by any Holder shall cease to be Registrable Stock on such date on which all of the Registrable Stock held by such Holder can be sold within a period of three months pursuant to Rule 144 (or any similar provision then in force).

         2. "SHELF" REGISTRATION. Parent shall use all reasonable efforts to file with the SEC a "shelf" registration statement on Form S-3 for the public resale by the Shareholders of the Registrable Stock on a continuous or delayed basis pursuant to Rule 415(a)(1) under the 1933 Act (the "REGISTRATION STATEMENT") within fifteen (15) business days following the Closing Date or as soon as reasonably practicable thereafter. The plan of distribution indicated in the Registration Statement will include all such transactions as the Holders may reasonably request in writing prior to the filing of the Registration Statement and that can be included in the Registration Statement under the rules and regulations of the SEC. Parent shall use all reasonable efforts to cause the Registration Statement to be declared effective under the 1933 Act as promptly as possible after the filing thereof, and shall use all reasonable efforts to keep the Registration Statement continuously effective under the 1933 Act until the later of (a) the date which is one (1) year after the Closing Date or (b) the date when all Registrable Stock covered by such Registration Statement have been sold or may be sold within a period of three months pursuant to Rule 144 (or any similar provision then in force).

         3.     OBLIGATIONS OF PARENT.  Parent shall:

                (a) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Stock covered by the Registration Statement for the period required to effect the distribution of the Registrable Stock as set forth in
Section 2 hereof;

                (b) use all reasonable efforts to register or qualify the Registrable Stock covered by the Registration Statement under the securities or blue sky laws of such jurisdiction within the United States and Puerto Rico as shall be reasonably requested by the Holders for the distribution of the Registrable Stock covered by the Registration Statement; PROVIDED, HOWEVER, that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (b) be obligated to do so; and PROVIDED, FURTHER, that Parent shall not be required to qualify such Registrable Stock in any jurisdiction in which the securities regulatory authority requires that the Holders subject any of their Registrable Stock to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) before such authority will consent to the sale of Registrable Stock in such jurisdiction, unless the Holders agree to do so;

                (c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Stock owned by them that is covered by the Registration Statement; and

                (d) promptly notify the Holders at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and promptly prepare and furnish to each Holder a reasonable number of copies of a supplement to or an amendment of such prospectus, or a revised prospectus, as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; PROVIDED, that in the event of a material development or transaction affecting Parent that has not yet been publicly disclosed, if Parent shall determine in good faith that it would be adversely affected by such disclosure, Parent may so notify the Holders and shall deliver to the Holders a certificate signed by an officer of Parent affirming that Parent would be adversely affected by such disclosure (such notice being referred to herein as a "DEFERRAL NOTICE"), and shall thereafter be entitled to defer preparing and furnishing such supplement or amendment until such time as it would not be so adversely affected, but in any event for a period of no more than ninety (90) days following delivery of the Deferral Notice to each Holder, at which time it shall so notify the Holders and shall prepare and furnish to the Holders any such supplement or amendment as may then be required. Following receipt of a Deferral Notice, the Holders shall not make any further sales of Registrable Stock pursuant to the Registration Statement until the Holders receive such notice, and any such amendment or supplement, from Parent. Following receipt of any supplement or amendment to any prospectus, the Holders shall deliver such amended, supplemental or revised prospectus in connection with any offers or sales of Registrable Stock, and shall not deliver or use any prospectus not so supplemented, amended or revised. If Parent issues a Deferral Notice, Parent will extend the period of effectiveness of the Registration Statement for an amount of time equal to the length of the deferral period. Notwithstanding any other provision of this Agreement, Parent may not issue a Deferral Notice more than two (2) consecutive times in any twelve (12) month period.

         4. FURNISH INFORMATION. It shall be a condition precedent to the obligations of Parent to take any action pursuant to this Agreement that each Holder shall furnish to Parent such information regarding itself, the Registrable Stock held by it, and the intended method of disposition of such securities as Parent shall reasonably request and as shall be required in connection with the actions to be taken by Parent hereunder.

         5. EXPENSES. All expenses incurred in connection with the registration pursuant to this Agreement, excluding underwriters' or brokers' discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees, listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, and the fees and disbursements of counsel for Parent, shall be paid by Parent. Each Holder shall bear and pay the underwriting commissions and discounts and brokerage fees applicable to securities offered for his or her account in connection with any registrations, filings and qualifications made pursuant to this Agreement.

         6. TRANSFER OF REGISTRATION RIGHTS. The registration rights of a Holder under this Agreement with respect to any Registrable Stock may be transferred or assigned to (a) any transferee or assignee of such Registrable Stock who, after such transfer or assignment, holds at least 5,000 shares of Registrable Stock previously held by such Holder or (b) an Affiliate of such Holder; PROVIDED, HOWEVER, that (i) such Holder shall give Parent written notice prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to Parent, to be bound as a Holder by the provisions of this Agreement; and (iii) immediately following such transfer the further disposition of such securities by such transferee shall be restricted under the 1933 Act.

         7. INDEMNIFICATION. In the event any Registrable Stock is included in a Registration Statement under this Agreement:

                (a) Parent shall indemnify and hold harmless each Holder, such Holder's directors and officers, each person who participates in the offering of such Registrable Stock, including underwriters (as defined in the 1933 Act), and each person, if any, who controls such Holder or participating person within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in the Registration Statement on the effective date thereof (including any prospectus filed under Rule 424 under the 1933 Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of any violation by Parent of any rule or regulation promulgated under the 1933 Act in connection with such registration, and shall reimburse each such Holder, director or officer of such Holder, and such participating person or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of Parent (which consent shall not be unreasonably withheld); PROVIDED, FURTHER, that Parent shall not be liable to any Holder, director or officer of such Holder, participating person or controlling person in any such case for any such loss, claim, damage or liability to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with the Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, director or officer of such Holder, participating person or controlling person or arises out of any violation by Holder of any rule or regulation promulgated under the 1933 Act in connection with such registration; and PROVIDED, FURTHER, that Parent shall not be liable to any Holder, director or officer of such Holder, participating person or controlling person in any such case for any such loss, claim, damage or liability to the extent that it arises out of an offer or sale by such Holder in violation of any of such Holder's obligations under
Section 3(d). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, director or officer of such Holder, participating person or controlling person, and shall survive the transfer of such securities by such Holder, and any termination of this Agreement.

                (b) Each Holder severally and not jointly shall indemnify and hold harmless Parent, each of its directors and officers, each person, if any, who controls Parent within the meaning of the 1933 Act, and each agent and any underwriter for Parent (within the meaning of the 1933 Act) against any losses, claims, damages or liabilities, joint or several, to which Parent or any such director, officer, controlling person, agent or underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise solely out of or are based solely upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (including any prospectus filed under Rule 424 under the 1933 Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration) or arise out of any violation by Holder of any rule or regulation promulgated under the 1933 Act in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by Parent or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage or liability; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and PROVIDED, FURTHER, that the liability of each Holder hereunder shall be limited to the net proceeds received by such Holder from the sale of Registrable Stock covered by such Registration Statement.

                (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure of any indemnified party to notify an indemnifying party promptly of the commencement of any such action, if and to the extent such failure materially adversely affects such indemnifying party's ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7. No indemnifying party shall, in the defense of any such claim, except with the consent of the indemnified party (not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such indemnified party, of a release from all liability with respect to such claim.

                (d) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         8. SELLING RESTRICTIONS. Each Significant Shareholder hereby agrees that such Significant Shareholder will not directly or indirectly, sell, offer, contract or grant any option to sell or purchase, make any short sale (including without limitation any "short vs. the box"), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the 1934 Act (the taking of any of the foregoing actions shall be deemed a disposition for purposes of this Section 8) or otherwise dispose of (or publicly announce its intention to dispose of) in excess of one fifty-second (1/52) of the number of shares of Registrable Stock initially issued to it pursuant to the Merger Agreement (including escrow shares) (such number being subject to proportionate adjustment for any stock dividend, stock split, reverse stock split, combination of shares, or other similar event affecting Parent Common Stock) during any week following the Closing. Each Significant Shareholder may assign to any other Significant Shareholder its right to sell one fifty-second (1/52) of its shares of Registrable Stock with respect to any such week; provided, that such assignment shall not become effective until written notice thereof has been delivered to Parent and its counsel. The foregoing limitation will not apply to any transaction approved in advance in writing by Parent, which approval shall not be unreasonably withheld provided such transaction involves an institutional investor primarily engaged in an investment strategy focused on long-term appreciation rather than short-term trading. The provisions of this Section 8 shall expire on the first anniversary of the Closing Date. It is a condition to any transfer of registration rights pursuant to Section 6 or any transfer or disposition of Registrable Stock by a Significant Shareholder that the transferee of registration rights or transferee of Registrable Stock, as the case may be, agree in a writing satisfactory to Parent to be bound by the provisions of this Section 8 as if it were a Significant Shareholder hereunder.

         9. RULE 144 REPORTING. With a view to making available to Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Stock to the public without registration, Parent agrees to use all reasonable efforts, at all times until the second anniversary of the Closing, to:

                (a) File with the SEC in a timely manner all reports required of Parent under Section 13 of the 1934 Act; and

                (b) So long as a Holder owns any Registrable Stock, furnish to the Holder forthwith upon written request, a written statement by Parent as to its compliance with the reporting requirements under Section 13 of the 1934 Act.

         10.    GENERAL PROVISIONS.

                (a) NOTICES. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally or by facsimile (evidenced by confirmation showing successful transmission) or by mail or express delivery, postage prepaid, and will be deemed given upon actual delivery or, if mailed by registered or certified mail, on the fifth business day following deposit in the U.S. mails, addressed as follows:

If to a Holder:                             If to Parent:

At the address set forth on EXHIBIT A       Silicon Image, Inc.
                                            1060 East Arques Ave.
                                            Sunnyvale, CA 94086
                                            Attn:  General Counsel
                                            Fax:  (408) 830-9531

                                            with a copy to:

                                            Fenwick & West LLP
                                            275 Battery, Suite 1500
                                            San Francisco, CA 94111
                                            Attention:  David K. Michaels, Esq.
                                            Fax:  (415) 281-1350

or to such other address as a party designates in a writing delivered to each of the other parties hereto.

                (b) ENTIRE AGREEMENT; INDEPENDENCE OF OBLIGATIONS. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. In the event of any conflict between this Agreement and the Merger Agreement, the terms of this Agreement shall control.

                (c) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to conflicts of law principles.

                (d) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                (e) THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

                (f)     SUCCESSORS AND ASSIGNS. Subject to the provisions of
Section 6, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

                (g) CAPTIONS. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

                (h) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

                (i) COSTS AND ATTORNEYS' FEES. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, each party shall bear its own respective costs and fees associated with such action, suit or other proceeding, including any and all appeals or petitions therefrom, except to the extent otherwise specifically awarded by the arbitrator hearing the matter.

                (j) ADJUSTMENTS FOR STOCK SPLITS, ETC. Wherever in this Agreement there is a reference to a specific number of Parent Common Stock, upon the occurrence of any subdivision, combination or share dividend of such class of shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

                (k) ARBITRATION OF DISPUTES. Any disputes arising under this Agreement shall be subject to the arbitration provisions set forth in Section
9.1 of the Merger Agreement.

                (l) JOINDER. The parties hereto agree that upon the execution and delivery by any Holder of a counterpart of this Agreement, such Holder shall automatically become a party to this Agreement without further action by Parent. The failure of any Holder who is entitled to receive shares of Registrable Stock pursuant to the Merger Agreement to execute and deliver a counterpart to this Agreement on or before the closing of the transactions contemplated by the Merger Agreement shall not preclude such Holder's Registrable Stock from being included in the Registration Statement.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

PARENT:

SILICON IMAGE, INC.

By: /s/ Dan Atler
    ----------------------------------------

Name: Dan Atler
      --------------------------------------

Title: Chief Financial Officer
       -------------------------------------



HOLDERS:


Simon Huang and Mary Huang Family Trust, dated September 15, 1993


By:  /s/ Simon Huang                          By:  /s/ Mary Huang
     ------------------------------------          -----------------------------
     Simon Huang, Trustee                          Mary Huang, Trustee


Wen Hai Chu Trust, dated January 11, 1994


By:  /s/ Wen Hai Chu
     ------------------------------------
     Wen Hai Chu, Trustee


Thomas C. Chen and Sonia L. Chen Family Trust, dated November 3, 1993


By:  /s/ Thomas C. Chen
     ------------------------------------
     Thomas C. Chen, Trustee


Chie-Ning Wang and Roberta Wang Family Trust, dated December 21, 1983


By:  /s/ Chie-Ning Wang
     ------------------------------------
     Chie-Ning Wang, Trustee


By:  /s/ Raymond Liu
     ------------------------------------
     Raymond Liu


By:  /s/ Khanh Hue Huynh
     ------------------------------------
     Khanh Hue Huynh


                [Signature Page to Registration Rights Agreement]

By:  /s/ Robert Rich
     ------------------------------------
     Robert Rich


By:  /s/ Robert Rudy
     ------------------------------------
     Robert Rudy


By:  /s/ Steve O'Neil
     ------------------------------------
     Steve O'Neil


By:  /s/ Kirk Andrews
     ------------------------------------
     Kirk Andrews


By:  /s/ Jeff Blaalid
     ------------------------------------
     Jeff Blaalid


By:  /s/ Terry Sutherland
     ------------------------------------
     Terry Sutherland


By:  /s/ Phil Chan
     ------------------------------------
     Phil Chan


By:  /s/ Rick Tan
     ------------------------------------
     Rick Tan


By:  /s/ Roger Klein
     ------------------------------------
     Roger Klein


By:  /s/ R.J. Wilcox
     ------------------------------------
     R.J. Wilcox


By:  /s/ Peter Cmaylo
     ------------------------------------
     Peter Cmaylo


By:  /s/ Bill Dyer
     ------------------------------------
     Bill Dyer


By:  /s/ Al Kiehn
     ------------------------------------
     Al Kiehn


                [Signature Page to Registration Rights Agreement]

By:  /s/ Dave Striebich
     ------------------------------------
     Dave Striebich


By:  /s/ Jim Huang
     ------------------------------------
     Jim Huang


By:  /s/ John Turner
     ------------------------------------
     John Turner


By:  /s/ Tom Perry
     ------------------------------------
     Tom Perry


By:  /s/ Bob Salem
     ------------------------------------
     Bob Salem


By:  /s/ Tom Sprimont
     ------------------------------------
     Tom Sprimont


By:  /s/ Sam Wong
     ------------------------------------
     Sam Wong


By:  /s/ Fran Richardson
     ------------------------------------
     Fran Richardson


By:  /s/ Patrick Liou
     ------------------------------------
     Patrick Liou


By:  /s/ Hunardi Hudiono
     ------------------------------------
     Hunardi Hudiono


By:  /s/ Paul Sack
     ------------------------------------
     Paul Sack


                [Signature Page to Registration Rights Agreement]

                                    EXHIBIT A

                               CMD TECHNOLOGY INC.
                                  SHAREHOLDERS

-------------------------------------------------------------------------------------------- -------------------------
NAME AND ADDRESS                                                                               NUMBER OF SHARES OF
                                                                                                REGISTRABLE STOCK
-------------------------------------------------------------------------------------------- -------------------------
WEN HAI CHU TRUST, DATED JANUARY 11, 1994                                                                   1,593,187
c/o Hai Chu
3851 Salem
Irvine, CA 92714
-------------------------------------------------------------------------------------------- -------------------------
CHIE-NING WANG AND ROBERTA WANG FAMILY TRUST, DATED DECEMBER 21, 1993                                       1,593,187
c/o Roger Wang
12 Spring Grove
Irvine, CA 92620
-------------------------------------------------------------------------------------------- -------------------------
SIMON HUANG AND MARY HUANG FAMILY TRUST, DATED SEPTEMBER 15, 1993                                           1,593,187
c/o Simon Huang
9 Kent
Irvine, CA 92715
-------------------------------------------------------------------------------------------- -------------------------
THOMAS C. CHEN AND SONIA L. CHEN FAMILY TRUST, DATED NOVEMBER 3, 1993                                       1,593,187
c/o Tom Chen
175 Starlight Dr.
Anaheim, CA 92807
-------------------------------------------------------------------------------------------- -------------------------
RAYMOND LIU                                                                                                    21,924
24511 Rue De Gauguin
Laguna Niguel, CA 92667
-------------------------------------------------------------------------------------------- -------------------------
KHANH HUE HUYNH                                                                                                 6,211
15236 Kenoak Drive
Baldwin Park, CA 91706
-------------------------------------------------------------------------------------------- -------------------------
BOB RICH                                                                                                        5,481
7 Laurelglen
Irvine, CA 92714
-------------------------------------------------------------------------------------------- -------------------------
ROBERT RUDY                                                                                                     3,654
21492 Montbury Dr.
Lake Forest, CA 92630
-------------------------------------------------------------------------------------------- -------------------------
STEVE O'NEIL                                                                                                    2,391
1090 Summerplace Ct.
Corona, CA 91719
-------------------------------------------------------------------------------------------- -------------------------
KIRK ANDREWS                                                                                                    1,974
134 W Paseo De Cristobal
San Clemente, CA 92672
-------------------------------------------------------------------------------------------- -------------------------
JEFF BLAALID                                                                                                    1,771
1321 Northridge Road
Mitchell, SD 57301
-------------------------------------------------------------------------------------------- -------------------------
TERRY SUTHERLAND                                                                                                1,710
21581 Kenmare Dr.
Lake Forest, CA 92630
-------------------------------------------------------------------------------------------- -------------------------
PHIL CHAN                                                                                                       1,461
33 Morning Dove
Irvine, CA 92714
-------------------------------------------------------------------------------------------- -------------------------
RICK TAN                                                                                                        1,461
9 Lynnfield
Irvine, CA 92620
-------------------------------------------------------------------------------------------- -------------------------

-------------------------------------------------------------------------------------------- -------------------------
ROGER KLEIN                                                                                                       878
23 Talega
Rancho Santa Marg, CA 92688
-------------------------------------------------------------------------------------------- -------------------------
RJ WILCOX                                                                                                         854
21732 Dirigo Cir
Huntington Beach, CA 92646
-------------------------------------------------------------------------------------------- -------------------------
PETER CMAYLO                                                                                                      834
15 Hayden Dr.
Foxboro, MA 02035
-------------------------------------------------------------------------------------------- -------------------------
BILL DYER                                                                                                         621
817 El Mirador
Fullerton, CA 92635
-------------------------------------------------------------------------------------------- -------------------------
AL KIEHN                                                                                                          615
25861 Cedarbluff Terrace
Laguna Hills, CA 92653
-------------------------------------------------------------------------------------------- -------------------------
DAVE STRIEBICH                                                                                                    615
29342 Spotted Bull Way
San Juan Capistra, CA 92675
-------------------------------------------------------------------------------------------- -------------------------
JIM HUANG                                                                                                         610
19246 Trentham Ave.
Cerritos, CA 90701
-------------------------------------------------------------------------------------------- -------------------------
JOHN TURNER                                                                                                       439
4320 De Ora Way
Long Beach, CA 90815
-------------------------------------------------------------------------------------------- -------------------------
TOM PERRY                                                                                                         439
33882 Barcelona Pl.
Donna Point, CA 92629
-------------------------------------------------------------------------------------------- -------------------------
BOB SALEM                                                                                                         365
3 Leesburg
Irvine, CA 92620
-------------------------------------------------------------------------------------------- -------------------------
TOM SPRIMONT                                                                                                      122
17 Camarin St.
Foothill Ranch, CA 92610
-------------------------------------------------------------------------------------------- -------------------------
SAM WONG                                                                                                        3,654
4249 E Townsend Ave
Orange, CA 92667
-------------------------------------------------------------------------------------------- -------------------------
FRAN RICHARDSON                                                                                                    61
14912 Featherhill Rd
Tustin, CA 92680
-------------------------------------------------------------------------------------------- -------------------------
PATRICK LIOU                                                                                                    3,654
3 Photinia
Irvine, CA 92620
-------------------------------------------------------------------------------------------- -------------------------
HUNARDI HUDIONO                                                                                                   730
24992 Pam Court
Laguna Niguel, CA 92677
-------------------------------------------------------------------------------------------- -------------------------
PAUL SACK                                                                                                       2,923
2921 4th Ave.
Corona Del Mar, CA 92625
-------------------------------------------------------------------------------------------- -------------------------
TOTAL                                                                                                       6,438,200
-------------------------------------------------------------------------------------------- -------------------------

                                ESCROW AGREEMENT


         This Escrow Agreement (this "AGREEMENT") is made and entered into as of June 7, 2001 (the "EFFECTIVE DATE"), by and among Silicon Image, Inc., a Delaware corporation ("PARENT"), the persons and entities listed on EXHIBIT A hereto (collectively, the "SIGNIFICANT SHAREHOLDERS" and each individually, a "SIGNIFICANT SHAREHOLDER") who immediately prior to the closing and consummation of the Merger (as defined below) are all of the principal shareholders of CMD Technology Inc., a California corporation ("COMPANY"), Roger Wang, as the representative and agent of the Significant Shareholders (the "REPRESENTATIVE") and State Street Bank and Trust Company of California, N.A., as Escrow Agent (the "ESCROW AGENT").


                                    RECITALS

         A. Parent, Company and Duke Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("MERGER SUB") have entered into an Agreement and Plan of Reorganization (the "PLAN") dated as of June 1, 2001, pursuant to which Merger Sub shall be merged with and into Company in a reverse triangular merger (the "MERGER"), with Company to be the surviving corporation of the Merger (the "SURVIVING CORPORATION"). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given them in the Plan, a copy of which is attached hereto.

         B. Section 1.10 of the Plan provides that the Escrow Shares are to be deducted and withheld from the Merger Consideration and placed in an escrow account (the "ESCROW ACCOUNT") to secure certain indemnification obligations of Significant Shareholders to Parent and other Indemnified Persons under Section 8 of the Plan on the terms and conditions set forth in this Agreement. The number of Escrow Shares initially required to be deposited in the Escrow Account by each Significant Shareholder pursuant to this Agreement, the taxpayer identification number of each Significant Shareholder, the percentage interest of each Significant Shareholder in the Escrow Shares and the Closing Price Per Share (as defined in Section 4(e) of this Agreement) are set forth on EXHIBIT A attached hereto.

         C. Each Significant Shareholder is entering into this Agreement as a material inducement and consideration for Parent to enter into the Plan and to consummate the Merger and as a condition precedent to consummation of the Merger, and the parties desire to set forth in this Agreement the terms and conditions pursuant to which the Escrow Shares shall be deposited, held in, and disbursed from the Escrow Account.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1.     ESCROW AND INDEMNIFICATION

                (a) ESCROW OF SHARES. Promptly after the Closing Date, Parent or its transfer agent shall deposit the Escrow Shares to be deducted and withheld from the shares of Parent Common Stock issued to the Significant Shareholders in the Merger with the Escrow Agent in the manner contemplated by Section 2(a) of this Agreement, accompanied by the required stock powers and a written notice making reference to this Agreement and identifying the shares so deposited as the Escrow Shares. The Escrow Agent shall hold the Escrow Shares in escrow as collateral for the indemnification obligations of the Significant Shareholders under Section 8 of the Plan until the Escrow Agent is required to release such Escrow Shares in accordance with the terms of this Agreement. As used in this Agreement, the term "ESCROW SHARES" shall include all "ADDITIONAL ESCROW SHARES" as that term is defined in Section 2(b) of this Agreement. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold such Escrow Shares (and stock powers) in escrow subject to the terms and conditions of this Agreement.

                (b) INDEMNIFICATION. Parent and the other Indemnified Persons are indemnified pursuant to the terms of Section 8 of the Plan (which terms are incorporated herein by reference) from and against any Claims (as defined below), subject to the limitations set forth in Section 8 of the Plan and in this Agreement. The Escrow Shares shall be security for these indemnification obligations, subject to the terms and conditions of Section 8 of the Plan and this Agreement. Parent and the other Indemnified Persons are also entitled to be indemnified pursuant to the terms of a Severance Indemnification and Escrow Agreement ("SEVERANCE ESCROW AGREEMENT") of even date herewith, and the Escrow Shares shall also be security for such indemnification obligations, subject to the terms and conditions of the Severance Escrow Agreement. Roger Wang shall act as the initial Representative of the Significant Shareholders for purposes of this Agreement, and is duly authorized to be and act as such Representative and may bind the Significant Shareholders as provided herein.

                (c) NOTICE OF CLAIM. As used herein, the term "CLAIM" means a claim for indemnification under Section 8 of the Plan or under the Severance Escrow Agreement made by Parent or any other Indemnified Person. Parent is authorized to make Claims on behalf of any other Indemnified Person. An Indemnified Person shall give written notice of a Claim (a "NOTICE OF CLAIM") to the Representative and the Escrow Agent as promptly as reasonably practicable after either: (i) discovery, after the Closing, of any fact or circumstance that gives rise to indemnification rights under Section 8 of the Plan; or (ii) discovery, after the Closing, of verbal or written notice to Parent or to any other Indemnified Person of any claim, demand, suit, action, arbitration, investigation, inquiry or proceeding brought by a third party against such Indemnified Person that is based upon or includes facts or assertions that would, if true, give rise to indemnification rights under Section 8 of the Plan (a "THIRD-PARTY CLAIM"). Any Indemnified Person may give a Notice of Claim at any time prior to the close of the Escrow Period (as defined in Section 1(d) of this Agreement) in order to seek recovery of Damages against the Escrow Shares pursuant to this Agreement. No delay on the part of any Indemnified Person in giving the Representative notice of a Claim shall relieve the Representative or any Significant Shareholder from any of its obligations under Section 8 of the Plan or this Agreement unless (and then only to the extent that) the Representative and the Significant Shareholders are materially prejudiced thereby.

                (d) ESCROW PERIOD. As used herein, the term "ESCROW PERIOD" means that time period beginning on the Closing Date and ending on the first anniversary of the Closing Date. Parent shall deliver to Escrow Agent written notice of the Closing Date, on which Escrow Agent may rely without inquiry.

                (e)     THIRD-PARTY CLAIMS.

                        (i) Parent shall defend any Third-Party Claim, and, subject to the terms and conditions of this Agreement, the costs and expenses incurred by Parent in connection with such defense (including but not limited to reasonable attorneys' fees, other professionals' and experts' fees and court or arbitration costs) shall be included in the Damages related to or resulting from a Claim for which an Indemnified Person may seek indemnity pursuant to a Claim made hereunder.

                                Subject to the terms and conditions of this
Agreement, the Representative will have the right, at the Representative's sole option, and at Significant Shareholders' sole cost and expense, to assume and control the defense of Parent and all other Indemnified Persons against a Third-Party Claim with reputable legal counsel of the Representative's choice that is reasonably satisfactory to Parent and the other affected Indemnified Person(s) so long as: (A) the Representative notifies Parent and each affected Indemnified Person in writing within ten (10) days after the Indemnified Person has given notice to the Representative of the Third-Party Claim that the Representative intends to undertake such defense; (B) the Representative provides Parent and each Indemnified Person with reasonably acceptable evidence that the Representative has and will have the financial resources to defend against the Third-Party Claim and fulfill its defense and indemnification obligations under the Plan and this Agreement; (C) the Third-Party Claim involves only money damages and does not seek an injunction or other equitable relief (unless all affected Indemnified Persons agree in writing that the Representative may nevertheless control the defense of such action for an injunction or other equitable relief); (D) settlement of, or an adverse judgment with respect to, the Third-Party Claim is not, in the good faith judgment of the Indemnified Persons, likely to establish a precedential custom or practice materially adverse to the continuing business interests of Parent; (E) Damages sought under such Third-Party Claim, together with Damages sought under any other Claims then in dispute or pending, cannot reasonably be expected to exceed the value of the Escrow Shares, valued at the Closing Price Per Share (as defined in Section 4(e) of this Agreement) available at that time; (F) the Representative conducts the defense of the Third-Party Claim actively and diligently; and (G) the legal counsel chosen by the Representative does not have any conflict of interest in representing the interests of Parent or any of the affected Indemnified Person(s).

                        (ii) So long as the Representative is conducting the defense of the Third-Party Claim in accordance with Section 1(e)(i) above: (A) Parent and each Indemnified Person may retain separate co-counsel and participate in the defense of the Third-Party Claim at its own cost and expense (except as provided below) and shall have the right to receive copies of all pleadings, notices and communications with respect to the Third-Party Claim to the extent no privilege is thereby waived; (B) Parent and each Indemnified Person may participate in settlement negotiations with respect to the Third-Party Claim; and (C) the Representative will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim unless (1) Parent and each of the affected Indemnified Persons consent thereto in writing (which consent will not unreasonably be withheld) or (2) the settlement, compromise or consent includes an unconditional release from all liability with respect to the Third-Party Claim in favor of Parent and each Indemnified Person.

                        (iii) If the Representative does not elect to assume control of or otherwise participate in the defense or settlement of any Third-Party Claim, or if the Representative does so elect but any of the conditions in Section 1(e)(i) above is not satisfied or becomes unsatisfied, or if the Representative ceases at any time to actively and diligently defend the Third-Party Claim, then: (A) Parent and the affected Indemnified Person(s) may control the defense of and consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim, PROVIDED, HOWEVER, that the Representative (1) shall have the right to receive copies of all pleadings, notices and communications with respect to the Third-Party Claim so long as the receipt of such documents by the Representative does not affect any privilege relating to the Indemnified Person, and (2) may participate in settlement negotiations with respect to the Third-Party Claim, and Parent and the Indemnified Person(s) shall not enter into any settlement of such Third-Party Claim without the prior written consent of the Representative (which consent shall not be unreasonably withheld); and (B) the Representative will remain responsible to indemnify Parent and all Indemnified Person(s) for all Damages they may incur arising out of, resulting from or caused by the Third-Party Claim to the fullest extent provided in Section 8 of the Plan.

                (f) ESCROW DEDUCTIONS. Payments for finally determined Claims shall be deducted ratably from the Escrow Shares of the Significant Shareholders in proportion to their respective percentage interests in the Escrow Shares set forth on EXHIBIT A.

                (g) NO ELECTION OF REMEDIES. Parent and any other Indemnified Person may institute Claims against the Escrow Shares and in satisfaction thereof may retake Escrow Shares in accordance with this Agreement without making any claims directly against Company or any Significant Shareholder and without rescinding or attempting to rescind the transactions consummated pursuant to the Plan. The assertion of any single Claim hereunder will not bar Parent or any other Indemnified Person from asserting other Claims hereunder. Parent and any other Indemnified Person need not exhaust any other remedies that may be available to it, but rather may proceed directly in accordance with the provisions of this Agreement.

         2.      DEPOSIT OF ESCROW SHARES; RELEASE FROM ESCROW.

                 (a) DELIVERY OF ESCROW SHARES. As soon as reasonably practicable after the Closing Date: (i) the Escrow Shares allocable to each Significant Shareholder as shown on EXHIBIT A (the "INITIAL ESCROW SHARES") shall be delivered by Parent or Parent's transfer agent to the Escrow Agent in the form of duly authorized stock certificates for such shares issued in the respective names of the Significant Shareholders; and (ii) each of the Significant Shareholders shall deliver to the Escrow Agent three (3) stock powers in the form of EXHIBIT B attached hereto covering such Initial Escrow Shares, each duly endorsed and bearing a medallion signature guarantee. Each Significant Shareholder agrees to execute and deliver to the Escrow Agent such additional stock powers relating to the Escrow Shares as may be necessary, in the Escrow Agent's opinion, to carry out its responsibilities under this Agreement. In the event Parent issues any Additional Escrow Shares (as defined below), Parent shall instruct its transfer agent to deliver such Additional Escrow Shares to the Escrow Agent, and each Significant Shareholder shall deliver stock powers for such Significant Shareholder's Additional Escrow Shares to the Escrow Agent, in the same manner as the Initial Escrow Shares and stock powers therefor were delivered to the Escrow Agent hereunder. Unless and until stock certificates representing Additional Shares are received by the Escrow Agent, the Escrow Agent may assume that none have been issued.

                (b) DIVIDENDS, VOTING AND RIGHTS OF OWNERSHIP. Except for dividends paid in shares of Parent stock that are declared and paid with respect to the Escrow Shares or shares of Parent Common Stock issued with respect to Escrow Shares and resulting from a stock split or subdivision ("ADDITIONAL ESCROW SHARES"), any cash dividends, dividends payable in securities or other distributions of any kind made or paid in respect of the Escrow Shares shall be distributed currently by Parent to each Significant Shareholder. The Significant Shareholder shall have the right to vote the Escrow Shares deposited in the Escrow Account for the account of such Significant Shareholder so long as such Escrow Shares are held in escrow, and Parent shall take all reasonable steps necessary to allow the exercise of such rights. So long as the Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement and have not been canceled as provided herein or repurchased by Parent, the Significant Shareholder shall retain and shall be able to exercise voting rights with respect to such Escrow Shares and all other incidents of ownership of said Escrow Shares that are not inconsistent with the terms and conditions of this Agreement. Parent and the Significant Shareholders will arrange for the payment of dividends and the delivery of proxies and other notices among themselves, and the Escrow Agent need not be involved.

                (c) DISTRIBUTIONS TO SIGNIFICANT SHAREHOLDERS. On the date upon which the Escrow Period expires (the "FINAL RELEASE DATE"), the Escrow Agent shall release from escrow to each Significant Shareholder such Significant Shareholder's Escrow Shares (as defined below) OTHER THAN any of such Significant Shareholder's Escrow Shares that have previously been delivered to an Indemnified Person or that are owed to an Indemnified Person and are to be canceled and forfeited in accordance with Section 4 in satisfaction of Claims by an Indemnified Person or that are otherwise subject to a pending Claim by an Indemnified Person. As used in this Agreement, a "SIGNIFICANT SHAREHOLDER'S ESCROW SHARES" refers to and means the Initial Escrow Shares allocable to such Significant Shareholder and the Additional Escrow Shares allocable to such Significant Shareholder, if any.

                (d) RELEASE OF ESCROW SHARES. The Escrow Shares shall be held by the Escrow Agent until such Escrow Shares are required to be released pursuant to either: (i) Section 2(c) of this Agreement; or (ii) when required under applicable provisions of Section 4 of this Agreement. The Escrow Agent shall deliver to the Significant Shareholders or to Parent (who is authorized to accept delivery of Escrow Shares on behalf of any Indemnified Person), as applicable hereunder, the requisite number of Escrow Shares to be released on such applicable date as is called for by this Agreement. Such delivery of Escrow Shares shall be in the form of stock certificate(s) registered in the name of such Significant Shareholders or Parent, as applicable, in accordance with this Agreement. The Escrow Agent shall coordinate with Parent's transfer agent who shall cause such stock certificates to be registered in the appropriate names as determined by the Escrow Agent in accordance with this Agreement. Parent shall give the Escrow Agent prompt written notice of the name and address of any new transfer agent for Parent's Common Stock. Parent and the Representative undertake to deliver a prompt written notice to the Escrow Agent identifying the number of Escrow Shares to be released to each of the

Significant Shareholders and/or Parent, as applicable, in accordance with this Agreement. Unless the Escrow Agent is instructed otherwise by Parent and the Representative, Escrow Shares released to the Significant Shareholders shall be released to them in proportion to their respective percentage interests in the Escrow Shares as set forth in EXHIBIT A hereto. The Escrow Agent shall use good faith efforts (with Parent's assistance) to have such stock certificates in its possession by delivery from Parent's transfer agent no later than two (2) business days prior to the day on which the Escrow Agent is to deliver such certificates to the Significant Shareholders. Cash shall be paid in lieu of any fraction of an Escrow Share held by any Significant Shareholder (computed for each Significant Shareholder by aggregating all Escrow Shares held by such Significant Shareholder) in an amount equal to the applicable fraction of an Escrow Share multiplied by the Closing Price Per Share (as defined in Section 4(e) of this Agreement), such price per share to be adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event affecting Parent Common Stock (each a "CAPITAL CHANGE"), whether occurring at or after the Closing Date. Parent shall distribute, or Parent shall provide to the Escrow Agent and Escrow Agent shall distribute, cash in lieu of fractional Escrow Shares; provided, neither Parent nor Escrow Agent shall be obligated to disburse such cash amount to any Significant Shareholder until such Significant Shareholder delivers an IRS Form W-9 (or Form W-8 in the case of a foreign person) for tax reporting purposes, duly completed and executed by such Significant Shareholder. Parent shall be deemed to have purchased the fractional shares for which it has provided cash-in-lieu payments.

                (e) NO ENCUMBRANCE. No Escrow Shares or any beneficial interest therein may be pledged, encumbered, sold, assigned or transferred (including any transfer by operation of law), by a Significant Shareholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of such Significant Shareholder, prior to the delivery to such Significant Shareholder of such Escrow Shares by the Escrow Agent in accordance with this Agreement. The Escrow Agent shall have no responsibility for determining or enforcing compliance with this Section 2(e), except that the Escrow Agent shall retain possession of the stock certificates evidencing the Escrow Shares as required by this Agreement.

                (f) POWER TO TRANSFER ESCROW SHARES. The Escrow Agent is hereby granted the power to effect any transfer of Escrow Shares contemplated by this Agreement. Parent shall cooperate with the Escrow Agent in causing Parent's transfer agent to promptly issue stock certificates to effect such transfers.

                (g) LEGEND. Stock certificates representing Escrow Shares will (until they are released to the Significant Shareholders or Parent in accordance with this Agreement) bear the following legend indicating that they are subject to this Agreement:

         "THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED ONLY IN ACCORDANCE WITH THE TERMS OF AN ESCROW AGREEMENT AMONG THE ISSUER, THE HOLDER THEREOF, ROGER WANG (AS REPRESENTATIVE OF THE HOLDER THEREOF), AND STATE STREET BANK AND TRUST COMPANY

         OF CALIFORNIA, N.A. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER."

                (h) UPDATING. Parent and the Representative shall promptly deliver to the Escrow Agent a revised EXHIBIT A to update the information contained therein following the occurrence of any of the following events: (i) a Capital Change, (ii) any issuance of Additional Escrow Shares; (iii) any change in the Closing Price Per Share (as defined in Section 4(e) of this Agreement); or (iv) any change in the information set forth in EXHIBIT A regarding the Significant Shareholders. Unless and until the Escrow Agent receives such revised EXHIBIT A, the Escrow Agent may assume without inquiry that the last EXHIBIT A it received remains in effect and that such exhibit has not been, and is not required to be, modified.

         3.     CONTENTS OF NOTICE OF CLAIM.

                (a) Each Notice of Claim given pursuant to Section 1(c) of this Agreement shall be in writing and shall contain the following information to the extent it is reasonably available:

                        (i) Statement of the amount of the Damages that Parent or any other affected Indemnified Person believes have been actually incurred in connection with the Claim and statement of its good faith estimate of the reasonably foreseeable maximum amount of the alleged Damages that will ultimately be incurred in connection with such Claim, which amount of estimated future Damages may, without limitation, include the amount of damages claimed by a third party plaintiff in an action brought against Parent, the Surviving Corporation or any other Indemnified Person based upon or including facts or assertions which, if true, would give rise to Damages; and

                        (ii) A brief description in reasonable detail of the facts, circumstances or events giving rise to the alleged Damages based on Parent's or any other affected Indemnified Person's good faith belief thereof, including, without limitation and if applicable, the identity and address of any third-party claimant (to the extent reasonably available to an Indemnified Person) and copies of any formal demand or complaint of any such third-party claimant.

                (b) The Escrow Agent shall not transfer any of the Escrow Shares held in the Escrow Account to Parent pursuant to a Notice of Claim until such Notice of Claim has been resolved in accordance with Section 4.

         4. RESOLUTION OF CLAIMS AND TRANSFERS OF ESCROW SHARES. Any Notice of Claim received by the Representative and the Escrow Agent pursuant to Sections 1(c) and 3 of this Agreement shall be resolved as follows:

                (a) UNCONTESTED CLAIMS. If, within thirty (30) calendar days after a Notice of Claim containing a statement of claimed Damages has been received by, or is deemed to have been delivered by Parent or any other Indemnified Person to, the Representative and the Escrow Agent pursuant to
Section 7 of this Agreement, the Representative has not contested such Notice of Claim in a written notice received by Escrow Agent as provided in Section 4(b) of this Agreement (an "UNCONTESTED CLAIM") and the Escrow Agent has not received written confirmation from Parent that the Representative has paid Parent in full the amount demanded in such Notice of Claim, then the Escrow Agent shall: (i) immediately release from escrow and transfer to Parent for cancellation and forfeiture that number of Escrow Shares having a value (as determined in accordance with Section 4(e) of this Agreement) equal to the amount of Damages specified in such Notice of Claim, which transferred and forfeited Escrow Shares shall be taken from and forfeited by the Significant Shareholders in the manner set forth in Section 1(f) of this Agreement; and (ii) notify the Representative in writing of such transfer and forfeiture of Escrow Shares as promptly as reasonably practicable.

                (b) CONTESTED CLAIMS. In the event that the Representative delivers to Parent and the Escrow Agent a written notice contesting all, or a portion of, a Notice of Claim (a "CONTESTED CLAIM") and such written notice has been received by, or is deemed, under the provisions of Section 7 of this Agreement, to have been delivered to, Parent and the Escrow Agent within the thirty (30) day period described in Section 4(a) of this Agreement, then: (i) such Contested Claim shall be resolved prior to the expiration of the Escrow Period, to the extent such timing is reasonably practicable, by either (A) a written settlement agreement executed by Parent and the Representative or (B) in the absence of such a written settlement agreement, by binding arbitration in accordance with the provisions of Section 4(c) of this Agreement. Any portion of the Notice of Claim that is not contested by the Representative in accordance with the foregoing provisions of this Section 4(b) shall be resolved as an Uncontested Claim in accordance with Section 4(a) of this Agreement.

                (c) ARBITRATION OF CONTESTED CLAIMS. The parties agree that any Contested Claim shall be submitted to mandatory, final and binding arbitration before the American Arbitration Association ("AAA") or its successor and that any such arbitration shall be conducted in Santa Clara County, California. Either Parent or the Representative may commence the arbitration process called for by this Agreement by filing a written demand for arbitration with AAA and giving a copy of such demand to each of the other parties to this Agreement; Parent (on behalf of itself and any other Indemnified Person) and Representative shall be the parties to the arbitration. The arbitration shall be conducted in accordance with the provisions of the commercial arbitration rules of the American Arbitration Association ("AAA RULES") then in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. The AAA will have the authority to select an arbitrator from a list of arbitrators who are lawyers familiar with California contract law; PROVIDED, HOWEVER, that such lawyers cannot work for a firm then performing services for either party, that each party will have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish and that the AAA will select the arbitrator from the list of arbitrators as to whom neither party makes any such objection. In the event that the foregoing procedure is not followed, each party will choose one person from the list of arbitrators provided by the AAA (provided that such person does not have a conflict of interest), and the two persons so selected will select from the list provided by the AAA the person who will act as the arbitrator. The parties covenant that they will participate in the arbitration in good faith, and that they will share in its costs in accordance with subparagraph (i) below. The provisions of this paragraph may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered. Subject to the provisions of subparagraph (vii) below, judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

                        (i) PAYMENT OF COSTS. Parent on the one hand, and the Representative on the other hand, shall bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator shall award to the prevailing party, as determined by the arbitrator, all reasonable costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party. If such an award would result in manifest injustice, however, the arbitrator may apportion such costs, fees and expenses between the parties in such a manner as the arbitrator deems just and equitable.

                        (ii) BURDEN OF PROOF. For any Contested Claim submitted to arbitration, the burden of proof shall be as it would be if the claim were litigated in a judicial proceeding governed by California law exclusively.

                        (iii) AWARD. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator shall render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached (the "FINAL AWARD") and shall deliver such documents to the Escrow Agent, the Representative and Parent, together with a signed copy of the Final Award. Subject to the provisions of subparagraph (vii) below, the Final Award shall constitute a conclusive determination of all issues in question, binding upon the Significant Shareholders, the Representative and Parent, and shall include an affirmative statement to such effect. To the extent that the Final Award determines that Parent or any other Indemnified Person has actually incurred Damages in connection with the Contested Claim through the date of the Final Award ("INCURRED DAMAGES"), the Final Award shall set forth and award to Parent or other Indemnified Person, as applicable, the amount of such Incurred Damages. In addition, the Final Award shall set forth and award to Parent or other Indemnified Person, as applicable, an additional amount of Damages equal to the reasonably foreseeable amount of alleged Damages that the arbitrator determines are reasonably likely to be incurred by Parent and/or any other Indemnified Person as a result of the facts giving rise to the Contested Claim ("ESTIMATED DAMAGES"), which amount of Estimated Damages may, without limitation, include the amount of damages claimed by a third party plaintiff in an action brought against Parent, the Surviving Corporation or any other Indemnified Person based upon or including facts or assertions which, if true, would give rise to Damages.

                        (iv) TIMING. The Representative, Parent and the arbitrator shall conclude each arbitration pursuant to this Section 4 as promptly as possible for the Contested Claim being arbitrated. The parties agree that time is of the essence.

                        (v) TERMS OF ARBITRATION. The arbitrator chosen in accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement or the Plan.

                        (vi) EXCLUSIVE REMEDY. Except as specifically otherwise provided in this Agreement or the Plan, arbitration conducted in accordance with this Agreement shall be the sole and exclusive remedy of the parties for resolving any Contested Claim.

                        (vii) TREATMENT OF DAMAGES. Upon the arbitrator's issuance of the Final Award in such arbitration, the arbitrator shall immediately deliver a copy of such Final Award to the Representative, Parent and the Escrow Agent as provided above. Upon issuance of such Final Award, Parent will immediately be entitled to recover (A) the amount of any Incurred Damages determined and awarded to Parent under such Final Award and (B) the amount of Estimated Damages determined and awarded under such Final Award to the extent that such Estimated Damages do not arise from a Third-Party Claim, all in accordance with paragraph (viii) below, and such Incurred Damages and such Estimated Damages will be deemed to be owed to Parent for purposes of this Agreement. If the Final Award determines and awards any Estimated Damages to Parent that arise from a Third-Party Claim then: (i) if the actual amount of such Estimated Damages is determined by a settlement agreement or a final judgment or arbitration award prior to the Resolution Date (as defined below) for the Contested Claim with respect to which such Estimated Damages were awarded under the Final Award, then for purposes of this Agreement, the amount of such Estimated Damages owed to Parent shall be the amount so determined by such settlement agreement, judgment or award; and (ii) if the actual amount of such Estimated Damages is not so determined prior to such Resolution Date, then for purposes of this Agreement, the amount of such Estimated Damages owed to Parent shall be the amount of such Damages determined and awarded in the Final Award. As used herein, the term "RESOLUTION DATE" for a Contested Claim means the first anniversary of the Closing Date. Both Incurred Damages and Estimated Damages owed to Parent are deemed to be Damages for purposes of this Agreement.

                        (viii) RELEASE OF ESCROW SHARES PURSUANT TO ARBITRATION AWARD. Upon its receipt of a copy of the Final Award, the Escrow Agent shall first permit the Representative, at the Representative's option, the opportunity to pay to Parent the amount of Damages (if any) that are owed to Parent (as determined under paragraph (vii) above) in full in cash on or before the earlier of (i) ten (10) days after the Escrow Agent's receipt of a copy of such Final Award or (ii) the Resolution Date for the Contested Claim with respect to which such Damages are owed. Immediately following Parent's receipt of payment of Damages from Representative, Parent shall notify the Escrow Agent of such payment. If the Escrow Agent does not receive written confirmation from Parent that such owed Damages have been paid in full in cash to Parent prior to the earlier of (i) expiration of such ten (10) day period or (ii) such Resolution Date, then the Escrow Agent will (i) immediately release from escrow and transfer to Parent for cancellation that number of Escrow Shares having a value (determined in accordance with Section 4(e) of this Agreement) equal to the amount of Damages (if any) owed to Parent (as determined under paragraph (vii) above), which transferred and forfeited Escrow Shares shall be taken from and forfeited by each of the Significant Shareholders in the manner set forth in
Section 1(f) of this Agreement, and (ii) notify the Representative in writing of such transfer and forfeiture of Escrow Shares as promptly as reasonably practicable.

                (d) SETTLED CLAIMS. If a Claim (including a Contested Claim) is settled by a written settlement agreement executed by the Representative and Parent (a "SETTLED CLAIM"), then the Representative and Parent shall promptly deliver such executed settlement agreement to the Escrow Agent together with written instructions executed by both Parent and the Representative to the Escrow Agent ("SETTLEMENT INSTRUCTIONS") which shall, in accordance with and subject to the terms of the written settlement agreement, instruct the Escrow Agent either: (i) to release a stated number of Escrow Shares to Parent pursuant to such settlement agreement; and/or (ii) that no action need be taken by the Escrow Agent with respect to such Claim. Upon its receipt of such settlement agreement and Settlement Instructions instructing the Escrow Agent to release Escrow Shares to Parent, the Escrow Agent shall: (i) immediately release from escrow and transfer to Parent for cancellation that number of Escrow Shares that Parent and the Representative have agreed shall be transferred and forfeited by the Significant Shareholders in such Settlement Instructions, which transferred and forfeited Escrow Shares shall be taken from and forfeited by each of the Significant Shareholders in the manner set forth in Section 1(f) of this Agreement; and (ii) notify the Representative in writing of such transfer and forfeiture of Escrow Shares as promptly as reasonably practicable.

                (e) DETERMINATION OF NUMBER OF ESCROW SHARES FORFEITED. Any amount of Damages owed to Parent or any Indemnified Person hereunder, determined pursuant to the foregoing provisions of this Section 4 and not paid in cash by the Representative in accordance with the above provisions of this Section 4, shall be immediately payable to Parent out of the Escrow Shares then held by the Escrow Agent, and the forfeited Escrow Shares shall be taken from and forfeited by the Significant Shareholders in the manner set forth in Section 1(f) of this Agreement. For purposes of this Agreement, Escrow Shares shall be deemed to have a per share value equal to the average of the closing prices of Parent Common Stock quoted on the Nasdaq National Market during the ten (10) trading days ending on the Closing Date ("CLOSING PRICE PER SHARE") (such price per share to be adjusted to reflect any Capital Change, whether occurring at or after the Closing Date). Thus, the number of Escrow Shares to be released from escrow, forfeited by the Significant Shareholders and transferred to Parent in satisfaction of a Claim for Damages (whether an Uncontested Claim, a Contested Claim or a Settled Claim) and not paid in cash as provided above shall be the amount of such Damages divided by the Closing Price Per Share (such price per share to be adjusted to reflect any Capital Change, whether occurring at or after the Closing Date).

                (f) MULTIPLE CLAIMS PERMITTED. The assertion of any single Claim for indemnification hereunder shall not bar Parent from asserting any other Claims hereunder.

         5.     LIMITATION OF ESCROW AGENT'S LIABILITY.

                (a) LIMITATION OF LIABILITY. The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct, fraud or gross negligence. The Escrow Agent shall have no duty to inquire into or investigate the validity, accuracy or content of any document delivered to it. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement. In all questions arising under this Agreement, the Escrow Agent may rely on the advice or opinion of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent shall not be liable to anyone.

The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the implied duty of good faith and fair dealing.

                (b) RESOLUTION OF CONFLICTING DEMANDS. In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent with respect to the Escrow Account, the Escrow Agent shall have the absolute right, at the Escrow Agent's election, to do any or all of the following: (i) resign so a successor can be appointed pursuant to Section 10 of this Agreement; (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves; or (iii) give written notice to the other parties that it has received conflicting instructions from Parent and the Representative and is refraining from taking action until it receives instructions consented to in writing by both Parent and the Representative. In the event an interpleader suit as described in clause
(ii) above is brought, the Escrow Agent shall thereby be fully released and discharged from all further obligations imposed upon it under this Agreement with respect to the matters that are the subject of such interpleader suit, and Parent shall pay the Escrow Agent all costs, expenses and reasonable attorneys' fees expended or incurred by the Escrow Agent pursuant to the exercise of Escrow Agent's rights under this Section 5(b) (such costs, fees and expenses shall be treated as extraordinary fees and expenses for the purposes of Section 9 of this Agreement). Parent shall be entitled to reimbursement from the Significant Shareholders of any extraordinary fees and expenses of Escrow Agent in the event Parent prevails in such dispute pursuant to Section 9 of this Agreement.

                (c) INDEMNIFICATION. Each party to this Agreement other than the Escrow Agent (each an "INDEMNIFYING PARTY" and together the "INDEMNIFYING PARTIES"), hereby jointly and severally covenants and agrees to reimburse, indemnify and hold harmless Escrow Agent, the Escrow Agent's officers, directors, employees, counsel and agents (severally and collectively, "ESCROW AGENT"), from and against any loss, damage, liability or loss suffered, incurred by, or asserted against Escrow Agent (including amounts paid in settlement of any action, suit, proceeding, or claim brought or threatened to be brought and including reasonable expenses of legal counsel) arising out of, in connection with or based upon, any act or omission by Escrow Agent (not involving gross negligence, willful misconduct or fraud on Escrow Agent's part) relating in any way to this Agreement or the Escrow Agent's services hereunder. The aggregate liability of the Significant Shareholders to the Escrow Agent under this indemnity shall be limited to the Escrow Shares then in escrow hereunder. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Any Indemnifying Party who reimburses or indemnifies the Escrow Agent pursuant to this Section 5(c) shall have a right to seek contribution from any and all other Indemnifying Parties according to their relative fault.

                (d) DEFENSE. Each Indemnifying Party may participate at its own expense in the defense of any claim or action that may be asserted against Escrow Agent, and if the Indemnifying Parties so elect, the Indemnifying Parties may assume the defense of such claim or action; PROVIDED, HOWEVER, that if there exists a conflict of interest that would make it inappropriate, in the sole discretion of the Escrow Agent, for the same counsel to represent both Escrow Agent and the Indemnifying Parties, Escrow Agent's retention of separate counsel shall be reimbursable as hereinabove provided. Escrow Agent's right to indemnification hereunder shall survive Escrow Agent's resignation or removal as Escrow Agent and shall survive the termination of this Agreement by lapse of time or otherwise.

                (e) NOTICE TO INDEMNIFYING PARTIES. The Escrow Agent shall notify each Indemnifying Party by letter, or by telephone or telecopy confirmed by letter, of any receipt by Escrow Agent of a written assertion of a claim against Escrow Agent, or any action commenced against Escrow Agent, for which indemnification is required under Section 5(c) of this Agreement, within ten
(10) days after Escrow Agent's receipt of written notice of such claim. The Indemnifying Parties will be relieved of their indemnification obligations under this Section 5 if Escrow Agent fails to timely give such notice and such failure adversely affects the Indemnifying Parties' ability to defend such claim. However, Escrow Agent's failure to so notify each Indemnifying Party shall not operate in any manner whatsoever to relieve an Indemnifying Party from any liability that it may have otherwise than on account of this Section 5.

                (f) USE OF AGENTS. The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys and shall be entitled to consult with its legal counsel, including in-house legal counsel, as to any questions or matters arising hereunder and the reasonable, good faith written opinion of such legal counsel shall be full and complete authorization and protection to Escrow Agent in respect of any act or omission by Escrow Agent undertaken in good faith and in accordance with the opinion of such legal counsel. Nothing in this Agreement shall be deemed to impose upon Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction other than the State of California.

         6. SIGNIFICANT SHAREHOLDERS' REPRESENTATIVE. For purposes of this Agreement, the Significant Shareholders hereby consent to the appointment of the Representative (and any replacement hereunder), as representative of the Significant Shareholders, and as the agent and attorney-in-fact for and on behalf of each Significant Shareholder, and, subject to the express limitations set forth below, the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative under this Agreement, including, without limitation, the exercise of the power to (i) authorize delivery to Parent of the Escrow Shares, or any portion thereof, in satisfaction of Claims, (ii) agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such Claims, (iii) take all actions necessary in connection with the waiver of any condition to the obligations of the Significant Shareholders under this Agreement, (iv) waive any right of the Significant Shareholders, (v) give and receive all notices required to be given under this Agreement, (vi) resolve any Claims and (vii) take all actions necessary in the sole judgment of the Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement. The Representative shall have unlimited authority and power to act on behalf of each Significant Shareholder with respect to this Agreement and the disposition, settlement or other handling of all Claims, rights or obligations arising under this Agreement so long as all Significant Shareholders are treated in the same manner. The Significant Shareholders shall be bound by all actions taken by the Representative in connection with this Agreement. Parent shall be entitled to rely on any action or decision of the Representative, and no Significant Shareholder shall have any cause of action against the Representative for any action taken, decision made or instruction given by the Representative under this Agreement, except for fraud, gross negligence or willful misconduct (including willful breach of this Agreement) by the Representative. In performing the functions specified in this Agreement, the Representative shall not be liable to the Significant Shareholders in the absence of fraud, gross negligence or willful misconduct (including willful breach of this Agreement). In the event that Representative dies, becomes unable to perform the responsibilities hereunder or resigns as the Representative hereunder, a substitute representative shall be appointed by the holders of a majority of the Escrow Shares to act as the Representative of the Significant Shareholders hereunder. The Representative may resign as the Representative hereunder, effective upon a new representative being appointed in writing by Significant Shareholders who beneficially own a majority of the Escrow Shares. The Representative shall not be entitled to receive any compensation from Parent or the Significant Shareholders in connection with this Agreement. Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken pursuant to the terms of this Agreement shall be paid by the Significant Shareholders to the Representative in proportion to their percentage interests in the Escrow Shares set forth on EXHIBIT A. Parent agrees that, in acting as Representative hereunder and performing his obligations as a Representative hereunder, the Representative shall not be deemed to have violated any fiduciary or similar duties (if any) that the Representative may owe to Parent by virtue of his position(s) with Parent or its subsidiaries. Each of the Significant Shareholders agree to indemnify and hold the Representative harmless from and against all loss, liability, damages, cost or expense (including but not limited to reasonable attorneys' and experts' fees and court costs) incurred by the Representative in connection with the performance of the Representative's duties and obligations under this Agreement (other than any loss, liability, damages, cost or expense incurred through acts or omissions constituting gross negligence or willful misconduct on the Representative's part). The provisions of this Section are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by each Significant Shareholder to the Representative and shall be binding upon the executors, heirs, legal representatives and successors of each Significant Shareholder and any references in this Agreement to a Significant Shareholder shall include the successor to the Significant Shareholders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

         7. NOTICES. All notices, instructions and other communications required or permitted to be given hereunder or necessary or convenient in connection herewith must be in writing and shall be deemed delivered (i) when personally served or when delivered by telex or facsimile as evidenced by confirmation showing successful transmission (to the telex or facsimile number of the person to whom the notice is given), (ii) when delivered by an overnight courier service as shown by the records of such delivery service, or (iii) on the earlier of actual receipt or the third business day following the date on which the notice is deposited in the United States mail, first class certified or registered mail, postage prepaid, addressed as follows:

If to the Escrow Agent:    State Street Bank and Trust Company of California,
                           N.A.

                           633 West 5th Street, 12th floor
                           Los Angeles, CA 90071
                           Attn: Corporate Trust Administration (Silicon Image/CMD 2001 Escrow)
                           Fax Number:  (213) 362-7357
                           Phone Number:  (213) 362-7369

If to Parent:              Silicon Image, Inc.
                           1060 East Arques Ave.
                           Sunnyvale, CA 94086
                           Attention:  General Counsel
                           Fax Number:  (408) 830-9531
                           Phone Number (408) 616-4000

With a copy to:            Fenwick & West LLP
                           Two Palo Alto Square, Suite 800
                           Palo Alto, California 94306
                           Attention:  David Michaels, Esq.
                           Fax Number:  (650) 494-1417
                           Phone Number:  (650) 494-0600

If to Representative:      Roger Wang
                           12 Spring Grove
                           Irvine,  CA 92620

With a copy to:            Paul, Hastings, Janofsky & Walker LLP
                           695 Town Center Drive, 17th Floor
                           Costa Mesa, CA 92626
                           Attention:  William Simpson, Esq.
                           Fax Number: (714) 979-1921
                           Phone Number:  (714) 668-6200

or to such other address as Parent, the Representative or the Escrow Agent, as the case may be, designates in a writing delivered to each of the other parties hereto in accordance with this Section 7. Notwithstanding the foregoing, notices and the like addressed to the Escrow Agent shall be effective only upon receipt. The Escrow Agent may assume without inquiry (unless the Escrow Agent has written notice to the contrary) that notices received by it which are also required to be delivered to another party have, in fact, been delivered to such other party.

         8.     GENERAL.

                (a) GOVERNING LAW; ASSIGNS. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to conflicts of law principles and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

                (b) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                (c) ENTIRE AGREEMENT. As between Company and the Significant Shareholders, except as otherwise provided in the Plan, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof. As between the Escrow Agent and the other parties hereto, all such parties agree that, as set forth in Section 11 of this Agreement, the Escrow Agent's duties are defined only in this Agreement, any contrary provisions of the Plan notwithstanding.

                (d) WAIVERS. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

                (e) TAX IDENTIFICATION NUMBERS. If applicable, each party hereto, other than the Escrow Agent, shall provide the Escrow Agent with its Tax Identification Number (TIN) as assigned by the Internal Revenue Service prior to the execution of this Agreement.

                (f) AGENTS. Unless expressly provided otherwise herein, any actions to be taken by Parent hereunder may also be taken by Parent's attorneys or agents.

         9. COMPENSATION AND EXPENSES OF ESCROW AGENT. All fees and expenses of the Escrow Agent incurred in the ordinary course of performing its responsibilities hereunder shall be paid by Parent upon receipt of a written invoice by Escrow Agent. Any extraordinary fees and expenses, including without limitation any fees or expenses (including the fees or expenses of outside counsel to the Escrow Agent) incurred by the Escrow Agent in connection with a dispute over the distribution of Escrow Shares or the validity of a Notice of Claim, shall be paid by Parent upon receipt of a written invoice by Escrow Agent; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Significant Shareholders shall be liable for any extraordinary fees and expenses of the Escrow Agent arising in connection with a dispute hereunder, in the event that Parent prevails in such dispute, PROVIDED such liability shall not exceed the value of the Escrow Shares then in escrow. The Escrow Agent shall have no duty to solicit any payments which may be due it hereunder.

         10. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice of its resignation to the parties to this Agreement, specifying a date not less than thirty (30) days following such notice date of when such resignation shall take effect. Parent shall designate a successor Escrow Agent prior to the expiration of such thirty (30) day period by giving written notice to the escrow agent and the Representative. Parent may appoint a successor Escrow Agent without the consent of the Representative or the Significant Shareholders so long as such successor is a bank which, together with its parent, has assets of at least $100 million, and may appoint any other successor Escrow Agent with the consent of the Representative, which shall not be unreasonably withheld. If no successor escrow agent is named by Parent, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. The Escrow Agent shall promptly transfer the Escrow Shares to such designated successor.

         11. LIMITATION OF RESPONSIBILITY. The Escrow Agent's duties are limited to those set forth in this Agreement, and Escrow Agent, acting as such under this Agreement, is not charged with knowledge of or any duties or responsibilities under any other document or agreement, including without limitation the Plan. Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. Nothing in this Escrow Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction other than the State of California. Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Escrow Agreement or of any agreement amendatory or supplemental hereto. In no event shall the Escrow Agent have any duty or obligation to determine or enforce compliance with the requirements of any agreement or instrument other than this Agreement (including without limitation the Plan).

         12. FORCE MAJEURE. Neither Parent nor the Representative nor the Significant Shareholders nor Escrow Agent shall be responsible for any delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

         13. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

         14. AMENDMENT. This Agreement may be amended by the written agreement of Parent, the Escrow Agent and the Representative, provided that, if the Escrow Agent does not agree to an amendment agreed upon by Parent and the Representative, the Escrow Agent shall resign and Parent shall appoint a successor Escrow Agent in accordance with Section 10 above. No amendment of the Plan shall increase Escrow Agent's responsibilities or liability hereunder without Escrow Agent's written agreement.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

PARENT:                                          REPRESENTATIVE:

SILICON IMAGE, INC.


By:  /s/ Dan Atler                               By:  /s/ Chie-Ning Wang
     -------------------------------------            --------------------------

Name:  Dan Atler                                 Name: Chie-Ning Wang
       -----------------------------------             -------------------------

Title:  Chief Financial Officer
        ----------------------------------


ESCROW AGENT:

STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.

By:  /s/ Scott Emmons
     -------------------------------------
     Authorized Signatory


SIGNIFICANT SHAREHOLDERS:


Simon Huang and Mary Huang Family Trust, dated September 15, 1993


By:  /s/ Simon Huang                             By:  /s/ Mary Huang
     -------------------------------------            --------------------------
     Simon Huang, Trustee                             Mary Huang, Trustee


Wen Hai Chu Trust, dated January 11, 1994


By:  /s/ Wen Hai Chu
     -------------------------------------
     Wen Hai Chu, Trustee


Thomas C. Chen and Sonia L. Chen Family Trust, dated November 3, 1993


By:  /s/ Thomas C. Chen
     -------------------------------------
     Thomas C. Chen, Trustee


Chie-Ning Wang and Roberta Wang Family Trust, dated December 21, 1983


By:  /S/ Chie-Ning Wang
     -------------------------------------
     Chie-Ning Wang, Trustee


                      [Signature Page to Escrow Agreement]

                                    EXHIBIT A

                               TO ESCROW AGREEMENT


                                                                                            SIGNIFICANT
                                                                    INITIAL                SHAREHOLDER'S
SIGNIFICANT SHAREHOLDER                                          ESCROW SHARES           PERCENTAGE INTEREST
-----------------------                                          -------------           -------------------
Ching-Hsiang ("Simon") Huang and Mary Huang, as
Co-Trustees of the Simon Huang and Mary Huang Family                209,241                        25%
Trust, dated September 15, 1993
9 Kent
Irvine, CA 92715

Taxpayer ID#:   ###-##-####
             ----------------

Wen Hai Chu, as Trustee of the Wen Hai Chu Trust, dated
January 11, 1994                                                    209,241                        25%
3851 Salem
Irvine, CA 92714

Taxpayer ID#:   ###-##-####
             ----------------

Thomas C. Chen and Sonia L. Chen, as Trustees of the
Thomas C. Chen and Sonia L. Chen Family Trust, dated                209,241                        25%
November 3, 1993
175 Starlight Dr.
Anaheim, CA 92807

Taxpayer ID#:   ###-##-####
             ----------------

Chie-Ning Wang and Roberta Wang, as Trustees of the
Chie-Ning Wang and Roberta Wang Family Trust, dated                 209,241                        25%
December 21, 1983
12 Spring Grove
Irvine, CA 92620

Taxpayer ID#:   ###-##-####
             ----------------


Closing Price Per Share = $5.032

                                    EXHIBIT B

                               TO ESCROW AGREEMENT


                           STOCK POWER AND ASSIGNMENT
                            SEPARATE FROM CERTIFICATE

         In connection with the Agreement and Plan of Reorganization (the "PLAN") dated as of June 1, 2001, by and among Silicon Image, a Delaware corporation ("PARENT"), Duke Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("MERGER SUB"), CMD Technology Inc., a California corporation ("COMPANY"), and the principal shareholders of Company, and the merger of Merger Sub with and into Company pursuant to the Plan (the "MERGER"), the undersigned is receiving shares of Parent Common Stock in exchange for the shares of Company Common Stock held by the undersigned prior to the Merger.

         FOR VALUE RECEIVED, and pursuant to the Plan and that certain Escrow Agreement dated as of June 7, 2001 executed in connection therewith (the "ESCROW AGREEMENT"), the undersigned hereby assigns and transfers unto State Street Bank and Trust Company of California, N.A., as Escrow Agent (the "ESCROW AGENT") pursuant to the Plan and the Escrow Agreement, __________ shares (the "SHARES") of the Common Stock of Parent, as presently constituted.

         The undersigned hereby irrevocably appoints the Escrow Agent, as attorney-in-fact, with full power of substitution and re-substitution, to hold such Shares in escrow and to transfer such shares on the books of Parent solely in accordance with the terms and conditions of the Escrow Agreement.

Dated:  ________________, _____

                                        SHAREHOLDER



                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                 SEVERANCE INDEMNIFICATION AND ESCROW AGREEMENT


     This Severance Indemnification and Escrow Agreement (this "AGREEMENT") is made and entered into as of June 7, 2001 (the "EFFECTIVE DATE"), by and among Silicon Image, Inc., a Delaware corporation ("PARENT"), the persons and entities listed on EXHIBIT A hereto (collectively, the "SIGNIFICANT SHAREHOLDERS" and each individually, a "SIGNIFICANT SHAREHOLDER") who immediately prior to the closing and consummation of the Merger (as defined below) are all of the principal shareholders of CMD Technology Inc., a California corporation ("COMPANY"), Roger Wang, as the representative and agent of the Significant Shareholders (the "REPRESENTATIVE") and State Street Bank and Trust Company of California, N.A., as Escrow Agent (the "ESCROW AGENT").

                                    RECITALS

     A. Parent, Company and Duke Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("MERGER SUB") have entered into an Agreement and Plan of Reorganization (the "PLAN") dated as of June 1, 2001, pursuant to which Merger Sub shall be merged with and into Company in a reverse triangular merger (the "MERGER"), with Company to be the surviving corporation of the Merger (the "SURVIVING CORPORATION"). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given them in the Plan, a copy of which is attached hereto.

     B. Each of the individuals set forth on EXHIBIT B previously entered into a severance agreement with Company (a "COMPANY AGREEMENT"). Parent and the Significant Shareholders desire that each person with a Company Agreement (a "COVERED PERSON") amend their Company Agreements as set forth herein and desire to bear certain responsibility for claims for any severance payments, benefits and costs, including accelerated vesting ("SEVERANCE") by the Covered Persons as set forth herein.

     C. Section 1.11 of the Plan provides that the Severance Escrow Shares are to be deducted and withheld from the Merger Consideration and placed in an escrow account (the "ESCROW ACCOUNT") to secure certain indemnification obligations of Significant Shareholders to Parent and other Indemnified Persons under this Agreement on the terms and conditions set forth herein. The number of Severance Escrow Shares initially required to be deposited in the Escrow Account by each Significant Shareholder pursuant to this Agreement, the taxpayer identification number of each Significant Shareholder, the percentage interest of each Significant Shareholder in the Severance Escrow Shares and the Closing Price Per Share (as defined below) are set forth on EXHIBIT A attached hereto.

     D. Each Significant Shareholder is entering into this Agreement as a material inducement and consideration for Parent to enter into the Plan and to consummate the Merger and as a condition precedent to consummation of the Merger, and the parties desire to set forth in this Agreement the terms and conditions pursuant to which the Severance Escrow Shares shall be deposited, held in, and disbursed from the Escrow Account.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. RESPONSIBILITY FOR COSTS, INDEMNIFICATION AND ESCROW

          (a) AMENDMENT OF COMPANY AGREEMENTS. It was a condition to the obligations of Parent and Merger Sub under the Plan (which Parent and Merger Sub were entitled to waive) that each Covered Person amend his Company Agreement (as amended, an "AMENDED AGREEMENT") to provide the following: (1) items (i) (lessened title or authority) and (ii) (duties inconsistent with status) are deleted from the definition of resignation for good reason; (2) item (iii) (reduced salary) under the definition of resignation for good reason only covers base salary (and not bonuses or benefits) and will not apply to a reduction in salary implemented by Parent after the Closing Date for a majority of the employees of the same Parent employee level as the Covered Person; (3) item (v) (failure to assume) under the definition of good reason does not apply to the Merger (including the failure of Parent to expressly assume the Company Agreement) and only applies to the Amended Agreement; and (4) the time period during which a termination of employment may trigger the right to receive Severance under the Amended Agreement shall be one (1) year following the Closing Date, irrespective of whether there is a change in control of Parent during such time period (collectively, the "REQUIRED AMENDMENTS"). As used herein the term "OPERATIVE AGREEMENT" shall mean a Company Agreement, if such agreement has not been amended as contemplated by this Section 1(a), or an Amended Agreement, if such Company Agreement has been amended as contemplated by this Section 1(a).

          (b) RESPONSIBILITY FOR INDUCEMENT COSTS AND TERMINATION COSTS. In the event that Company or Parent was or is required to make any payments, provide any benefits or otherwise compensate a Covered Person for entering into an Amended Agreement, then Parent, on the one hand, and the Significant Shareholders, on the other hand, shall each be responsible for fifty percent (50%) of such payments, benefits or compensation and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees related thereto (collectively, "INDUCEMENT COSTS") (which shall include without limitation all costs and expenses incurred in connection with a good faith dispute regarding such requirement). The amount and character of any such payments, benefits or compensation included in Inducement Costs to be offered to a Covered Person shall be determined by Parent in its sole discretion. For purposes of calculating Inducement Costs, any stock options granted to a Covered Person shall be valued at three dollars ($3.00) per share subject to an option.

               In the event that Company or Parent was or is required to make any payments, provide any benefits or otherwise compensate a Covered Person in connection with a termination of such Covered Person on or prior to the Closing Date for failure to enter into an Amended Agreement, Parent, on the one hand, and the Significant Shareholders, on the other hand, shall each be responsible for fifty percent (50%) of such payments, benefits or compensation and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees related thereto (collectively, "TERMINATION COSTS") (which shall include without limitation all costs and expenses incurred in connection with a good faith dispute regarding such requirement).

          (c) RESPONSIBILITY FOR SEVERANCE COSTS. In the event that Company or Parent was or is required to provide Severance to a Covered Person due to a termination which occurs during the time period during which a termination may trigger the right to receive Severance under the Operative Agreement, then Parent, on the one hand, and the Significant Shareholders, on the other hand, shall each be responsible for fifty percent (50%) of such Severance and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees related thereto (collectively, "SEVERANCE COSTS") (which shall include without limitation all costs and expenses incurred in connection with a good faith dispute regarding such requirement); PROVIDED, HOWEVER, that any Severance Costs attributable to the failure of EXHIBIT B to name each and every Covered Person shall be the sole responsibility of the Significant Shareholders and not Parent. For purposes of calculating Severance Costs, the value of accelerated vesting of options shall be calculating using the Closing Price Per Share and net of any exercise proceeds payable by a Covered Person.

          (d) INDEMNIFICATION. The Significant Shareholders will, as set forth herein, indemnify and hold harmless Parent, its Subsidiaries, and its respective officers, directors, agents and employees, and each person, if any, who controls or may control Parent within the meaning of the 1933 Act (hereinafter referred to individually as an "INDEMNIFIED PERSON" and collectively as "INDEMNIFIED PERSONS") from and against any and all damages, including, without limitation, reasonable legal fees ("DAMAGES") for:

               (1) Inducement Costs and Termination Costs for which the Significant Shareholders are responsible pursuant to subsection (b) above; and

               (2) Severance Costs for which the Significant Shareholders are responsible pursuant to subsection (c) above.

          (e) RECOVERY OF DAMAGES. Parent acknowledges and agrees (on behalf of itself and the other Indemnified Persons) that an Indemnified Person seeking recovery of Damages hereunder shall proceed first against the Severance Escrow Shares according to the procedures set forth herein. In the event that the Severance Escrow Shares then available (and not owed to an Indemnified Person to be canceled and forfeited in accordance with Section 4 hereof in satisfaction of Claims by an Indemnified Person or otherwise subject to a pending Claim by an Indemnified Person) are insufficient to permit recovery by an Indemnified Person of the full amount of Damages owed, then, notwithstanding any provision in the Plan or Escrow Agreement to the contrary, such Indemnified Person may (but is not obligated to) bring a claim for the difference against the Escrow Shares according to the procedures set forth herein, without giving effect to the Basket. In the event that Severance Escrow Shares or Escrow Shares have been released to the Significant Shareholders and Damages arise on or prior to the second anniversary of the Closing Date for which the Significant Shareholders are responsible pursuant to this Agreement, then (1) the Significant Shareholders shall be jointly and severally responsible for such Damages for up to the value of the released Severance Escrow Shares and Escrow Shares (valued at the Closing Price Per Share (as defined in Section 4(e)), provided the responsibility of any single Significant Shareholder shall not exceed the value of the Severance Escrow Shares and Escrow Shares released to it (valued at the Closing Price Per Share (as defined in Section 4(e)) and (2) subject to the limitations set forth in the preceding clause (1), an

Indemnified Person may pursue separate claims against the Significant Shareholders (which claims shall to the extent practicable be resolved according the procedures set forth in Section 9.1 of the Plan) for such Damages not recovered against the Severance Escrow Shares and Escrow Shares.

          (f) ESCROW OF SHARES. The Severance Escrow Shares shall be security for the indemnification obligations of the Significant Shareholders hereunder, subject to the terms and conditions of this Agreement. Roger Wang shall act as the initial Representative of the Significant Shareholders for purposes of this Agreement, and is duly authorized to be and act as such Representative and may bind the Significant Shareholders as provided herein. Promptly after the Closing Date, Parent or its transfer agent shall deposit the Severance Escrow Shares to be deducted and withheld from the shares of Parent Common Stock issued to the Significant Shareholders in the Merger with the Escrow Agent in the manner contemplated by Section 2(a) of this Agreement, accompanied by the required stock powers and a written notice making reference to this Agreement and identifying the shares so deposited as the Severance Escrow Shares. The Escrow Agent shall hold the Severance Escrow Shares in escrow as collateral for the indemnification obligations of the Significant Shareholders hereunder until the Escrow Agent is required to release such Severance Escrow Shares in accordance with the terms of this Agreement. As used in this Agreement, the term "SEVERANCE ESCROW SHARES" shall include all "ADDITIONAL SEVERANCE ESCROW SHARES" as that term is defined in Section 2(b) of this Agreement. The Escrow Agent agrees to accept delivery of the Severance Escrow Shares and to hold such Severance Escrow Shares (and stock powers) in escrow subject to the terms and conditions of this Agreement.

          (g) NOTICE OF CLAIM. As used herein, the term "CLAIM" means a claim for indemnification hereunder made by Parent or any other Indemnified Person. Parent is authorized to make Claims on behalf of any other Indemnified Person. An Indemnified Person shall give written notice of a Claim (a "NOTICE OF CLAIM") to the Representative and the Escrow Agent as promptly as reasonably practicable after either: (i) discovery, after the Closing, of any fact or circumstance that gives rise to indemnification rights hereunder; or
(ii) discovery, after the Closing, of verbal or written notice to Parent or to any other Indemnified Person of any claim, demand, suit, action, arbitration, investigation, inquiry or proceeding brought by a third party against such Indemnified Person that is based upon or includes facts or assertions that would, if true, give rise to indemnification rights hereunder (a "THIRD-PARTY CLAIM"). Any Indemnified Person may give a Notice of Claim at any time prior to the close of the Escrow Period (as defined in Section 1(h) of this Agreement) in order to seek recovery of Damages against the Severance Escrow Shares pursuant to this Agreement. No delay on the part of any Indemnified Person in giving the Representative notice of a Claim shall relieve the Representative or any Significant Shareholder from any of its obligations hereunder unless (and then only to the extent that) the Representative and the Significant Shareholders are materially prejudiced thereby.

          (h) ESCROW PERIOD. As used herein, the term "ESCROW PERIOD" means that time period beginning on the Closing Date and ending on the later to occur of (i) the first anniversary of the Closing Date or (ii) the last date on or prior to which a Covered Person may be terminated and then entitled to Severance under the terms of an Operative Agreement. Parent shall deliver to Escrow Agent written notice of such dates, on which Escrow Agent may rely without inquiry.

          (i) THIRD-PARTY CLAIMS.

               (i) Parent shall defend any Third-Party Claim, and, subject to the terms and conditions of this Agreement, the costs and expenses incurred by Parent in connection with such defense (including but not limited to reasonable attorneys' fees, other professionals' and experts' fees and court or arbitration costs) shall be included in the Damages related to or resulting from a Claim for which an Indemnified Person may seek indemnity pursuant to a Claim made hereunder.

               (ii) Representative (A) may retain separate co-counsel and participate in the defense of the Third-Party Claim at its own cost and expense, (B) shall have the right to receive copies of all pleadings, notices and communications with respect to the Third-Party Claim so long as the receipt of such documents by the Representative does not affect any privilege relating to the Indemnified Person, and (C) may participate in settlement negotiations with respect to the Third-Party Claim. Parent and the Indemnified Person(s) shall not enter into any settlement of such Third-Party Claim without the prior written consent of the Representative (which consent shall not be unreasonably withheld).

          (j) ESCROW DEDUCTIONS. Payments for finally determined Claims shall be deducted ratably from the Severance Escrow Shares of the Significant Shareholders in proportion to their respective percentage interests in the Severance Escrow Shares set forth on EXHIBIT A.

          (k) NO ELECTION OF REMEDIES. Parent and any other Indemnified Person may institute Claims against the Severance Escrow Shares and in satisfaction thereof may retake Severance Escrow Shares in accordance with this Agreement without making any claims directly against any Significant Shareholder and without rescinding or attempting to rescind the transactions consummated pursuant to the Plan. The assertion of any single Claim hereunder will not bar Parent or any other Indemnified Person from asserting other Claims hereunder. Parent and any other Indemnified Person need not exhaust any other remedies that may be available to it, but rather may proceed directly in accordance with the provisions of this Agreement.

     2. DEPOSIT OF SEVERANCE ESCROW SHARES; RELEASE FROM ESCROW.

          (a) DELIVERY OF SEVERANCE ESCROW SHARES. As soon as reasonably practicable after the Closing Date: (i) the Severance Escrow Shares allocable to each Significant Shareholder as shown on EXHIBIT A (the "INITIAL SEVERANCE ESCROW SHARES") shall be delivered by Parent or Parent's transfer agent to the Escrow Agent in the form of duly authorized stock certificates for such shares issued in the respective names of the Significant Shareholders; and
(ii) each of the Significant Shareholders shall deliver to the Escrow Agent three (3) stock powers in the form of EXHIBIT C attached hereto covering such Initial Severance Escrow Shares, each duly endorsed and bearing a medallion signature guarantee. Each Significant Shareholder agrees to execute and deliver to the Escrow Agent such additional stock powers relating to the Severance Escrow Shares as may be necessary, in the Escrow Agent's opinion, to carry out its responsibilities under this Agreement. In the event Parent issues any Additional Severance Escrow Shares (as defined below), Parent shall instruct its transfer agent to deliver such Additional Severance Escrow Shares to the Escrow Agent, and each Significant Shareholder shall deliver stock powers for such Significant Shareholder's Additional Severance Escrow Shares to the Escrow Agent, in the same manner as the Initial Severance Escrow Shares and stock powers therefor were delivered to the Escrow Agent hereunder. Unless and until stock certificates representing Additional Shares are received by the Escrow Agent, the Escrow Agent may assume that none have been issued.

          (b) DIVIDENDS, VOTING AND RIGHTS OF OWNERSHIP. Except for dividends paid in shares of Parent stock that are declared and paid with respect to the Severance Escrow Shares or shares of Parent Common Stock issued with respect to Severance Escrow Shares and resulting from a stock split or subdivision ("ADDITIONAL SEVERANCE ESCROW SHARES"), any cash dividends, dividends payable in securities or other distributions of any kind made or paid in respect of the Severance Escrow Shares shall be distributed currently by Parent to each Significant Shareholder. So long as the Severance Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement and have not been canceled as provided herein or repurchased by Parent, the Significant Shareholder shall retain and shall be able to exercise voting rights with respect to such Severance Escrow Shares and all other incidents of ownership of said Severance Escrow Shares that are not inconsistent with the terms and conditions of this Agreement, and Parent shall take all reasonable steps necessary to allow the exercise of such rights. Parent and the Significant Shareholders will arrange for the payment of dividends and the delivery of proxies and other notices among themselves, and the Escrow Agent need not be involved.

          (c) DISTRIBUTIONS TO SIGNIFICANT SHAREHOLDERS.

               (1) As used in this Agreement, a "SIGNIFICANT SHAREHOLDER'S SEVERANCE ESCROW SHARES" refers to and means the Initial Severance Escrow Shares allocable to such Significant Shareholder and the Additional Severance Escrow Shares allocable to such Significant Shareholder, if any.

               (2) On each successive three month anniversary of the Closing Date (a "QUARTERLY RELEASE DATE"), Parent shall calculate in good faith the maximum amount of Damages for which the Significant Shareholders may become responsible pursuant to the terms hereof ("MAXIMUM DAMAGES") and deliver a copy of such calculation to the Representative and the Escrow Agent. To the extent that the value of the Severance Escrow Shares (valued using the Closing Price Per Share (as defined in Section 4(e) of this Agreement) then in escrow (and not owed to an Indemnified Person to be canceled and forfeited in accordance with Section 4 hereof in satisfaction of Claims by an Indemnified Person or otherwise subject to a pending Claim by an Indemnified Person) exceeds the Maximum Damages, then the excess Severance Escrow Shares shall be released from escrow by the Escrow Agent to the Significant Shareholders in proportion to their respective percentage interests set forth on EXHIBIT A.

               (3) On the date upon which the Escrow Period expires (the "FINAL RELEASE DATE"), the Escrow Agent shall release from escrow to each Significant Shareholder such Significant Shareholder's Severance Escrow Shares OTHER THAN any of such Significant

Shareholder's Severance Escrow Shares that have previously been delivered to an Indemnified Person or that are owed to an Indemnified Person and are to be canceled and forfeited in accordance with Section 4 in satisfaction of Claims by an Indemnified Person or that are otherwise subject to a pending Claim by an Indemnified Person or that have previously been released to such Significant Shareholder.

          (d) RELEASE OF SEVERANCE ESCROW SHARES. The Severance Escrow Shares shall be held by the Escrow Agent until such Severance Escrow Shares are required to be released pursuant to either: (i) Section 2(c) of this Agreement; or (ii) when required under applicable provisions of Section 4 of this Agreement. The Escrow Agent shall deliver to the Significant Shareholders or to Parent (who is authorized to accept delivery of Severance Escrow Shares on behalf of any Indemnified Person), as applicable hereunder, the requisite number of Severance Escrow Shares to be released on such applicable date as is called for by this Agreement. Such delivery of Severance Escrow Shares shall be in the form of stock certificate(s) registered in the name of such Significant Shareholders or Parent, as applicable, in accordance with this Agreement. The Escrow Agent shall coordinate with Parent's transfer agent who shall cause such stock certificates to be registered in the appropriate names as determined by the Escrow Agent in accordance with this Agreement. Parent shall give the Escrow Agent prompt written notice of the name and address of any new transfer agent for Parent's Common Stock. Parent and the Representative undertake to deliver a prompt written notice to the Escrow Agent identifying the number of Severance Escrow Shares to be released to each of the Significant Shareholders and/or Parent, as applicable, in accordance with this Agreement. Unless the Escrow Agent is instructed otherwise by Parent and the Representative, Severance Escrow Shares released to the Significant Shareholders shall be released to them in proportion to their respective percentage interests in the Severance Escrow Shares as set forth in EXHIBIT A hereto. The Escrow Agent shall use good faith efforts (with Parent's assistance) to have such stock certificates in its possession by delivery from Parent's transfer agent no later than two (2) business days prior to the day on which the Escrow Agent is to deliver such certificates to the Significant Shareholders. Cash shall be paid in lieu of any fraction of an Severance Escrow Share held by any Significant Shareholder (computed for each Significant Shareholder by aggregating all Severance Escrow Shares held by such Significant Shareholder) in an amount equal to the applicable fraction of an Severance Escrow Share multiplied by the Closing Price Per Share (as defined in Section 4(e) of this Agreement), such price per share to be adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event affecting Parent Common Stock (each a "CAPITAL CHANGE"), whether occurring at or after the Closing Date. Parent shall distribute, or Parent shall provide to the Escrow Agent and Escrow Agent shall distribute, cash in lieu of fractional Severance Escrow Shares; provided, neither Parent nor Escrow Agent shall be obligated to disburse such cash amount to any Significant Shareholder until such Significant Shareholder delivers an IRS Form W-9 (or Form W-8 in the case of a foreign person) for tax reporting purposes, duly completed and executed by such Significant Shareholder. Parent shall be deemed to have purchased the fractional shares for which it has provided cash-in-lieu payments.

          (e) NO ENCUMBRANCE. No Severance Escrow Shares or any beneficial interest therein may be pledged, encumbered, sold, assigned or transferred (including any transfer by operation of law), by a Significant Shareholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of such Significant Shareholder, prior to the delivery to such Significant Shareholder of such Severance Escrow Shares by the Escrow Agent in accordance with this Agreement. The Escrow Agent shall have no responsibility for determining or enforcing compliance with this Section 2(e), except that the Escrow Agent shall retain possession of the stock certificates evidencing the Severance Escrow Shares as required by this Agreement.

          (f) POWER TO TRANSFER SEVERANCE ESCROW SHARES. The Escrow Agent is hereby granted the power to effect any transfer of Severance Escrow Shares contemplated by this Agreement. Parent shall cooperate with the Escrow Agent in causing Parent's transfer agent to promptly issue stock certificates to effect such transfers.

          (g) LEGEND. Stock certificates representing Severance Escrow Shares will (until they are released to the Significant Shareholders or Parent in accordance with this Agreement) bear the following legend indicating that they are subject to this Agreement:

     "THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED ONLY IN ACCORDANCE WITH THE TERMS OF AN SEVERANCE INDEMNIFICATION AND ESCROW AGREEMENT AMONG THE ISSUER, THE HOLDER THEREOF, ROGER WANG (AS REPRESENTATIVE OF THE HOLDER THEREOF), AND STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER."

          (h) UPDATING. Parent and the Representative shall promptly deliver to the Escrow Agent a revised EXHIBIT A to update the information contained therein following the occurrence of any of the following events: (i) a Capital Change, (ii) any issuance of Additional Severance Escrow Shares;
(iii) any change in the Closing Price Per Share (as defined in Section 4(e) of this Agreement); or (iv) any change in the information set forth in EXHIBIT A regarding the Significant Shareholders. Unless and until the Escrow Agent receives such revised EXHIBIT A, the Escrow Agent may assume without inquiry that the last EXHIBIT A it received remains in effect and that such exhibit has not been, and is not required to be, modified.

     3. CONTENTS OF NOTICE OF CLAIM.

          (a) Each Notice of Claim given pursuant to Section 1(g) of this Agreement shall be in writing and shall contain the following information to the extent it is reasonably available:

               (i) Statement of the amount of the Damages that Parent or any other affected Indemnified Person believes have been actually incurred in connection with the Claim and statement of its good faith estimate of the reasonably foreseeable maximum amount of the alleged Damages that will ultimately be incurred in connection with such Claim, which amount of estimated future Damages may, without limitation, include the amount of damages claimed by a third party plaintiff in an action brought against Parent, the Surviving Corporation or any other

Indemnified Person based upon or including facts or assertions which, if true, would give rise to Damages; and

               (ii) A brief description in reasonable detail of the facts, circumstances or events giving rise to the alleged Damages based on Parent's or any other affected Indemnified Person's good faith belief thereof, including, without limitation and if applicable, the identity and address of any third-party claimant (to the extent reasonably available to an Indemnified Person) and copies of any formal demand or complaint of any such third-party claimant.

          (b) The Escrow Agent shall not transfer any of the Severance Escrow Shares held in the Escrow Account to Parent pursuant to a Notice of Claim until such Notice of Claim has been resolved in accordance with Section 4.

     4. RESOLUTION OF CLAIMS AND TRANSFERS OF SEVERANCE ESCROW SHARES. Any Notice of Claim received by the Representative and the Escrow Agent pursuant to Sections 1(g) and 3 of this Agreement shall be resolved as follows:

          (a) UNCONTESTED CLAIMS. If, within thirty (30) calendar days after a Notice of Claim containing a statement of claimed Damages has been received by, or is deemed to have been delivered by Parent or any other Indemnified Person to, the Representative and the Escrow Agent pursuant to Section 7 of this Agreement, the Representative has not contested such Notice of Claim in a written notice received by Escrow Agent as provided in Section 4(b) of this Agreement (an "UNCONTESTED CLAIM") and the Escrow Agent has not received written confirmation from Parent that the Representative has paid Parent in full the amount demanded in such Notice of Claim, then the Escrow Agent shall: (i) immediately release from escrow and transfer to Parent for cancellation and forfeiture that number of Severance Escrow Shares having a value (as determined in accordance with Section 4(e) of this Agreement) equal to the amount of Damages specified in such Notice of Claim, which transferred and forfeited Severance Escrow Shares shall be taken from and forfeited by the Significant Shareholders in the manner set forth in Section 1(j) of this Agreement; and (ii) notify the Representative in writing of such transfer and forfeiture of Severance Escrow Shares as promptly as reasonably practicable.

          (b) CONTESTED CLAIMS. In the event that the Representative delivers to Parent and the Escrow Agent a written notice contesting all, or a portion of, a Notice of Claim (a "CONTESTED CLAIM") and such written notice has been received by, or is deemed, under the provisions of Section 7 of this Agreement, to have been delivered to, Parent and the Escrow Agent within the thirty (30) day period described in Section 4(a) of this Agreement, then: (i) such Contested Claim shall be resolved prior to the expiration of the Escrow Period, to the extent such timing is reasonably practicable, by either (A) a written settlement agreement executed by Parent and the Representative or (B) in the absence of such a written settlement agreement, by binding arbitration in accordance with the provisions of Section 4(c) of this Agreement. Any portion of the Notice of Claim that is not contested by the Representative in accordance with the foregoing provisions of this Section 4(b) shall be resolved as an Uncontested Claim in accordance with Section 4(a) of this Agreement.

          (c) ARBITRATION OF CONTESTED CLAIMS. The parties agree that any Contested Claim shall be submitted to mandatory, final and binding arbitration before the American

Arbitration Association ("AAA") or its successor and that any such arbitration shall be conducted in Santa Clara County, California. Either Parent or the Representative may commence the arbitration process called for by this Agreement by filing a written demand for arbitration with AAA and giving a copy of such demand to each of the other parties to this Agreement; Parent (on behalf of itself and any other Indemnified Person) and Representative shall be the parties to the arbitration. The arbitration shall be conducted in accordance with the provisions of the commercial arbitration rules of the American Arbitration Association ("AAA RULES") then in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. The AAA will have the authority to select an arbitrator from a list of arbitrators who are lawyers familiar with California contract law; PROVIDED, HOWEVER, that such lawyers cannot work for a firm then performing services for either party, that each party will have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish and that the AAA will select the arbitrator from the list of arbitrators as to whom neither party makes any such objection. In the event that the foregoing procedure is not followed, each party will choose one person from the list of arbitrators provided by the AAA (provided that such person does not have a conflict of interest), and the two persons so selected will select from the list provided by the AAA the person who will act as the arbitrator. The parties covenant that they will participate in the arbitration in good faith, and that they will share in its costs in accordance with subparagraph
(i) below. The provisions of this paragraph may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered. Subject to the provisions of subparagraph (vii) below, judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

               (i) PAYMENT OF COSTS. Parent on the one hand, and the Representative on the other hand, shall bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator shall award to the prevailing party, as determined by the arbitrator, all reasonable costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party. If such an award would result in manifest injustice, however, the arbitrator may apportion such costs, fees and expenses between the parties in such a manner as the arbitrator deems just and equitable.

               (ii) BURDEN OF PROOF. For any Contested Claim submitted to arbitration, the burden of proof shall be as it would be if the claim were litigated in a judicial proceeding governed by California law exclusively.

               (iii) AWARD. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator shall render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached (the "FINAL AWARD") and shall deliver such documents to the Escrow Agent, the Representative and Parent, together with a signed copy of the Final Award. Subject to the provisions of subparagraph (vii) below, the Final Award shall constitute a conclusive determination of all issues in question, binding upon the Significant Shareholders, the Representative and Parent, and shall include an affirmative statement to such effect. To the extent that the Final Award determines that Parent or any other Indemnified Person has actually incurred Damages in connection with the Contested Claim through the date of the Final Award ("INCURRED DAMAGES"), the Final Award shall set forth and award to Parent or other Indemnified Person, as applicable, the amount of such Incurred Damages. In addition, the Final Award shall set forth and award to Parent or other Indemnified Person, as applicable, an additional amount of Damages equal to the reasonably foreseeable amount of alleged Damages that the arbitrator determines are reasonably likely to be incurred by Parent and/or any other Indemnified Person as a result of the facts giving rise to the Contested Claim ("ESTIMATED DAMAGES"), which amount of Estimated Damages may, without limitation, include the amount of damages claimed by a third party plaintiff in an action brought against Parent, the Surviving Corporation or any other Indemnified Person based upon or including facts or assertions which, if true, would give rise to Damages.

               (iv) TIMING. The Representative, Parent and the arbitrator shall conclude each arbitration pursuant to this Section 4 as promptly as possible for the Contested Claim being arbitrated. The parties agree that time is of the essence.

               (v) TERMS OF ARBITRATION. The arbitrator chosen in accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement or the Plan.

               (vi) EXCLUSIVE REMEDY. Except as specifically otherwise provided in this Agreement or the Plan, arbitration conducted in accordance with this Agreement shall be the sole and exclusive remedy of the parties for resolving any Contested Claim.

               (vii) TREATMENT OF DAMAGES. Upon the arbitrator's issuance of the Final Award in such arbitration, the arbitrator shall immediately deliver a copy of such Final Award to the Representative, Parent and the Escrow Agent as provided above. Upon issuance of such Final Award, Parent will immediately be entitled to recover (A) the amount of any Incurred Damages determined and awarded to Parent under such Final Award and (B) the amount of Estimated Damages determined and awarded under such Final Award to the extent that such Estimated Damages do not arise from a Third-Party Claim, all in accordance with paragraph (viii) below, and such Incurred Damages and such Estimated Damages will be deemed to be owed to Parent for purposes of this Agreement. If the Final Award determines and awards any Estimated Damages to Parent that arise from a Third-Party Claim then: (i) if the actual amount of such Estimated Damages is determined by a settlement agreement or a final judgment or arbitration award prior to the Resolution Date (as defined below) for the Contested Claim with respect to which such Estimated Damages were awarded under the Final Award, then for purposes of this Agreement, the amount of such Estimated Damages owed to Parent shall be the amount so determined by such settlement agreement, judgment or award; and (ii) if the actual amount of such Estimated Damages is not so determined prior to such Resolution Date, then for purposes of this Agreement, the amount of such Estimated Damages owed to Parent shall be the amount of such Damages determined and awarded in the Final Award. As used herein, the term "RESOLUTION DATE" for a Contested Claim means the first anniversary of the Closing Date. Both Incurred Damages and Estimated Damages owed to Parent are deemed to be Damages for purposes of this Agreement.

               (viii) RELEASE OF SEVERANCE ESCROW SHARES PURSUANT TO ARBITRATION AWARD. Upon its receipt of a copy of the Final Award, the Escrow Agent shall first permit the Representative, at the Representative's option, the opportunity to pay to Parent the amount of Damages (if any) that are owed to Parent (as determined under paragraph (vii) above) in full in cash on or before the earlier of (i) ten (10) days after the Escrow Agent's receipt of a copy of such Final Award or (ii) the Resolution Date for the Contested Claim with respect to which such Damages are owed. Immediately following Parent's receipt of payment of Damages from Representative, Parent shall notify the Escrow Agent of such payment. If the Escrow Agent does not receive written confirmation from Parent that such owed Damages have been paid in full in cash to Parent prior to the earlier of (i) expiration of such ten (10) day period or (ii) such Resolution Date, then the Escrow Agent will (i) immediately release from escrow and transfer to Parent for cancellation that number of Severance Escrow Shares having a value (determined in accordance with Section 4(e) of this Agreement) equal to the amount of Damages (if any) owed to Parent (as determined under paragraph (vii) above), which transferred and forfeited Severance Escrow Shares shall be taken from and forfeited by each of the Significant Shareholders in the manner set forth in Section 1(j) of this Agreement, and (ii) notify the Representative in writing of such transfer and forfeiture of Severance Escrow Shares as promptly as reasonably practicable.

          (d) SETTLED CLAIMS. If a Claim (including a Contested Claim) is settled by a written settlement agreement executed by the Representative and Parent (a "SETTLED CLAIM"), then the Representative and Parent shall promptly deliver such executed settlement agreement to the Escrow Agent together with written instructions executed by both Parent and the Representative to the Escrow Agent ("SETTLEMENT INSTRUCTIONS") which shall, in accordance with and subject to the terms of the written settlement agreement, instruct the Escrow Agent either: (i) to release a stated number of Severance Escrow Shares to Parent pursuant to such settlement agreement; and/or (ii) that no action need be taken by the Escrow Agent with respect to such Claim. Upon its receipt of such settlement agreement and Settlement Instructions instructing the Escrow Agent to release Severance Escrow Shares to Parent, the Escrow Agent shall:
(i) immediately release from escrow and transfer to Parent for cancellation that number of Severance Escrow Shares that Parent and the Representative have agreed shall be transferred and forfeited by the Significant Shareholders in such Settlement Instructions, which transferred and forfeited Severance Escrow Shares shall be taken from and forfeited by each of the Significant Shareholders in the manner set forth in Section 1(j) of this Agreement; and (ii) notify the Representative in writing of such transfer and forfeiture of Severance Escrow Shares as promptly as reasonably practicable.

          (e) DETERMINATION OF NUMBER OF SEVERANCE ESCROW SHARES FORFEITED. Any amount of Damages owed to Parent or any Indemnified Person hereunder, determined pursuant to the foregoing provisions of this Section 4 and not paid in cash by the Representative in accordance with the above provisions of this Section 4, shall be immediately payable to Parent out of the Severance Escrow Shares then held by the Escrow Agent, and the forfeited Severance Escrow Shares shall be taken from and forfeited by the Significant Shareholders in the manner set forth in Section 1(j) of this Agreement. For purposes of this Agreement, Severance Escrow Shares shall be deemed to have a per share value equal to the average of the closing prices of Parent Common Stock quoted on the Nasdaq National Market during the ten (10) trading days ending on the Closing Date ("CLOSING PRICE PER SHARE") (such price per share to be adjusted to reflect any Capital Change, whether occurring at or after the Closing Date). Thus, the number of Severance Escrow Shares to be released from escrow, forfeited by the Significant Shareholders and transferred to Parent in satisfaction of a Claim for Damages (whether an Uncontested Claim, a Contested Claim or a Settled Claim) and not paid in cash as provided above shall be the amount of such Damages divided by the Closing Price Per Share (such price per share to be adjusted to reflect any Capital Change, whether occurring at or after the Closing Date).

          (f) MULTIPLE CLAIMS PERMITTED. The assertion of any single Claim for indemnification hereunder shall not bar Parent from asserting any other Claims hereunder.

     5. LIMITATION OF ESCROW AGENT'S LIABILITY.

          (a) LIMITATION OF LIABILITY. The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct, fraud or gross negligence. The Escrow Agent shall have no duty to inquire into or investigate the validity, accuracy or content of any document delivered to it. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement. In all questions arising under this Agreement, the Escrow Agent may rely on the advice or opinion of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the implied duty of good faith and fair dealing.

          (b) RESOLUTION OF CONFLICTING DEMANDS. In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent with respect to the Escrow Account, the Escrow Agent shall have the absolute right, at the Escrow Agent's election, to do any or all of the following: (i) resign so a successor can be appointed pursuant to Section 10 of this Agreement; (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves; or (iii) give written notice to the other parties that it has received conflicting instructions from Parent and the Representative and is refraining from taking action until it receives instructions consented to in writing by both Parent and the Representative. In the event an interpleader suit as described in clause (ii) above is brought, the Escrow Agent shall thereby be fully released and discharged from all further obligations imposed upon it under this Agreement with respect to the matters that are the subject of such interpleader suit, and Parent shall pay the Escrow Agent all costs, expenses and reasonable attorneys' fees expended or incurred by the Escrow Agent pursuant to the exercise of Escrow Agent's rights under this Section 5(b) (such costs, fees and expenses shall be treated as extraordinary fees and expenses for the purposes of Section 9 of this Agreement). Parent shall be entitled to reimbursement from the Significant Shareholders of any extraordinary fees and expenses of Escrow Agent in the event Parent prevails in such dispute pursuant to Section 9 of this Agreement.

          (c) INDEMNIFICATION. Each party to this Agreement other than the Escrow Agent (each an "INDEMNIFYING PARTY" and together the "INDEMNIFYING PARTIES"), hereby jointly and severally covenants and agrees to reimburse, indemnify and hold harmless Escrow Agent, the Escrow Agent's officers, directors, employees, counsel and agents (severally and collectively, "ESCROW AGENT"), from and against any loss, damage, liability or loss suffered, incurred by, or asserted against Escrow Agent (including amounts paid in settlement of any action, suit, proceeding, or claim brought or threatened to be brought and including reasonable expenses of legal counsel) arising out of, in connection with or based upon, any act or omission by Escrow Agent (not involving gross negligence, willful misconduct or fraud on Escrow Agent's part) relating in any way to this Agreement or the Escrow Agent's services hereunder. The aggregate liability of the Significant Shareholders to the Escrow Agent under this indemnity shall be limited to the Severance Escrow Shares then in escrow hereunder. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Any Indemnifying Party who reimburses or indemnifies the Escrow Agent pursuant to this Section 5(c) shall have a right to seek contribution from any and all other Indemnifying Parties according to their relative fault.

          (d) DEFENSE. Each Indemnifying Party may participate at its own expense in the defense of any claim or action that may be asserted against Escrow Agent, and if the Indemnifying Parties so elect, the Indemnifying Parties may assume the defense of such claim or action; PROVIDED, HOWEVER, that if there exists a conflict of interest that would make it inappropriate, in the sole discretion of the Escrow Agent, for the same counsel to represent both Escrow Agent and the Indemnifying Parties, Escrow Agent's retention of separate counsel shall be reimbursable as hereinabove provided. Escrow Agent's right to indemnification hereunder shall survive Escrow Agent's resignation or removal as Escrow Agent and shall survive the termination of this Agreement by lapse of time or otherwise.

          (e) NOTICE TO INDEMNIFYING PARTIES. The Escrow Agent shall notify each Indemnifying Party by letter, or by telephone or telecopy confirmed by letter, of any receipt by Escrow Agent of a written assertion of a claim against Escrow Agent, or any action commenced against Escrow Agent, for which indemnification is required under Section 5(c) of this Agreement, within ten
(10) days after Escrow Agent's receipt of written notice of such claim. The Indemnifying Parties will be relieved of their indemnification obligations under this Section 5 if Escrow Agent fails to timely give such notice and such failure adversely affects the Indemnifying Parties' ability to defend such claim. However, Escrow Agent's failure to so notify each Indemnifying Party shall not operate in any manner whatsoever to relieve an Indemnifying Party from any liability that it may have otherwise than on account of this
Section 5.

          (f) USE OF AGENTS. The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys and shall be entitled to consult with its legal counsel, including in-house legal counsel, as to any questions or matters arising hereunder and the reasonable, good faith written opinion of such legal counsel shall be full and complete authorization and protection to Escrow

Agent in respect of any act or omission by Escrow Agent undertaken in good faith and in accordance with the opinion of such legal counsel. Nothing in this Agreement shall be deemed to impose upon Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction other than the State of California.

     6. SIGNIFICANT SHAREHOLDERS' REPRESENTATIVE. For purposes of this Agreement, the Significant Shareholders hereby consent to the appointment of the Representative (and any replacement hereunder), as representative of the Significant Shareholders, and as the agent and attorney-in-fact for and on behalf of each Significant Shareholder, and, subject to the express limitations set forth below, the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative under this Agreement, including, without limitation, the exercise of the power to (i) authorize delivery to Parent of the Severance Escrow Shares, or any portion thereof, in satisfaction of Claims, (ii) agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such Claims, (iii) take all actions necessary in connection with the waiver of any condition to the obligations of the Significant Shareholders under this Agreement, (iv) waive any right of the Significant Shareholders, (v) give and receive all notices required to be given under this Agreement, (vi) resolve any Claims and (vii) take all actions necessary in the sole judgment of the Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement. The Representative shall have unlimited authority and power to act on behalf of each Significant Shareholder with respect to this Agreement and the disposition, settlement or other handling of all Claims, rights or obligations arising under this Agreement so long as all Significant Shareholders are treated in the same manner. The Significant Shareholders shall be bound by all actions taken by the Representative in connection with this Agreement. Parent shall be entitled to rely on any action or decision of the Representative, and no Significant Shareholder shall have any cause of action against the Representative for any action taken, decision made or instruction given by the Representative under this Agreement, except for fraud, gross negligence or willful misconduct (including willful breach of this Agreement) by the Representative. In performing the functions specified in this Agreement, the Representative shall not be liable to the Significant Shareholders in the absence of fraud, gross negligence or willful misconduct (including willful breach of this Agreement). In the event that Representative dies, becomes unable to perform the responsibilities hereunder or resigns as the Representative hereunder, a substitute representative shall be appointed by the holders of a majority of the Severance Escrow Shares to act as the Representative of the Significant Shareholders hereunder. The Representative may resign as the Representative hereunder, effective upon a new representative being appointed in writing by Significant Shareholders who beneficially own a majority of the Severance Escrow Shares. The Representative shall not be entitled to receive any compensation from Parent or the Significant Shareholders in connection with this Agreement. Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken pursuant to the terms of this Agreement shall be paid by the Significant Shareholders to the Representative in proportion to their percentage interests in the Severance Escrow Shares set forth on EXHIBIT A. Parent agrees that, in acting as Representative hereunder and performing his obligations as a Representative hereunder, the Representative shall not be deemed to have violated any fiduciary or similar duties (if any) that the Representative may owe to Parent by virtue of his position(s) with Parent or its subsidiaries. Each of the Significant Shareholders agree to indemnify and hold the Representative harmless from and against all loss, liability, damages, cost or expense (including but not limited to reasonable attorneys' and experts' fees and court costs) incurred by the Representative in connection with the performance of the Representative's duties and obligations under this Agreement (other than any loss, liability, damages, cost or expense incurred through acts or omissions constituting gross negligence or willful misconduct on the Representative's part). The provisions of this Section are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by each Significant Shareholder to the Representative and shall be binding upon the executors, heirs, legal representatives and successors of each Significant Shareholder and any references in this Agreement to a Significant Shareholder shall include the successor to the Significant Shareholders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

     7. NOTICES. All notices, instructions and other communications required or permitted to be given hereunder or necessary or convenient in connection herewith must be in writing and shall be deemed delivered (i) when personally served or when delivered by telex or facsimile as evidenced by confirmation showing successful transmission (to the telex or facsimile number of the person to whom the notice is given), (ii) when delivered by an overnight courier service as shown by the records of such delivery service, or (iii) on the earlier of actual receipt or the third business day following the date on which the notice is deposited in the United States mail, first class certified or registered mail, postage prepaid, addressed as follows:

If to the Escrow Agent: State Street Bank and Trust Company of California, N.A.
                        633 West 5th Street, 12th floor
                        Los Angeles, CA 90071
                        Attn: Corporate Trust Administration (Silicon Image/CMD
                              2001 Severance Indemnification Escrow)
                        Fax Number: (213) 362-7357
                        Phone Number: (213) 362-7369

If to Parent:           Silicon Image, Inc.
                        1060 East Arques Ave.
                        Sunnyvale, CA 94086
                        Attention:  General Counsel
                        Fax Number:  (408) 830-9531
                        Phone Number (408) 616-4000

With a copy to:         Fenwick & West LLP
                        Two Palo Alto Square, Suite 800
                        Palo Alto, California 94306
                        Attention:  David Michaels, Esq.
                        Fax Number:  (650) 494-1417
                        Phone Number:  (650) 494-0600

If to Representative:   Roger Wang
                        12 Spring Grove
                        Irvine, CA 92620

With a copy to:         Paul, Hastings,
                        Janofsky & Walker LLP
                        695 Town Center Drive, 17th Floor

                        Costa Mesa, CA 92626
                        Attention:  William Simpson, Esq.
                        Fax Number: (714) 979-1921
                        Phone Number:  (714) 668-6200

or to such other address as Parent, the Representative or the Escrow Agent, as the case may be, designates in a writing delivered to each of the other parties hereto in accordance with this Section 7. Notwithstanding the foregoing, notices and the like addressed to the Escrow Agent shall be effective only upon receipt. The Escrow Agent may assume without inquiry (unless the Escrow Agent has written notice to the contrary) that notices received by it which are also required to be delivered to another party have, in fact, been delivered to such other party.

     8. GENERAL.

          (a) GOVERNING LAW; ASSIGNS. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to conflicts of law principles and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

          (b) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (c) ENTIRE AGREEMENT. As between Company and the Significant Shareholders, except as otherwise provided in the Plan, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof. As between the Escrow Agent and the other parties hereto, all such parties agree that, as set forth in Section 11 of this Agreement, the Escrow Agent's duties are defined only in this Agreement, any contrary provisions of the Plan notwithstanding.

          (d) WAIVERS. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

          (e) TAX IDENTIFICATION NUMBERS. If applicable, each party hereto, other than the Escrow Agent, by delivering, as appropriate IRS Form W-9 or W-8, shall provide the Escrow Agent with its Tax Identification Number (TIN) as assigned by the Internal Revenue Service prior to the execution of this Agreement.

          (f) AGENTS. Unless expressly provided otherwise herein, any actions to be taken by Parent hereunder may also be taken by Parent's attorneys or agents.

     9. COMPENSATION AND EXPENSES OF ESCROW AGENT. All fees and expenses of the Escrow Agent incurred in the ordinary course of performing its responsibilities hereunder shall be paid by Parent upon receipt of a written invoice by Escrow Agent. Any extraordinary fees and expenses, including without limitation any fees or expenses (including the fees or expenses of outside counsel to the Escrow Agent) incurred by the Escrow Agent in connection with a dispute over the distribution of Severance Escrow Shares or the validity of a Notice of Claim, shall be paid by Parent upon receipt of a written invoice by Escrow Agent; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Significant Shareholders shall be liable for any extraordinary fees and expenses of the Escrow Agent arising in connection with a dispute hereunder, in the event that Parent prevails in such dispute, PROVIDED such liability shall not exceed the value of the Severance Escrow Shares then in escrow. The Escrow Agent shall have no duty to solicit any payments which may be due it hereunder.

     10. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice of its resignation to the parties to this Agreement, specifying a date not less than thirty (30) days following such notice date of when such resignation shall take effect. Parent shall designate a successor Escrow Agent prior to the expiration of such thirty (30) day period by giving written notice to the escrow agent and the Representative. Parent may appoint a successor Escrow Agent without the consent of the Representative or the Significant Shareholders so long as such successor is a bank which, together with its parent, has assets of at least $100 million, and may appoint any other successor Escrow Agent with the consent of the Representative, which shall not be unreasonably withheld. If no successor escrow agent is named by Parent, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. The Escrow Agent shall promptly transfer the Severance Escrow Shares to such designated successor.

     11. LIMITATION OF RESPONSIBILITY. The Escrow Agent's duties are limited to those set forth in this Agreement, and Escrow Agent, acting as such under this Agreement, is not charged with knowledge of or any duties or responsibilities under any other document or agreement, including without limitation the Plan. Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. Nothing in this Escrow Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction other than the State of California. Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Escrow Agreement or of any agreement amendatory or supplemental hereto. In no event shall the Escrow Agent have any duty or obligation to determine or enforce compliance with the requirements of any agreement or instrument other than this Agreement (including without limitation the Plan).

     1. FORCE MAJEURE. Neither Parent nor the Representative nor the Significant Shareholders nor Escrow Agent shall be responsible for any delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

     13. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

     24. AMENDMENT. This Agreement may be amended by the written agreement of Parent, the Escrow Agent and the Representative, provided that, if the Escrow Agent does not agree to an amendment agreed upon by Parent and the Representative, the Escrow Agent shall resign and Parent shall appoint a successor Escrow Agent in accordance with Section 10 above. No amendment of the Plan shall increase Escrow Agent's responsibilities or liability hereunder without Escrow Agent's written agreement.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

PARENT:                                       REPRESENTATIVE:

SILICON IMAGE, INC.


By:  /s/ Dan Atler                            By:  /s/ Chie-Ning Wang
     ---------------------------------             ----------------------------

Name:  Dan Atler                              Name: Chie-Ning Wang
       -------------------------------              ---------------------------

Title:  Chief Financial Officer
        ------------------------------


ESCROW AGENT:

STATE STREET BANK AND TRUST COMPANY OF
CALIFORNIA, N.A.

By:  /s/ Scott Emmons
     ---------------------------------
     Authorized Signatory


SIGNIFICANT SHAREHOLDERS:


Simon Huang and Mary Huang Family Trust, dated September 15, 1993


By:  /s/ Simon Huang                             By:  /s/ Mary Huang
       -------------------------------              ---------------------------
      Simon Huang, Trustee                          Mary Huang, Trustee


Wen Hai Chu Trust, dated January 11, 1994


By:  /s/ Wen Hai Chu
     ---------------------------------
      Wen Hai Chu, Trustee


Thomas C. Chen and Sonia L. Chen Family Trust, dated November 3, 1993


By:  /s/ Thomas C. Chen
     ---------------------------------
      Thomas C. Chen, Trustee


Chie-Ning Wang and Roberta Wang Family Trust, dated December 21, 1983


By:  /s/ Chie-Ning Wang
     ---------------------------------
      Chie-Ning Wang, Trustee


                 [Signature Page to Severance Escrow Agreement]

                                    EXHIBIT A

                               TO ESCROW AGREEMENT


                                                                    INITIAL             SIGNIFICANT SHAREHOLDER'S
SIGNIFICANT SHAREHOLDER                                     SEVERANCE ESCROW SHARES        PERCENTAGE INTEREST
-----------------------                                     -----------------------      ------------------------
Ching-Hsiang ("Simon") Huang and Mary Huang, as
Co-Trustees of the Simon Huang and Mary Huang Family                150,000                        25%
Trust, dated September 15, 1993
9 Kent
Irvine, CA 92715

Taxpayer ID#:     ###-##-####
             ----------------

Wen Hai Chu, as Trustee of the Wen Hai Chu Trust, dated
January 11, 1994                                                    150,000                        25%
3851 Salem
Irvine, CA 92714

Taxpayer ID#:     ###-##-####
             ----------------

Thomas C. Chen and Sonia L. Chen, as Trustees of the
Thomas C. Chen and Sonia L. Chen Family Trust, dated                150,000                        25%
November 3, 1993
175 Starlight Dr.
Anaheim, CA 92807

Taxpayer ID#:     ###-##-####
             ----------------

Chie-Ning Wang and Roberta Wang, as Trustees of the
Chie-Ning Wang and Roberta Wang Family Trust, dated                 150,000                        25%
December 21, 1983
12 Spring Grove
Irvine, CA 92620

Taxpayer ID#:     ###-##-####
             ----------------

Closing Price Per Share = $5.032

                                    EXHIBIT B

                               TO ESCROW AGREEMENT

                       INDIVIDUALS WITH COMPANY AGREEMENTS


                                  Andrews, Kirk E.
                                  Bistline, William J.
                                  Blaalid, Jeffrey
                                  Calvert, Kevin J.
                                  Cmaylo, Peter J.
                                  Guy, David
                                  Haske, Edward E.
                                  Horton, Brian
                                  Huang, Jiunn-Mo
                                  Keats, Dennis
                                  Kiehn, Alan D.
                                  O'Dell, Mark R.
                                  Liu, Raymond C.
                                  Rudy, Robert J.
                                  Striebich, David
                                  Sutherland, Terry
                                  Turner, John R.
                                  Wilcox, Richard J.

                                    EXHIBIT C

                               TO ESCROW AGREEMENT


                           STOCK POWER AND ASSIGNMENT
                            SEPARATE FROM CERTIFICATE

         In connection with the Agreement and Plan of Reorganization (the "PLAN") dated as of June 1, 2001, by and among Silicon Image, a Delaware corporation ("PARENT"), Duke Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("MERGER SUB"), CMD Technology Inc., a California corporation ("COMPANY"), and the principal shareholders of Company, and the merger of Merger Sub with and into Company pursuant to the Plan (the "MERGER"), the undersigned is receiving shares of Parent Common Stock in exchange for the shares of Company Common Stock held by the undersigned prior to the Merger.

         FOR VALUE RECEIVED, and pursuant to the Plan and that certain Severance Indemnification and Escrow Agreement dated as of June 7, 2001 executed in connection therewith (the "ESCROW AGREEMENT"), the undersigned hereby assigns and transfers unto State Street Bank and Trust Company of California, N.A., as Escrow Agent (the "ESCROW AGENT") pursuant to the Plan and the Escrow Agreement, __________ shares (the "SHARES") of the Common Stock of Parent, as presently constituted.

         The undersigned hereby irrevocably appoints the Escrow Agent, as attorney-in-fact, with full power of substitution and re-substitution, to hold such Shares in escrow and to transfer such shares on the books of Parent solely in accordance with the terms and conditions of the Escrow Agreement.

Dated:  ________________, _____

                                SHAREHOLDER



                                By:
                                    --------------------------------

                                Name:
                                      ------------------------------

                                Title:
                                       -----------------------------

EXCLUDED EXHIBITS

     The following exhibits to the Agreement and Plan of Reorganization dated June 1, 2001 among Silicon Image, Inc., Duke Acquisition Corp., CMD Technology Inc. and certain shareholders of CMD Technology Inc. have been omitted from this filing: Exhibit A-1 (Agreement of Merger); Exhibit A-2 (Certificate of Merger); Exhibit B (Investment Representation Letter); Exhibit C-1 (Articles of Incorporation of Surviving Corporation); Exhibit C-2 (Bylaws of Surviving Corporation); Exhibit G (Opinion of Fenwick & West LLP); Exhibit H (Opinion of Paul, Hastings, Janofsky & Walker LLP); Exhibit I-1 (Employees to Sign Employment Offer Letter); Exhibit I-2 (Form of Employment Offer Letter); Exhibit J-1 (Individuals to Sign Noncompetition Agreement); Exhibit J-2 (Form of Noncompetition Agreement); Exhibit K-1 (Employees to Sign Severance Amendments); and Exhibit K-2 (Form of Severance Amendment). Silicon Image, Inc. hereby agrees to furnish supplementally to the Commission any omitted exhibit upon request.